CONTRATO DE FIDEICOMISO IRREVOCABLE DE EMISION, ADMINISTRACION Y PAGO

DISTRIBUIDORA NACIONAL DE VIDRIO, S.A. DE C.V.

VITRO FLOTADO CUBIERTAS, S.A. DE C.V.

VITRO AUTOMOTRIZ, S.A. DE C.V.

VITRO VIDRIO Y CRISTAL, S.A. DE C.V.

(FIDEICOMITENTES Y FIDEICOMISARIOS EN TERCER LUGAR)

BANCO INVEX, S.A.,

INSTITUCION DE BANCA MULTIPLE,

INVEX GRUPO FINANCIERO,

FIDUCIARIO

(FIDUCIARIO)

 INDICE

DECLARACIONES
I. Declaraciones de Dinavisa
II. Declaraciones de VFC
III. Declaraciones de VAU
IV. Declaraciones de VVC
V. Declaraciones del Fiduciario
Clausula 1. Definiciones
Clausula 2. Constitucion; Cesion Inicial de Derechos al Cobro.
Clausula 3. Partes del Fideicomiso
Clausula 4. Patrimonio del Fideicomiso
Clausula 5. Fines del Fideicomiso
Clausula 6. Contratos de Cesion; Contratos de Administracion
A. Contrato de Cesion
B. Cobranza de los Derechos al Cobro
C. Contrato de Administracion
D. Contratos de Servicios
Clausula 7. Cuentas del Patrimonio del Fideicomiso
A. Cuentas de Ingresos.
B. Fondo de Mantenimiento de la Emision
C. Fondo de Reserva
D. Fondo General
E. Cuenta de la Garantia
F. Cambios de Divisas
G. Estados de Cuenta
Clausula 8. Prelacion de Erogaciones
A. Recursos Provenientes de la Emision de Valores
B. Recursos Provenientes de los Derechos al Cobro Cedidos
Clausula 9. Inversiones Permitidas
Clausula 10. Emision de los Valores
Clausula 11. Caracteristicas de los Valores; Decisiones de Tenedores; Subordinacion
A. Caracteristicas Especificas de los Valores.
B. Decisiones de Tenedores
C. Subordinacion
Clausula 12. Amortizacion de los Valores
A. Amortizacion de los Valores Preferentes
B. Amortizacion de los Valores Subordinados
Clausula 13. Obligaciones de los Fideicomitentes
Clausula 14. Obligaciones del Fiduciario
Clausula 15. Comite Tecnico
A. Comite Tecnico Inicial
1. Establecimiento del Comite Tecnico Inicial
2. Nombramiento de los Miembros del Comite Tecnico
3. Facultades del Comite Tecnico Inicial
4. Terminacion de Funciones del Comite Tecnico Inicial
B. Comite Tecnico Permanente
1. Establecimiento del Comite Tecnico Permanente
2. Nombramiento de los Miembros del Comite Tecnico Permanente
C. Funcionamiento del Comite Tecnico
Clausula 16. Defensa del Patrimonio del Fideicomiso; Responsabilidades del Fiduciario
Clausula 17. Indemnizacion al Fiduciario
Clausula 18. Honorarios y Gastos del Fiduciario
Clausula 19. Modificaciones
Clausula 20. Obligaciones Fiscales
Clausula 21. Sustitucion del Fiduciario; Causahabientes y Cesionarios
Clausula 22. Prohibiciones Legales
Clausula 23. Vigencia, Irrevocabilidad y Extincion
Clausula 24. Notificaciones
Clausula 25. Jurisdiccion; Legislacion Aplicable
TRANSLATION

CONTRATO DE FIDEICOMISO IRREVOCABLE DE EMISION, ADMINISTRACION Y PAGO

CONTRATO DE FIDEICOMISO IRREVOCABLE DE EMISION, ADMINISTRACION Y PAGO No. 486, que con fecha 3 de agosto de 2005, celebran:

A. En calidad de fideicomitentes y fideicomisarios en tercer lugar:

(i) Distribuidora Nacional de Vidrio, S.A. de C.V. ("Dinavisa"), representada en este acto por los senores Ramon Alberto Leal Chapa y Francisco Juan Garza Barbosa;

(ii) Vitro Flotado Cubiertas, S.A. de C.V. ("VFC"), representada en este acto por los senores Ramon Alberto Leal Chapa y Francisco Juan Garza Barbosa;

(ii) Vitro Automotriz, S.A. de C.V. ("VAU"), representada en este acto por los senores Ramon Alberto Leal Chapa y Francisco Juan Garza Barbosa, y

(iv) Vitro Vidrio y Cristal, S.A. de C.V. ("VVC"), representada en este acto por los senores Ramon Alberto Leal Chapa y Francisco Juan Garza Barbosa

(cada una de las anteriores sociedades y sus respectivos causahabientes o cesionarios permitidos sera identificada individualmente como un "Fideicomitente" y conjuntamente como los "Fideicomitentes" o los "Fideicomisarios en Tercer Lugar"), y

B. En calidad de fiduciario:

Banco Invex, S.A., Institucion de Banca Multiple, Invex Grupo Financiero, Fiduciario (el "Fiduciario"), representado en este acto por el senor Ricardo Calderon Arroyo,

conforme a los siguientes antecedentes, declaraciones y clausulas:

DECLARACIONES

 I. Declaraciones de Dinavisa. Dinavisa declara que:

a) Es una sociedad debidamente constituida y existente conforme a las leyes de los Estados Unidos Mexicanos, segun consta en la escritura publica No. 4,948, de fecha 3 de febrero de 1992, otorgada ante la fe del licenciado Oscar Elizondo Garza, Notario Publico No. 25 de Monterrey, Nuevo Leon, inscrita en el Registro Publico de Comercio Primer Distrito, de Monterrey, Nuevo Leon, bajo el folio mercantil No. 814, Folio 3, Volumen 373, Libro No. 3, copia de la cual se anexa al presente como Anexo "A";

b) Mediante resolucion debidamente adoptada por su consejo de administracion de fecha 13 de julio de 2005, segun consta en el acta cuya copia se agrega al presente como Anexo "B", se aprobo, entre otras cosas, (i) la celebracion del presente Contrato, y los demas Documentos de la Operacion de los que es parte y la realizacion de los demas actos a que los mismos se refieren, y (ii) la transmision de los Derechos al Cobro Dinavisa al Patrimonio del Fideicomiso;

c) Sus representantes cuentan con las facultades suficientes para celebrar el presente Contrato en su nombre y representacion y obligarla en sus terminos, segun consta en la escritura publica No. 16,350, de fecha 28 de julio de 2005, otorgada ante la fe del licenciado Oscar Elizondo Garza, Notario Publico No. 25 de Monterrey, Nuevo Leon, copia de la cual se anexa al presente como Anexo "B";

d) La celebracion del presente Contrato y de los demas Documentos de la Operacion de los que es parte y el cumplimiento por su parte de las obligaciones contenidas en los mismos, incluyendo, de manera enunciativa mas no limitativa, la cesion de Derechos al Cobro Dinavisa no contraviene (i) su objeto social o sus estatutos, (ii) cualquier contrato, convenio, acuerdo u otro instrumento del cual sea parte o al que este sujeta cuyo incumplimiento pudiere tener un efecto directo, sustancial y adverso en las operaciones contempladas en el presente Contrato o en cualquiera de los demas Documentos de la Operacion de los que es parte, excepto por aquellos acuerdos con Clientes que imponen limitaciones o requisitos relativos a la cesion de los Derechos al Cobro Dinavisa, mismos que seran satisfechos con anterioridad o simultaneamente a la cesion conforme a lo establecido en el presente Contrato y en el Contrato de Cesion, o (iii) cualquier ley, reglamento o decreto que resulte aplicable;

e) No se encuentra en estado de insolvencia o liquidacion y no ha iniciado ni tiene conocimiento de que se haya iniciado procedimiento alguno tendiente a declararla en concurso mercantil o en estado de insolvencia o liquidacion;

f) A esta fecha no se ha presentado, y no tiene conocimiento de que exista amenaza de que vaya a iniciarse alguna accion, demanda, reclamacion, requerimiento o procedimiento ante cualquier organo jurisdiccional, agencia gubernamental o arbitro que (i) afecte o pudiere afectar la legalidad, validez o exigibilidad del presente Contrato o de los demas Documentos de la Operacion de los que es parte o de cualesquiera de sus obligaciones derivadas de o relacionadas con el presente Contrato o con los demas Documentos de la Operacion de los que es parte, (ii) pudiere anular o impedir la cesion de Derechos al Cobro Dinavisa al Patrimonio del Fideicomiso conforme al presente Contrato y al Contrato de Cesion, (iii) pudiere constituir gravamenes o limitaciones de dominio sobre los Derechos al Cobro Dinavisa, (iv) pudiere impugnar o impedir la Emision de los Valores o (v) pudiere traer como consecuencia afectar en forma sustancial y adversa su capacidad para cumplir con sus obligaciones conforme al presente Contrato o los demas Documentos de la Operacion de los que es parte;

g) No ha ocurrido hecho alguno o evento en o antes de la fecha del presente Contrato que tenga o pueda tener un efecto sustancial y adverso en su condicion financiera, y que pudiere afectar directa y adversamente su capacidad para cumplir con sus obligaciones conforme al presente Contrato o los demas Documentos de la Operacion de los que es parte;

h) Este Contrato, y los demas Documentos de la Operacion de los que es parte, constituyen sus obligaciones legales, validas y exigibles;

i) No requiere de permiso o autorizacion alguna, corporativa, gubernamental, o de cualquier otra naturaleza para la celebracion y cumplimiento del presente Contrato o los demas Documentos de la Operacion de los que es parte, asi como para llevar a cabo las operaciones contempladas en los mismos que no haya obtenido a la fecha, excepto por los relativos al perfeccionamiento de la cesion de los Derechos al Cobro Dinavisa, mismos que seran satisfechos conforme a lo establecido en el presente Contrato y en el Contrato de Cesion;

j) Reconoce y acepta que la validez y exigibilidad del presente Contrato y de los demas Documentos de la Operacion de los que es parte y de la cesion y transmision de la propiedad y titularidad de los Derechos al Cobro Dinavisa, son motivo determinante de la voluntad del Fiduciario y de las demas partes del presente Contrato y de los demas Documentos de la Operacion para llevar a cabo la Emision de los Valores;

k) Es legitimo y unico titular de los Derechos al Cobro Dinavisa y sera el unico y legitimo titular de todos los Derechos al Cobro Dinavisa que se identifiquen en las Listas Diarias y que se cedan al Fiduciario durante el Periodo de Revolvencia, incluyendo las Garantias, los Cobros, asi como todos los intereses y demas accesorios que, en su caso, se generen sobre Derechos al Cobro Dinavisa a partir de la fecha de su cesion al Fiduciario;

l) Los Derechos al Cobro Dinavisa que se cedan al Fiduciario durante el Periodo de Revolvencia, junto con sus Garantias, Cobros, y todos los intereses y demas accesorios que, en su caso, se generen sobre los mismos, se encontraran libres de todo gravamen o limitacion de dominio;

m) Los Derechos al Cobro Dinavisa que se cedan al Fiduciario durante el Periodo de Revolvencia, provienen de operaciones legitimas de comercializacion de sus productos y servicios, y

n) Es su deseo celebrar el presente Contrato y obligarse conforme a sus terminos para los fines y efectos previstos en el mismo.

II. Declaraciones de VFC. VFC declara que:

a) Es una sociedad debidamente constituida y existente conforme a las leyes de los Estados Unidos Mexicanos, segun consta en la escritura publica No. 11,284, de fecha 20 de octubre de 2000, otorgada ante la fe del licenciado Oscar Elizondo Garza, Notario Publico No. 25 de Monterrey, Nuevo Leon, inscrita en el Registro Publico de Comercio Primer Distrito, de Monterrey, Nuevo Leon, bajo el folio mercantil No. 3664, Volumen 1, Libro primero, copia de la cual se anexa al presente como Anexo "C";

b) Mediante resolucion debidamente adoptada por su consejo de administracion de fecha 13 de julio de 2005, segun consta en el acta cuya copia se agrega al presente como Anexo "D", se aprobo, entre otras cosas, (i) la celebracion del presente Contrato, y los demas Documentos de la Operacion de los que es parte, y la realizacion de los demas actos a que los mismos se refieren, y (ii) la transmision de los Derechos al Cobro VFC al Patrimonio del Fideicomiso;

c) Sus representantes cuentan con las facultades suficientes para celebrar el presente Contrato en su nombre y representacion y obligarla en sus terminos, segun consta en la escritura publica No. 16,349, de fecha 28 de julio de 2005, otorgada ante la fe del licenciado Oscar Elizondo Garza, Notario Publico No. 25 de Monterrey, Nuevo Leon, copia de la cual se anexa al presente como Anexo "D";

d) La celebracion del presente Contrato y de los demas Documentos de la Operacion de los que es parte y el cumplimiento por su parte de las obligaciones contenidas en los mismos, incluyendo, de manera enunciativa mas no limitativa, la cesion de Derechos al Cobro VFC no contraviene (i) su objeto social o sus estatutos, (ii) cualquier contrato, convenio, acuerdo u otro instrumento del cual sea parte o al que este sujeta cuyo incumplimiento pudiere tener un efecto directo, sustancial y adverso en las operaciones contempladas en el presente Contrato o en cualquiera de los demas Documentos de la Operacion de los que es parte, excepto por aquellos acuerdos con Clientes que imponen limitaciones o requisitos relativos a la cesion de los Derechos al Cobro VFC, mismos que seran satisfechos con anterioridad o simultaneamente a la cesion conforme a lo establecido en el presente Contrato y en el Contrato de Cesion, o (iii) cualquier ley, reglamento o decreto que resulte aplicable;

e) No se encuentra en estado de insolvencia o liquidacion y no ha iniciado ni tiene conocimiento de que se haya iniciado procedimiento alguno tendiente a declararla en concurso mercantil o en estado de insolvencia o liquidacion;

f) A esta fecha no se ha presentado, y no tiene conocimiento de que exista amenaza de que vaya a iniciarse alguna accion, demanda, reclamacion, requerimiento o procedimiento ante cualquier organo jurisdiccional, agencia gubernamental o arbitro que (i) afecte o pudiere afectar la legalidad, validez o exigibilidad del presente Contrato o de los demas Documentos de la Operacion de los que es parte o de cualesquiera de sus obligaciones derivadas de o relacionadas con el presente Contrato o con los demas Documentos de la Operacion de los que es parte, (ii) pudiere anular o impedir la cesion de Derechos al Cobro VFC al Patrimonio del Fideicomiso conforme al presente Contrato y al Contrato de Cesion, (iii) pudiere constituir gravamenes o limitaciones de dominio sobre los Derechos al Cobro VFC, (iv) pudiere impugnar o impedir la Emision de los Valores o (v) pudiere traer como consecuencia afectar en forma sustancial y adversa su capacidad para cumplir con sus obligaciones conforme al presente Contrato o los demas Documentos de la Operacion de los que es parte;

g) No ha ocurrido hecho alguno o evento en o antes de la fecha del presente Contrato que tenga o pueda tener un efecto sustancial y adverso en su condicion financiera, y que pudiere afectar directa y adversamente su capacidad para cumplir con sus obligaciones conforme al presente Contrato o los demas Documentos de la Operacion de los que es parte;

h) Este Contrato, y los demas Documentos de la Operacion de los que es parte, constituyen sus obligaciones legales, validas y exigibles;

i) No requiere de permiso o autorizacion alguna, corporativa, gubernamental, o de cualquier otra naturaleza para la celebracion y cumplimiento del presente Contrato o los demas Documentos de la Operacion de los que es parte, asi como para llevar a cabo las operaciones contempladas en los mismos que no haya obtenido a la fecha, excepto por los relativos al perfeccionamiento de la cesion de los Derechos al Cobro VFC, mismos que seran satisfechos conforme a lo establecido en el presente Contrato y en el Contrato de Cesion;

j) Reconoce y acepta que la validez y exigibilidad del presente Contrato y de los demas Documentos de la Operacion de los que es parte y de la cesion y transmision de la propiedad y titularidad de los Derechos al Cobro VFC, son motivo determinante de la voluntad del Fiduciario y de las demas partes del presente Contrato y de los demas Documentos de la Operacion para llevar a cabo la Emision de los Valores;

k) Es legitimo y unico titular de los Derechos al Cobro VFC y sera el unico y legitimo titular de todos los Derechos al Cobro VFC que se identifiquen en las Listas Diarias y que se cedan al Fiduciario durante el Periodo de Revolvencia, incluyendo las Garantias, los Cobros, asi como todos los intereses y demas accesorios que, en su caso, se generen sobre Derechos al Cobro VFC a partir de la fecha de su cesion al Fiduciario;

l) Los Derechos al Cobro VFC que se cedan al Fiduciario durante el Periodo de Revolvencia, junto con sus Garantias, Cobros, y todos los intereses y demas accesorios que, en su caso, se generen sobre los mismos, se encontraran libres de todo gravamen o limitacion de dominio;

m) Los Derechos al Cobro VFC que se cedan al Fiduciario durante el Periodo de Revolvencia, provienen de operaciones legitimas de comercializacion de sus productos y servicios, y

n) Es su deseo celebrar el presente Contrato y obligarse conforme a sus terminos para los fines y efectos previstos en el mismo.

III. Declaraciones de VAU. VAU declara que:

a) Es una sociedad debidamente constituida y existente conforme a las leyes de los Estados Unidos Mexicanos, segun consta en la escritura publica No. 11,283, de fecha 20 de octubre de 2000, otorgada ante la fe del licenciado Oscar Elizondo Garza, Notario Publico No. 25 de Monterrey, Nuevo Leon, inscrita en el Registro Publico de Comercio Primer Distrito, de Monterrey, Nuevo Leon, bajo el folio mercantil No. 3668, Volumen 1, Libro primero, copia de la cual se anexa al presente como Anexo "E";

b) Mediante resolucion debidamente adoptada por su consejo de administracion de fecha 13 de julio de 2005, segun consta en el acta cuya copia se agrega al presente como Anexo "F", se aprobo, entre otras cosas, (i) la celebracion del presente Contrato, y los demas Documentos de la Operacion de los que es parte, y la realizacion de los demas actos a que los mismos se refieren, y (ii) la transmision de los Derechos al Cobro VAU al Patrimonio del Fideicomiso;

c) Sus representantes cuentan con las facultades suficientes para celebrar el presente Contrato en su nombre y representacion y obligarla en sus terminos, segun consta en la escritura publica No. 16,348, de fecha 28 de julio de 2005, otorgada ante la fe del licenciado Oscar Elizondo Garza, Notario Publico No. 25 de Monterrey, Nuevo Leon, copia de la cual se anexa al presente como Anexo "F";

d) La celebracion del presente Contrato y de los demas Documentos de la Operacion de los que es parte y el cumplimiento por su parte de las obligaciones contenidas en los mismos, incluyendo, de manera enunciativa mas no limitativa, la cesion de Derechos al Cobro VAU no contraviene (i) su objeto social o sus estatutos, (ii) cualquier contrato, convenio, acuerdo u otro instrumento del cual sea parte o al que este sujeta cuyo incumplimiento pudiere tener un efecto directo, sustancial y adverso en las operaciones contempladas en el presente Contrato o en cualquiera de los demas Documentos de la Operacion de los que es parte, excepto por aquellos acuerdos con Clientes que imponen limitaciones o requisitos relativos a la cesion de los Derechos al Cobro VAU, mismos que seran satisfechos con anterioridad o simultaneamente a la cesion conforme a lo establecido en el presente Contrato y en el Contrato de Cesion, o (iii) cualquier ley, reglamento o decreto que resulte aplicable;

e) No se encuentra en estado de insolvencia o liquidacion y no ha iniciado ni tiene conocimiento de que se haya iniciado procedimiento alguno tendiente a declararla en concurso mercantil o en estado de insolvencia o liquidacion;

f) A esta fecha no se ha presentado, y no tiene conocimiento de que exista amenaza de que vaya a iniciarse alguna accion, demanda, reclamacion, requerimiento o procedimiento ante cualquier organo jurisdiccional, agencia gubernamental o arbitro que (i) afecte o pudiere afectar la legalidad, validez o exigibilidad del presente Contrato o de los demas Documentos de la Operacion de los que es parte o de cualesquiera de sus obligaciones derivadas de o relacionadas con el presente Contrato o con los demas Documentos de la Operacion de los que es parte, (ii) pudiere anular o impedir la cesion de Derechos al Cobro VAU al Patrimonio del Fideicomiso conforme al presente Contrato y al Contrato de Cesion, (iii) pudiere constituir gravamenes o limitaciones de dominio sobre los Derechos al Cobro VAU, (iv) pudiere impugnar o impedir la Emision de los Valores o (v) pudiere traer como consecuencia afectar en forma sustancial y adversa su capacidad para cumplir con sus obligaciones conforme al presente Contrato o los demas Documentos de la Operacion de los que es parte;

g) No ha ocurrido hecho alguno o evento en o antes de la fecha del presente Contrato que tenga o pueda tener un efecto sustancial y adverso en su condicion financiera, y que pudiere afectar directa y adversamente su capacidad para cumplir con sus obligaciones conforme al presente Contrato o los demas Documentos de la Operacion de los que es parte;

h) Este Contrato, y los demas Documentos de la Operacion de los que es parte, constituyen sus obligaciones legales, validas y exigibles;

i) No requiere de permiso o autorizacion alguna, corporativa, gubernamental, o de cualquier otra naturaleza para la celebracion y cumplimiento del presente Contrato o los demas Documentos de la Operacion de los que es parte, asi como para llevar a cabo las operaciones contempladas en los mismos que no haya obtenido a la fecha, excepto por los relativos al perfeccionamiento de la cesion de los Derechos al Cobro VAU, mismos que seran satisfechos conforme a lo establecido en el presente Contrato y en el Contrato de Cesion;

j) Reconoce y acepta que la validez y exigibilidad del presente Contrato y de los demas Documentos de la Operacion de los que es parte y de la cesion y transmision de la propiedad y titularidad de los Derechos al Cobro VAU, son motivo determinante de la voluntad del Fiduciario y de las demas partes del presente Contrato y de los demas Documentos de la Operacion para llevar a cabo la Emision de los Valores;

k) Es legitimo y unico titular de los Derechos al Cobro VAU y sera el unico y legitimo titular de todos los Derechos al Cobro VAU que se identifiquen en las Listas Diarias y que se cedan al Fiduciario durante el Periodo de Revolvencia, incluyendo las Garantias, los Cobros, asi como todos los intereses y demas accesorios que, en su caso, se generen sobre Derechos al Cobro VAU a partir de la fecha de su cesion al Fiduciaro;

l) Los Derechos al Cobro VAU que se cedan al Fiduciario durante el Periodo de Revolvencia, junto con sus Garantias, Cobros, y todos los intereses y demas accesorios que, en su caso, se generen sobre los mismos, se encontraran libres de todo gravamen o limitacion de dominio;

m) Los Derechos al Cobro VAU que se cedan al Fiduciario durante el Periodo de Revolvencia, provienen de operaciones legitimas de comercializacion de sus productos y servicios, y

n) Es su deseo celebrar el presente Contrato y obligarse conforme a sus terminos para los fines y efectos previstos en el mismo.

IV. Declaraciones de VVC. VVC declara que:

a) Es una sociedad debidamente constituida y existente conforme a las leyes de los Estados Unidos Mexicanos, segun consta en la escritura publica No. 11,288, de fecha 20 de octubre de 2000, otorgada ante la fe del licenciado Oscar Elizondo Garza, Notario Publico No. 25 de Monterrey, Nuevo Leon, inscrita en el Registro Publico de Comercio Primer Distrito, de Monterrey, Nuevo Leon, bajo el folio mercantil No. 3666, Volumen 1, Libro primero, copia de la cual se anexa al presente como Anexo "G";

b) Mediante resolucion debidamente adoptada por su consejo de administracion de fecha 13 de julio de 2005, segun consta en el acta cuya copia se agrega al presente como Anexo "H", se aprobo, entre otras cosas, (i) la celebracion del presente Contrato, y los demas Documentos de la Operacion de los que es parte, y la realizacion de los demas actos a que los mismos se refieren, y (ii) la transmision de los Derechos al Cobro VVC al Patrimonio del Fideicomiso;

c) Sus representantes cuentan con las facultades suficientes para celebrar el presente Contrato en su nombre y representacion y obligarla en sus terminos, segun consta en la escritura publica No. 16,351, de fecha 28 de julio de 2005, otorgada ante la fe del licenciado Oscar Elizondo Garza, Notario Publico No. 25 de Monterrey, Nuevo Leon, copia de la cual se anexa al presente como Anexo "H";

d) La celebracion del presente Contrato y de los demas Documentos de la Operacion de los que es parte y el cumplimiento por su parte de las obligaciones contenidas en los mismos, incluyendo, de manera enunciativa mas no limitativa, la cesion de Derechos al Cobro VVC no contraviene (i) su objeto social o sus estatutos, (ii) cualquier contrato, convenio, acuerdo u otro instrumento del cual sea parte o al que este sujeta cuyo incumplimiento pudiere tener un efecto directo, sustancial y adverso en las operaciones contempladas en el presente Contrato o en cualquiera de los demas Documentos de la Operacion de los que es parte, excepto por aquellos acuerdos con Clientes que imponen limitaciones o requisitos relativos a la cesion de los Derechos al Cobro VVC, mismos que seran satisfechos con anterioridad o simultaneamente a la cesion conforme a lo establecido en el presente Contrato y en el Contrato de Cesion, o (iii) cualquier ley, reglamento o decreto que resulte aplicable;

e) No se encuentra en estado de insolvencia o liquidacion y no ha iniciado ni tiene conocimiento de que se haya iniciado procedimiento alguno tendiente a declararla en concurso mercantil o en estado de insolvencia o liquidacion;

f) A esta fecha no se ha presentado, y no tiene conocimiento de que exista amenaza de que vaya a iniciarse alguna accion, demanda, reclamacion, requerimiento o procedimiento ante cualquier organo jurisdiccional, agencia gubernamental o arbitro que (i) afecte o pudiere afectar la legalidad, validez o exigibilidad del presente Contrato o de los demas Documentos de la Operacion de los que es parte o de cualesquiera de sus obligaciones derivadas de o relacionadas con el presente Contrato o con los demas Documentos de la Operacion de los que es parte, (ii) pudiere anular o impedir la cesion de Derechos al Cobro VVC al Patrimonio del Fideicomiso conforme al presente Contrato y al Contrato de Cesion, (iii) pudiere constituir gravamenes o limitaciones de dominio sobre los Derechos al Cobro VVC, (iv) pudiere impugnar o impedir la Emision de los Valores o (v) pudiere traer como consecuencia afectar en forma sustancial y adversa su capacidad para cumplir con sus obligaciones conforme al presente Contrato o los demas Documentos de la Operacion de los que es parte;

g) No ha ocurrido hecho alguno o evento en o antes de la fecha del presente Contrato que tenga o pueda tener un efecto sustancial y adverso en su condicion financiera, y que pudiere afectar directa y adversamente su capacidad para cumplir con sus obligaciones conforme al presente Contrato o los demas Documentos de la Operacion de los que es parte;

h) Este Contrato, y los demas Documentos de la Operacion de los que es parte, constituyen sus obligaciones legales, validas y exigibles;

i) No requiere de permiso o autorizacion alguna, corporativa, gubernamental, o de cualquier otra naturaleza para la celebracion y cumplimiento del presente Contrato o los demas Documentos de la Operacion de los que es parte, asi como para llevar a cabo las operaciones contempladas en los mismos que no haya obtenido a la fecha, excepto por los relativos al perfeccionamiento de la cesion de los Derechos al Cobro VVC, mismos que seran satisfechos conforme a lo establecido en el presente Contrato y en el Contrato de Cesion;

j) Reconoce y acepta que la validez y exigibilidad del presente Contrato y de los demas Documentos de la Operacion de los que es parte y de la cesion y transmision de la propiedad y titularidad de los Derechos al Cobro VVC, son motivo determinante de la voluntad del Fiduciario y de las demas partes del presente Contrato y de los demas Documentos de la Operacion para llevar a cabo la Emision de los Valores;

k) Es legitimo y unico titular de los Derechos al Cobro VVC y sera el unico y legitimo titular de todos los Derechos al Cobro VVC que se identifiquen en las Listas Diarias y que se cedan al Fiduciario durante el Periodo de Revolvencia, incluyendo las Garantias, los Cobros, asi como todos los intereses y demas accesorios que, en su caso, se generen sobre Derechos al Cobro VVC, a partir de la fecha de su cesion al Fiduciario;

l) Los Derechos al Cobro VVC que se cedan al Fiduciario durante el Periodo de Revolvencia, junto con sus Garantias, Cobros, y todos los intereses y demas accesorios que, en su caso, se generen sobre los mismos, se encontraran libres de todo gravamen o limitacion de dominio;

m) Los Derechos al Cobro VVC que se cedan al Fiduciario durante el Periodo de Revolvencia, provienen de operaciones legitimas de comercializacion de sus productos y servicios, y

n) Es su deseo celebrar el presente Contrato y obligarse conforme a sus terminos para los fines y efectos previstos en el mismo.

V. Declaraciones del Fiduciario. El Fiduciario declara que:

a) Es una Institucion de Banca Multiple, debidamente constituida y existente conforme a las leyes de los Estados Unidos Mexicanos, con facultades suficientes para celebrar el presente Contrato y obligarse conforme a sus terminos;

b) Su representante cuenta con las facultades suficientes para celebrar el presente Contrato en su nombre y representacion y obligarla en sus terminos, segun consta en la escritura publica No. 7,039, de fecha 19 de abril de 2004, otorgada ante la fe del licenciado Jose Antonio Manzanero Escutia, Notario Publico No. 138 del Distrito Federal, inscrita en el Registro Publico de Comercio del Distrito Federal, bajo el folio mercantil No. 187,201, copia de la cual se anexa al presente como Anexo "I";

c) Esta legalmente autorizado para actuar con el caracter de Institucion de Credito, y conforme a sus estatutos sociales, esta autorizado para prestar servicios fiduciarios y para celebrar el presente Contrato y los demas Documentos de la Operacion;

d) La celebracion del presente Contrato y el cumplimiento por su parte de las obligaciones contenidas en el mismo, no contraviene su objeto social ni la legislacion aplicable, ni los contratos o compromisos de los que es parte;

e) No se encuentra en estado de insolvencia o liquidacion y no ha iniciado ni tiene conocimiento de que se haya iniciado ningun procedimiento tendiente a declararlo en estado de insolvencia o liquidacion, incluyendo sin limitacion, concurso mercantil;

f) No tiene conocimiento de la existencia de procedimiento o averiguacion alguna en su contra o que pretenda iniciarse en su contra ante cualquier tribunal con jurisdiccion sobre el Fiduciario que tenga como objetivo (i) impugnar la validez o anular el presente Contrato o cualquiera de los demas Documentos de la Operacion o la Emision de los Valores, u (ii) obtener una resolucion que pueda traer como consecuencia un efecto adverso en la capacidad del Fiduciario de cumplir con sus obligaciones conforme al presente Contrato;

g) Este Contrato, y los demas Documentos de la Operacion de los cuales es parte, constituyen sus obligaciones legales, validas y exigibles;

h) No requiere de ningun permiso o autorizacion, corporativa, gubernamental o de cualquier otra naturaleza para la celebracion y cumplimiento del presente Contrato o de los demas Documentos de la Operacion, asi como para llevar al cabo las operaciones contempladas en el presente Contrato, distintas de las que ha obtenido y se encuentran en pleno vigor y efecto;

i) En cumplimiento de los fines de este Fideicomiso suscribira los instrumentos que documenten los Valores Preferentes y los Valores Subordinados, en su caso;

k) Con fecha 14 de julio de 2005 solicito a la Comision Nacional Bancaria y de Valores la inscripcion de la emision de los Valores Preferentes y de los Valores Subordinados en la Seccion Especial del Registro Nacional de Valores, y

l) Es su deseo celebrar el presente Contrato y obligarse conforme a sus terminos para los fines y efectos previstos en el mismo.

 En virtud de lo anterior, las partes otorgan con las siguientes:

CLAUSULAS

 Clausula 1. Definiciones. Los terminos que se utilizan con mayuscula inicial en este Contrato, tienen el significado que se les atribuye a continuacion:

 "Administrador", significa Dinavisa, VFC, VAU o VVC, segun corresponda, en caracter de administrador de los Derechos al Cobro que cada uno de ellos ceda al Fideicomiso.

 "Administrador Maestro", significa Finacity, en caracter de comisionista y administrador de los Derechos al Cobro conforme a lo que se establece en el Contrato de Administracion y los Contratos Maestros de Servicios.

 "Administrador Maestro Sustituto", significa cualquier Persona que cuente con la experiencia y capacidad operativa necesaria para celebrar con el Fiduciario y los Fideicomitentes el Contrato de Administracion y los Contratos Maestros de Servicios en caso de que se de la sustitucion del Administrador Maestro, de conformidad con instrucciones escritas del Comite Tecnico conforme a la Clausula 6.

 "Administrador Sustituto", significa cualquier Persona que cuente con la experiencia y capacidad operativa necesaria para celebrar con el Fiduciario y los Fideicomitentes el Contrato de Servicios en caso de que se de la sustitucion del Administrador, de conformidad con instrucciones escritas del Comite Tecnico conforme a la Clausula 6.

 "Afiliada", significa con respecto a cualquier Persona, cualquier otra Persona que, directa o indirectamente la Controle, sea Controlada por ella, o que junto con la primera Persona mencionada se encuentre bajo el Control comun de un tercero.

 "Aforo", tiene el significado que se atribuye a dicho termino en el Contrato de Cesion.

 "Agencia Calificadora", significa Standard & Poor's, S.A. de C.V., sus subsidiarias o la entidad que la sustituya en Mexico.

 "Agente Estructurador", significa Finacity, en caracter de agente estructurador.

 "Auditor Externo", significa el despacho de contadores publicos Deloitte & Touche/Galaz, Yamazaki, Ruiz Urquiza, S.C., o en el caso de su renuncia o la terminacion de su encargo cualquier otro despacho de contadores que sea contratado por el Fiduciario conforme a lo dispuesto en el inciso (r) de la Clausula 5.

"Causa de Incumplimiento", tiene el significado que se atribuye a dicho termino en el inciso A de la Clausula 11 del presente Contrato.

 "Clientes", significa toda persona que presente una Orden de Compra a cualquiera de los Fideicomitentes para la compra de productos dentro del territorio mexicano o en el extranjero.

 "CNBV", significa la Comision Nacional Bancaria y de Valores o la autoridad o autoridades competentes que la llegasen a sustituir.

 "Cobros", tiene el significado que se atribuye a dicho termino en el Contrato de Cesion.

 "Comite Tecnico", significa el Comite Tecnico del Fideicomiso, que se constituye conforme a lo que se establece en la Clausula 15. El termino "Comite Tecnico" incluye al Comite Tecnico Inicial y al Comite Tecnico Permanente, segun sea el caso.

 "Comite Tecnico Inicial", tiene el significado que se le atribuye a dicho termino en el inciso A de la Clausula 15 del presente Fideicomiso.

 "Comite Tecnico Permanente" tiene el significado que se le atribuye a dicho termino en el inciso B de la Clausula 15 del presente Fideicomiso.

 "Contraprestacion", significa con respecto a cualquier adquisicion de un Derecho al Cobro, la cantidad que se mencione en cada una de las Listas Diarias que los Fideicomitentes o el Administrador Maestro entregaran al Fiduciario, de conformidad con lo que se establece en el Contrato de Cesion.

 "Contraprestaciones de los Administradores", significa el total de los honorarios, gastos y demas cantidades que tendran derecho a recibir el Administrador Maestro y los Administradores, o el Administrador Maestro Sustituto y los Administradores Sustitutos, segun sea el caso, conforme a lo que al efecto se establezca en el Contrato de Administracion, en los Contratos Maestros de Servicios y en los Contratos de Servicios.

 "Contrato", significa el presente Contrato de Fideicomiso Irrevocable de Emision, Administracion y Pago y todos sus Anexos, e incluye cualquier modificacion posterior al mismo.

 "Contrato de Administracion", significa el contrato de prestacion de servicios de administracion (Bond Administration Agreement) que el Fiduciario y todos los Fideicomitentes celebraran con el Administrador Maestro, por medio del cual el Administrador Maestro se encargara, entre otras cosas, de prestar servicios de administracion y de preparar y presentar informacion tanto a los Fideicomitentes como al Fiduciario, al Comite Tecnico y a la Agencia Calificadora, incluyendo, de manera enunciativa, mas no limitativa, los Reportes del Administrador Maestro, o bien cualquier otro contrato con el mismo objeto que los Fideicomitentes y el Fiduciario celebren con un Administrador Maestro Sustituto.

 "Contrato de Cesion", significa el contrato de cesion de derechos al cobro que con esta fecha celebran los Fideicomitentes y el Fiduciario relativo a la cesion de los Derechos al Cobro, copia del cual se anexa al presente Contrato como Anexo "J" asi como sus modificaciones y cualquier otro contrato de cesion de cartera que en el futuro celebren, en su caso, los Fideicomitentes y el Fiduciario.

 "Contrato de Colocacion", significa el contrato de colocacion (Placement Agent Agreement) que sera celebrado entre el Fiduciario y Intermediario Colocador respecto a la Emision y colocacion de los Valores Subordinados que se llevara a cabo conforme al presente Contrato.

 "Contrato de Compra de Valores Preferentes", significa cualquier contrato (Purchase Agreement) que celebre el Fiduciario con cualquier Persona que adquiera Valores Preferentes.

 "Contrato de Compra de Valores Subordinados", significa cualquier contrato (Purchase Agreement) que celebre el Fiduciario con cualquier Persona que adquiera Valores Subordinados.

 "Contrato de Servicios Dinavisa", significa el contrato (Servicer Agreement) que celebraran Dinavisa, el Fiduciario y Finacity o cualquier Administrador Maestro Sustituto de conformidad con lo que se establece en el Contrato Maestro de Servicios Dinavisa, mediante el que Dinavisa, en caracter de Administrador se encargara de ciertas actividades de administracion y cobranza de los Derechos al Cobro Dinavisa o bien cualquier otro contrato de prestacion de servicios con el mismo objeto que el Fiduciario celebre con un Administrador Sustituto.

 "Contrato de Servicios VAU", significa el contrato (Servicer Agreement) que celebraran VAU, el Fiduciario y Finacity o cualquier Administrador Maestro Sustituto de conformidad con lo que se establece en el Contrato Maestro de Servicios VAU, mediante el que VAU, en caracter de Administrador se encargara de ciertas actividades de administracion y cobranza de los Derechos al Cobro VAU o bien cualquier otro contrato de prestacion de servicios con el mismo objeto que el Fiduciario celebre con un Administrador Sustituto.

 "Contrato de Servicios VFC", significa el contrato (Servicer Agreement) que celebraran VFC, el Fiduciario y Finacity o cualquier Administrador Maestro Sustituto de conformidad con lo que se establece en el Contrato Maestro de Servicios VFC, mediante el que VFC, en caracter de Administrador se encargara de ciertas actividades de administracion y cobranza de los Derechos al Cobro VFC o bien cualquier otro contrato de prestacion de servicios con el mismo objeto que el Fiduciario celebre con un Administrador Sustituto.

 "Contrato de Servicios VVC", significa el contrato (Servicer Agreement) que celebraran VVC, el Fiduciario y Finacity o cualquier Administrador Maestro Sustituto de conformidad con lo que se establece en el Contrato Maestro de Servicios VVC, mediante el que VVC, en caracter de Administrador se encargara de ciertas actividades de administracion y cobranza de los Derechos al Cobro VVC o bien cualquier otro contrato de prestacion de servicios con el mismo objeto que el Fiduciario celebre con un Administrador Sustituto.

 "Contrato Maestro de Servicios Dinavisa", significa el contrato maestro de prestacion de servicios de administracion de derechos al cobro (Master Servicing Agreement) que el Fiduciario celebrara con Finacity y Dinavisa, por medio del cual Finacity, en calidad de comisionista, se encargara, directa o indirectamente a traves del Contrato de Servicios Dinavisa, entre otras cosas, de la administracion y cobranza de los Derechos al Cobro Dinavisa, o bien cualquier otro contrato de prestacion de servicios con el mismo objeto que el Fiduciario y Dinavisa celebren con un Administrador Maestro Sustituto.

 "Contrato Maestro de Servicios VAU", significa el contrato maestro de prestacion de servicios de administracion de derechos al cobro (Master Servicing Agreement) que el Fiduciario celebrara con Finacity y VAU, por medio del cual Finacity, en calidad de comisionista, se encargara, directa o indirectamente a traves del Contrato de Servicios VAU, entre otras cosas, de la administracion y cobranza de los Derechos al Cobro VAU, o bien cualquier otro contrato de prestacion de servicios con el mismo objeto que el Fiduciario y VAU celebren con un Administrador Maestro Sustituto.

 "Contrato Maestro de Servicios VFC", significa el contrato maestro de prestacion de servicios de administracion de derechos al cobro (Master Servicing Agreement) que el Fiduciario celebrara con Finacity y VFC, por medio del cual Finacity, en calidad de comisionista, se encargara, directa o indirectamente a traves del Contrato de Servicios VFC, entre otras cosas, de la administracion y cobranza de los Derechos al Cobro VFC, o bien cualquier otro contrato de prestacion de servicios con el mismo objeto que el Fiduciario y VFC celebren con un Administrador Maestro Sustituto.

 "Contrato Maestro de Servicios VVC", significa el contrato maestro de prestacion de servicios de administracion de derechos al cobro (Master Servicing Agreement) que el Fiduciario celebrara con Finacity y VVC, por medio del cual Finacity, en calidad de comisionista, se encargara, directa o indirectamente a traves del Contrato de Servicios VVC, entre otras cosas, de la administracion y cobranza de los Derechos al Cobro VVC, o bien cualquier otro contrato de prestacion de servicios con el mismo objeto que el Fiduciario y VVC celebren con un Administrador Maestro Sustituto.

 "Contratos de Compra", significa conjuntamente el Contrato de Compra de Valores Preferentes y el Contrato de Compra de Valores Subordinados.

 "Contratos de Servicios", significa conjuntamente el Contrato de Servicios Dinavisa, el Contrato de Servicios VFC, el Contrato de Servicios VAU y el Contrato de Servicios VVC.

 "Contratos Maestros de Servicios", significa conjuntamente el Contrato Maestro de Servicios Dinavisa, el Contrato Maestro de Servicios VFC, el Contrato Maestro de Servicios VAU y el Contrato Maestro de Servicios VVC.

 "Control", significa la facultad para dirigir la administracion o las politicas de cualquier Persona, ya sea a traves de la propiedad de acciones o partes sociales con derecho a voto, mediante contrato o de cualquier otra manera.

 "Cuentas de Ingresos", tiene el significado que ese atribuye a dicho termino en la Clausula 7 del presente Contrato.

 "Cuenta de la Garantia", tiene el significado que se atribuye a dicho termino en la Clausula 7 del presente Contrato.

 "Cuentas de Cobranza", significa conjuntamente, las Cuentas de Cobranza Dinavisa, las Cuentas de Cobranza VFC, las Cuentas de Cobranza VAU y las Cuentas de Cobranza VVC.

 "Cuentas de Cobranza Dinavisa", significa las cuentas bancarias de las que Dinavisa es titular que se identifican en el Anexo "K", en las que los Deudores actualmente depositan el pago de los Derechos al Cobro Dinavisa, asi como cualquier otra cuenta en la que ahora o en el futuro Dinavisa reciba el pago de Derechos al Cobro Cedidos distintas de aquellas cuentas que el Fiduciario controle de conformidad con lo que se establece en el segundo parrafo del inciso A de la Clausula 7.

 "Cuentas de Cobranza VFC", significa las cuentas bancarias de las que VFC es titular que se identifican en el Anexo "L", en las que los Deudores actualmente depositan el pago de los Derechos al Cobro VFC, asi como cualquier otra cuenta en la que ahora o en el futuro VFC reciba el pago de Derechos al Cobro Cedidos distintas de aquellas cuentas que el Fiduciario controle de conformidad con lo que se establece en el segundo parrafo del inciso A de la Clausula 7.

 "Cuentas de Cobranza VAU", significa las cuentas bancarias de las que VAU es titular que se identifican en el Anexo "M", en las que los Deudores actualmente depositan el pago de los Derechos al Cobro VAU, asi como cualquier otra cuenta en la que ahora o en el futuro VAU reciba el pago de Derechos al Cobro Cedidos distintas de aquellas cuentas que el Fiduciario controle de conformidad con lo que se establece en el segundo parrafo del inciso A de la Clausula 7.

 "Cuentas de Cobranza VVC", significa las cuentas bancarias de las que VVC es titular que se identifican en el Anexo "N", en las que los Deudores actualmente depositan el pago de los Derechos al Cobro VVC, asi como cualquier otra cuenta en la que ahora o en el futuro VVC reciba el pago de Derechos al Cobro Cedidos distintas de aquellas cuentas que el Fiduciario controle de conformidad con lo que se establece en el segundo parrafo del inciso A de la Clausula 7.

 "Cuentas y Fondos del Fideicomiso", significa conjuntamente, todas y cada una de las cuentas y fondos que se senalan en la Clausula 7 del presente Contrato, inclusive, en su caso, aquellas cuentas que el Fiduciario controle de conformidad con lo que se establece en el segundo parrafo del inciso A de la Clausula 7.

 "Derechos al Cobro", significa conjuntamente los Derechos al Cobro Dinavisa, los Derechos al Cobro VFC, los Derechos al Cobro VAU y los Derechos al Cobro VVC (ya sea que se trate de Derechos Elegibles, Derechos No Elegibles o ambos).

 "Derechos al Cobro Cedidos", significa los Derechos al Cobro que en cualquier momento sean transmitidos por los Fideicomitentes al Fiduciario conforme a lo establecido en el Contrato de Cesion.

 "Derechos al Cobro Dinavisa", significa los derechos para cobrar, reclamar, demandar, recaudar y recibir todas y cada una de las cantidades que se derivan de las facturas emitidas por Dinavisa o en su nombre y representacion, que amparen productos enviados o servicios prestados a los Clientes como resultado de Ordenes de Compra presentadas por los Clientes y aceptadas por Dinavisa, ya sea que dichos derechos al cobro se encuentren documentados, ademas de las facturas, por Ordenes de Compra o cualesquier otros documentos, tales como contratos de compraventa, titulos de credito que amparen el pago de mercancias, comprobantes de embarque o entrega de mercancias, comprobantes de recepcion de mercancias o cualquier otro.

 "Derechos al Cobro VAU", significa los derechos para cobrar, reclamar, demandar, recaudar y recibir todas y cada una de las cantidades que se derivan de las facturas emitidas por VAU o en su nombre y representacion, que amparen productos enviados o servicios prestados a los Clientes como resultado de Ordenes de Compra presentadas por los Clientes y aceptadas por VAU, ya sea que dichos derechos al cobro se encuentren documentados, ademas de las facturas, por Ordenes de Compra o cualesquier otros documentos, tales como contratos de compraventa, titulos de credito que amparen el pago de mercancias, comprobantes de embarque o entrega de mercancias, comprobantes de recepcion de mercancias o cualquier otro.

 "Derechos al Cobro VFC", significa los derechos para cobrar, reclamar, demandar, recaudar y recibir todas y cada una de las cantidades que se derivan de las facturas emitidas por VFC o en su nombre y representacion, que amparen productos enviados o servicios prestados a los Clientes como resultado de Ordenes de Compra presentadas por los Clientes y aceptadas por VFC, ya sea que dichos derechos al cobro se encuentren documentados, ademas de las facturas, por Ordenes de Compra o cualesquier otros documentos, tales como contratos de compraventa, titulos de credito que amparen el pago de mercancias, comprobantes de embarque o entrega de mercancias, comprobantes de recepcion de mercancias o cualquier otro.

 "Derechos al Cobro VVC", significa los derechos para cobrar, reclamar, demandar, recaudar y recibir todas y cada una de las cantidades que se derivan de las facturas emitidas por VVC o en su nombre y representacion, que amparen productos enviados o servicios prestados a los Clientes como resultado de Ordenes de Compra presentadas por los Clientes y aceptadas por VVC, ya sea que dichos derechos al cobro se encuentren documentados, ademas de las facturas, por Ordenes de Compra o cualesquier otros documentos, tales como contratos de compraventa, titulos de credito que amparen el pago de mercancias, comprobantes de embarque o entrega de mercancias, comprobantes de recepcion de mercancias o cualquier otro.

 "Derechos Elegibles", significa conjuntamente los Derechos Elegibles Dinavisa, los Derechos Elegibles VFC, los Derechos Elegibles VAU y los Derechos Elegibles VVC.

 "Derechos Elegibles Dinavisa", significa los Derechos al Cobro Dinavisa que reunan los Requisitos de Elegibilidad de conformidad con lo que se establezca en el Contrato de Cesion.

 "Derechos Elegibles VAU", significa los Derechos al Cobro VAU que reunan los Requisitos de Elegibilidad de conformidad con lo que se establezca en el Contrato de Cesion.

 "Derechos Elegibles VFC", significa los Derechos al Cobro VFC que reunan los Requisitos de Elegibilidad de conformidad con lo que se establezca en el Contrato de Cesion.

 "Derechos Elegibles VVC", significa los Derechos al Cobro VVC que reunan los Requisitos de Elegibilidad de conformidad con lo que se establezca en el Contrato de Cesion.

 "Derechos No Elegibles", significa conjuntamente los Derechos No Elegibles Dinavisa, los Derechos No Elegibles VFC, los Derechos No Elegibles VAU y los Derechos No Elegibles VVC.

 "Derechos No Elegibles Dinavisa", significa los Derechos al Cobro Dinavisa que no reunan los Requisitos de Elegibilidad de conformidad con lo que se establezca en el Contrato de Cesion.

"Derechos No Elegibles VAU", significa los Derechos al Cobro VAU que no reunan los Requisitos de Elegibilidad de conformidad con lo que se establezca en el Contrato de Cesion.

 "Derechos No Elegibles VFC, significa los Derechos al Cobro VFC que no reunan los Requisitos de Elegibilidad de conformidad con lo que se establezca en el Contrato de Cesion.

 "Derechos No Elegibles VVC", significa los Derechos al Cobro VVC que no reunan los Requisitos de Elegibilidad de conformidad con lo que se establezca en el Contrato de Cesion.

 "Deudor", significa un Cliente o cualquier otra Persona que se encuentre obligada a pagar el precio pactado y a cumplir con las demas obligaciones relacionadas con un Derecho al Cobro.

 "Dia Habil", significa cualquier dia del ano, excepto sabados o domingos, en el cual las instituciones de credito en la Ciudad de Mexico y en Nueva York esten abiertas al publico para efectuar operaciones bancarias.

 "Dinavisa", tiene el significado que se atribuye a dicho termino en el proemio del presente Contrato.

 "Documentos de la Operacion", significa conjuntamente el presente Contrato, el Contrato de Cesion, el Contrato de Administracion, los Contratos Maestros de Servicios, los Contratos de Servicios, el acta de la Sesion del Comite Tecnico Inicial, el Titulo Preferente, las Instrucciones para la Emision de Valores Subordinados, el Titulo Subordinado, los Contratos de Compra y el Contrato de Colocacion.

 "Dolar", y el signo "US$", significa la moneda de curso legal en los Estados Unidos de America.

 "Emision", significa, con respecto a los Valores Preferentes o a los Valores Subordinados, segun sea el caso, la inscripcion de los mismos en la Seccion Especial del Registro Nacional de Valores y su oferta privada en el extranjero que sera efectuada por el Fiduciario en cumplimiento de los fines del presente Fideicomiso, en los terminos y condiciones establecidos en el presente Fideicomiso.

 "Evento de Amortizacion Anticipada", tiene el significado que se atribuye a dicho termino en la Clausula 11 del presente Contrato.

 "Evento de Contingencia", tiene el significado que se atribuye a dicho termino en la Clausula 11 del presente Contrato.

 "Fecha de Amortizacion", significa la fecha que ocurra un ano despues de la Fecha Esperada de Prepago.

 "Fecha de Conciliacion", tiene el significado que se atribuye a dicho termino en el Contrato de Cesion.

 "Fecha de Corte", tiene el significado que se atribuye a dicho termino en el Contrato de Cesion.

 "Fecha de la Emision de Valores Preferentes", significa la fecha en la que el Fiduciario reciba los recursos provenientes de la Emision y colocacion de los Valores Preferentes.

 "Fecha de Pago", significa cada una de las Fechas de Pago de Intereses o Fechas de Pago de Principal de los Valores.

 "Fecha de Pago de Intereses", significa cada una de las fechas en las que deban pagarse intereses conforme a los Valores, segun dichas fechas queden determinadas en la Sesion del Comite Tecnico Inicial o en las Instrucciones para la Emision de Valores Subordinados, segun sea el caso, y en los Titulos de los Valores.

 "Fecha de Pago de Principal", significa cada una de las fechas programadas en las que deban hacerse pagos de la suma principal de los Valores, segun dichas fechas queden determinadas en la Sesion del Comite Tecnico Inicial o en las Instrucciones para la Emision de Valores Subordinados, segun sea el caso, y en los Titulos de los Valores.

"Fecha de Reporte Mensual", tiene el significado que se atribuye a dicho termino en el Contrato de Cesion.

"Fecha Esperada de Prepago", significa la fecha que se establezca en la Sesion del Comite Tecnico Inicial como la fecha en la que se espera llevar a cabo o iniciar el pago de la suma principal de los Valores Preferentes.

"Fideicomisarios en Primer Lugar", significa los Tenedores de los Valores Preferentes.

"Fideicomisarios en Segundo Lugar", significa los Tenedores de los Valores Subordinados.

"Fideicomisarios en Tercer Lugar", significa los Fideicomitentes en proporcion a su participacion en el Fideicomiso.

"Fideicomiso", tiene el significado que se atribuye a dicho termino en la Clausula 2 del presente Contrato.

"Fideicomitentes", significa conjuntamente Dinavisa, VFC, VAU y VVC o sus respectivos causahabientes y cesionarios permitidos.

"Fiduciario", significa Banco Invex, S.A., Institucion de Banca Multiple, Invex Grupo Financiero, Fiduciario o sus sucesores o causahabientes.

"Finacity", significa Finacity Corporation, una sociedad constituida y existente de conformidad con las leyes del Estado de Delaware, Estados Unidos de America.

"Flujo Libre", significa las cantidades en efectivo que ingresen al Patrimonio del Fideicomiso y que despues del pago de Gastos de Mantenimiento de la Emision, puedan ser utilizadas para el pago de intereses y principal de los Valores o para la adquisicion de Derechos al Cobro, segun sea el caso.

 "Fondo de Mantenimiento de la Emision", tiene el significado que se atribuye a dicho termino en la Clausula 7 del presente Contrato.

 "Fondo de Reserva", tiene el significado que se atribuye a dicho termino en la Clausula 7 del presente Contrato.

 "Fondo General", tiene el significado que se atribuye a dicho termino en la Clausula 7 del presente Contrato.

"Garantias", tiene el significado que se atribuye a dicho termino en el Contrato de Cesion.

 "Gastos de Emision", significa la suma de:

i) la comision y los gastos del Intermediario Colocador conforme al Contrato de Colocacion (por cuenta propia o en representacion de otros colocadores conforme al Contrato de Colocacion);

ii) los honorarios, gastos y comisiones del Agente Estructurador, el Auditor Externo y de los asesores legales externos relacionados con la emision y venta de los Valores;

iii) los honorarios del Fiduciario por concepto de aceptacion;

iv) los derechos, honorarios, y gastos derivados de la emision y colocacion de los Valores, incluyendo los derechos derivados de la inscripcion de los Valores en la Seccion Especial del Registro Nacional de Valores, los gastos y honorarios de notarios derivados del otorgamiento de los instrumentos notariales que corresponda, asi como los derechos por inscripcion de los mismos en el Registro Publico de la Propiedad y del Comercio, en su caso, y, en su caso, gastos causados por la impresion del memorandum de oferta, prospecto de colocacion u otro documento similar, en su caso, y por cualquier publicacion o publicidad relacionada con la emision de los Valores;

v) los honorarios de la Agencia Calificadora por el otorgamiento de la calificacion, y

vi) cualquier otro gasto relacionado con la Emision, colocacion y venta de los Valores, inclusive aquellos que sean requeridos por las autoridades gubernamentales o regulatorias respectivas, Mexicanas o extranjeras o para documentar e inscribir las garantias que, en su caso, resulten aplicables.

 "Gastos de Mantenimiento de la Emision", significa la suma de:

i) los honorarios del Fiduciario y las cantidades correspondientes al pago de indemnizaciones al Fiduciario, en su caso, de conformidad con lo que se establece en la Clausula 17, hasta el limite maximo establecido en dicha Clausula;

ii) las Contraprestaciones de los Administradores, segun sea el caso, conforme a lo que se establezca en el Contrato de Administracion, en los Contratos Maestros de Servicios y en los Contratos de Servicios;

iii) los honorarios y gastos del Auditor Externo y de los asesores legales externos;

iv) los honorarios de la Agencia Calificadora por concepto de mantenimiento de la calificacion, excepto en el caso de que se presente un Evento de Amortizacion Anticipada, en cuyo caso se estara a lo dispuesto en el inciso B de la Clausula 8;

v) los gastos directos indispensables y necesarios para cumplir con las disposiciones legales o contractuales relacionadas con este Fideicomiso o con la Emision, colocacion y venta de los Valores;

vi) los gastos necesarios para mantener la inscripcion de los Valores en la Seccion Especial del Registro Nacional de Valores y su inscripcion y listado en cualquier otro registro aplicable asi como cualquier publicacion relacionada con los mismos, los honorarios y gastos derivados de los contratos de deposito, comision o fideicomiso, cobertura cambiaria u otros contratos similares que celebren, en su caso, de acuerdo con las instrucciones del Comite Tecnico, ya sea que cualquiera de dichos gastos sean incurridos en Mexico o en el extranjero, y

vii) cualquier gasto derivado de cualquier modificacion al presente Fideicomiso, al Contrato de Cesion, al Contrato de Administracion, a cualquiera de los Contratos Maestros de Servicios, los Contratos de Servicios o cualquier otro documento relacionado, que autorice el Comite Tecnico.

 "Incumplimiento del Administrador", significa cualquier incumplimiento de las obligaciones de cualquiera de los Administradores de conformidad con lo que al respecto se establezca en los Contratos de Servicios.

 "Incumplimiento del Administrador Maestro", significa cualquier incumplimiento de las obligaciones del Administrador Maestro de conformidad con lo que al respecto se establezca en el Contrato de Administracion o en cualquiera de los Contratos Maestros de Servicios.

 "Ingresos", significan las cantidades derivadas de los Derechos al Cobro Cedidos.

 "Intermediario Colocador", significa cualquier Persona que, en su caso, celebre el Contrato de Colocacion con el Fiduciario.

 "Instrucciones para la Emision de Valores Subordinados", significa el documento que podran firmar conjuntamente los Fideicomitentes en el que consten las instrucciones y autorizacion al Fiduciario para realizar la Emision de los Valores Subordinados cuando esta ocurra con posterioridad a la Emision de Valores Preferentes, y en el que se deberan establecer las caracteristicas, terminos y condiciones de los Valores Subordinados, en el entendido de que en ningun caso estas instrucciones podran modificar los derechos de los Tenedores Preferentes conforme al presente Contrato o a los demas Documentos de la Operacion.

 "Inversiones Permitidas", tiene el significado que se atribuye a dicho termino de la Clausula 9.

 "IVA", significa el impuesto al valor agregado correspondiente que se cause sobre los Ingresos.

 "Lista Diaria", tiene el significado que se atribuye a dicho termino en el Contrato de Cesion.

 "Lista Inicial", significa la primera Lista Diaria que se entregue al Fiduciario conforme al Contrato de Cesion.

 "Mayoria de Tenedores", significa con respecto a los Tenedores Preferentes o a los Tenedores Subordinados, segun sea el caso, los Tenedores que sean titulares de Valores en circulacion cuyo saldo insoluto de principal represente mas de la mitad del total del saldo insoluto de principal de todos los Valores en circulacion de que se trate.

 "Mexico", significa los Estados Unidos Mexicanos.

 "Orden de Compra", significa cualquier pedido, contrato u otro documento, en su caso, del cual deriva un Derecho al Cobro a favor de los Fideicomitentes.

 "Patrimonio del Fideicomiso", significa todos los activos que en cualquier tiempo formen parte del presente Fideicomiso segun se describen en la Clausula 4.

 "Periodo de Revolvencia", significa el lapso de tiempo durante el cual el Fiduciario invertira las cantidades disponibles en el Fondo General para adquirir Derechos al Cobro conforme al Contrato de Cesion. El Periodo de Revolvencia iniciara en la Fecha de la Emision de Valores Preferentes y terminara en la fecha en que ocurra primero entre (i) la Fecha Esperada de Prepago y (ii) la fecha en la que se presente una Causa de Incumplimiento o un Evento de Amortizacion Anticipada, de acuerdo con lo que se establezca en la Sesion del Comite Tecnico Inicial.

 "Persona", significa cualquier persona fisica o moral, sociedad civil o mercantil, asociacion, asociacion en participacion, fideicomiso, gobierno o agencia gubernamental o cualquier otra entidad.

 "Pesos", y el signo "$" significa la moneda de curso legal de los Estados Unidos Mexicanos.

 "Plazo de Vigencia de la Emision", significa el plazo en el que los Valores permaneceran insolutos, y que sera desde la Fecha de la Emision de los Valores Preferentes hasta la Fecha Final de Amortizacion, en el entendido, sin embargo, de que los Valores podran amortizarse con anterioridad a dicha fecha, a partir de la Fecha Esperada de Prepago (o en cualquier momento, en caso de que se presente una Causa de Incumplimiento o un Evento de Amortizacion Anticipada).

 "Registro de Tenedores", tiene el significado que se atribuye a dicho termino en la Clausula 11 del presente Contrato.

 "Reportes del Administrador Maestro", significa los reportes que debera entregar el Administrador Maestro o el Administrador Maestro Sustituto, segun sea el caso, al Fiduciario, a los miembros del Comite Tecnico, a la Agencia Calificadora y a los Fideicomitentes, conforme a lo que se establezca conforme al Contrato de Administracion.

"Reportes del Auditor", significa los reportes que debera entregar el Auditor Externo, ya sea personalmente o mediante telefax, correo electronico o por cualquier otro medio al Fiduciario, a los miembros del Comite Tecnico, a la Agencia Calificadora y a los Fideicomitentes, respecto de los ingresos y egresos a que hagan referencia los Reportes del Fiduciario y los Reportes del Administrador Maestro.

 "Reportes del Fiduciario", significa los reportes que debera entregar el Fiduciario, ya sea personalmente o mediante telefax, correo electronico o por cualquier otro medio a los miembros del Comite Tecnico, a la Agencia Calificadora y a los Fideicomitentes, segun sea el caso, conforme a lo siguiente:

a) En cada Fecha de Reporte Mensual, un reporte detallado respecto de cada una de las Cuentas y Fondos del Fideicomiso, correspondiente al mes inmediato anterior;

b) Dentro de los 15 (quince) Dias Habiles siguientes al termino de cada trimestre de calendario, un reporte que cubra los conceptos que se listan a continuacion respecto del periodo trimestral inmediato anterior:

i) Estado de cuenta detallado respecto de cada una de las Cuentas y Fondos del Fideicomiso;

ii) Estado de las inversiones efectuadas con el Patrimonio del Fideicomiso;

iii) Resumen de eventos de los que tenga conocimiento que puedan afectar adversamente los Valores, o a los Derechos al Cobro.

c) Antes del 30 de abril de cada ano, un reporte auditado por el Auditor Externo, que debera contener un estado de (i) activos, pasivos y los balances de las Cuentas y Fondos del Fideicomiso, y (ii) cantidades recibidas y cantidades erogadas y cambios de los balances de las Cuentas y Fondos del Fideicomiso, todo ello al 31 de diciembre de cada ano, para cada Cuenta y Fondo del Fideicomiso, en cada caso estableciendo en forma comparativa las cantidades en la cuenta o fondo de que se trate del ano inmediato anterior, todo ello en detalle razonable y acompanado por la opinion del Auditor Externo, en el sentido de que dichos reportes financieros han sido preparados de acuerdo con los principios de contabilidad generalmente aceptados en Mexico y presentan fielmente los activos, pasivos y balance de las Cuentas y Fondos del Fideicomiso, segun sea el caso, al final de dicho ano, y demas procedimientos de auditoria que el Auditor Externo considere necesarios en dichas circunstancias y que sean aplicables conforme a la legislacion aplicable.

 "Requisitos de Elegibilidad", tiene el significado que se atribuye a dicho termino en el Contrato de Cesion.

 "Reservas Requeridas", tiene el significado que se atribuye a dicho termino en el Contrato de Cesion.

 "Sesion de Comite Tecnico Inicial", significa el acuerdo del Comite Tecnico Inicial en el que conste la autorizacion para realizar la Emision de los Valores, y en el que se deberan establecer las principales caracteristicas, terminos y condiciones de los Valores Preferentes, en el entendido de que en caso de que la Emision de los Valores Subordinados haya de llevarse a cabo en la misma fecha que la Emision de los Valores Preferentes, dicho acuerdo del Comite Tecnico Inicial tambien incluira la autorizacion para llevar a cabo la Emision de los Valores Subordinados y establecera las principales caracteristicas, terminos y condiciones de los mismos.

 "Tenedor", significa cualquier Persona que en cualquier momento sea legitima titular de uno o mas Valores.

 "Tenedor Preferente", significa cualquier Persona que en cualquier momento sea legitima titular de uno o mas Valores Preferentes.

 "Tenedor Subordinado", significa cualquier Persona que en cualquier momento sea legitima titular de uno o mas Valores Subordinados.

 "Titulo", significa cualquier Titulo Preferente o Titulo Subordinado.

 "Titulo Preferente", significa el documento que ampare uno o mas Valores Preferentes.

 "Titulo Subordinado", significa el documento que ampare uno o mas Valores Subordinados.

 "Valores", significa conjuntamente los Valores Preferentes y los Valores Subordinados.

 "Valores Preferentes", significa los valores (Senior Notes) por una suma principal total de hasta US$21,500,000.00 (Veintiun Millones Quinientos Mil Dolares 00/100) al momento de su Emision, que el Fiduciario emitira en cumplimiento de los fines del presente Fideicomiso en los terminos, condiciones y con las caracteristicas que determine el Comite Tecnico Inicial en la Sesion del Comite Tecnico Inicial.

 "Valores Subordinados", significa los valores (Subordinated Notes) por una suma principal de hasta US$20,000,000.00 (Veinte Millones de Dolares 00/100) al momento de su Emision, que el Fiduciario podra emitir en cumplimiento de los fines del presente Fideicomiso en los terminos, condiciones y con las caracteristicas que determine el Comite Tecnico Inicial, en caso de que la Emision de los mismos ocurra simultaneamente con la Emision de los Valores Preferentes, o bien con las que se determinen en las Instrucciones para la Emision de Valores Subordinados, en caso de que la Emision de los mismos ocurra con posterioridad a la Emision de los Valores Preferentes.

 "VAU", tiene el significado que se atribuye a dicho termino en el proemio del presente Contrato.

 "VFC", tiene el significado que se atribuye a dicho termino en el proemio del presente Contrato

 "VVC", tiene el significado que se atribuye a dicho termino en el proemio del presente Contrato.

 Los significados atribuidos a los terminos antes mencionados, seran igualmente aplicables cuando dichos terminos se usen en singular, en plural o en cualquier otra derivacion o conjugacion de los mismos. A menos que el presente Contrato indique lo contrario, las palabras "aqui", "en el presente" u otras expresiones similares se refieren a este Contrato en su totalidad y no a una clausula o inciso en particular.

Clausula 2. Constitucion; Cesion Inicial de Derechos al Cobro.Los Fideicomitentes en este acto constituyen un fideicomiso irrevocable de emision, administracion y pago (el "Fideicomiso") para lo cual designan al Fiduciario, quien acepta actuar como tal en el presente Fideicomiso y desempenar su encargo de conformidad con los terminos y condiciones previstos en este Contrato. Para efectos de lo anterior:

a) los Fideicomitentes en este acto entregan y transfieren irrevocablemente en partes iguales la cantidad de $1,000.00 (Un Mil Pesos 00/100 M.N.), como contribucion inicial al Patrimonio del Fideicomiso. Dicha cantidad se entrega en este acto al Fiduciario, quien la recibe de conformidad, y otorga por medio del presente el recibo correspondiente;

b) Dinavisa, en caracter de Fideicomitente del Fideicomiso, y conforme a lo que se establece en el Contrato de Cesion, cede y transfiere irrevocablemente al Fiduciario para los fines y efectos que en el mismo se establecen, quien reconoce y acepta dicha transmision y entrega: (a) los Derechos al Cobro Dinavisa que se que se identifiquen en la Lista Inicial, y (b) los derechos, recursos y/o valores que, en su caso, resulten del ejercicio de los mismos, mas no las obligaciones con ellos relacionadas;

c) VFC, en caracter de Fideicomitente del Fideicomiso, y conforme a lo que se establece en el Contrato de Cesion, en esta fecha cede y transfiere irrevocablemente al Fiduciario para los fines y efectos que en el mismo se establecen, quien reconoce y acepta dicha transmision y entrega: (a) los Derechos al Cobro VFC que se identifiquen en la Lista Inicial, y (b) los derechos, recursos y/o valores que, en su caso, resulten del ejercicio de los mismos, mas no las obligaciones con ellos relacionadas;

d) VAU, en caracter de Fideicomitente del Fideicomiso, y conforme a lo que se establece en el Contrato de Cesion, en esta fecha cede y transfiere irrevocablemente al Fiduciario para los fines y efectos que en el mismo se establecen, quien reconoce y acepta dicha transmision y entrega: (a) los Derechos al Cobro VAU que se que se identifiquen en la Lista Inicial, y (b) los derechos, recursos y/o valores que, en su caso, resulten del ejercicio de los mismos, mas no las obligaciones con ellos relacionados;

e) VVC, en caracter de Fideicomitente del Fideicomiso, y conforme a lo que se establece en el Contrato de Cesion, en esta fecha cede y transfiere irrevocablemente al Fiduciario para los fines y efectos que en el mismo se establecen, quien reconoce y acepta dicha transmision y entrega: (a) los Derechos al Cobro VVC que se que se identifiquen en la Lista Inicial, y (b) los derechos, recursos y/o valores que, en su caso, resulten del ejercicio de los mismos, mas no las obligaciones con ellos relacionadas;

f) La cesion de los Derechos al Cobro a que se refieren los incisos (b), (c), (d) y (e) anteriores se realiza en los terminos y condiciones que se establecen en el Contrato de Cesion. Conforme a lo que se establece en el Contrato de Cesion, la cesion de los Derechos al Cobro efectuada por los Fideicomitentes, se hace de conformidad con lo dispuesto en los articulos 389, 390, 391 y demas aplicables del Codigo de Comercio y los articulos 2029, 2032, 2033 y demas aplicables del Codigo Civil para el Distrito Federal y sus correlativos y concordantes del Codigo Civil Federal y de los codigos civiles de los estados de la Republica Mexicana, segun corresponda conforme a la naturaleza de cada uno de los Derechos al Cobro Cedidos, con todo cuanto de hecho y por derecho corresponda a los mismos, sin reserva ni limitacion alguna, y el Fiduciario ratifica su aceptacion a dichas cesiones para los fines y efectos del presente Contrato. Adicionalmente, sin perjuicio de lo que se establece en el Contrato de Cesion, todas las cesiones de los Derechos al Cobro estaran sujetas a lo siguiente:

i) Los Fideicomitentes garantizan la existencia y legitimidad de los Derechos al Cobro Cedidos, pero no la solvencia de los Deudores de los mismos, por lo que ni el Fiduciario ni los Fideicomisarios tendran derecho, accion o reclamacion de cualquier clase en contra de los Fideicomitentes con respecto a la solvencia de los Deudores de los Derechos al Cobro Cedidos;

ii) El Fiduciario tendra derecho de notificar la cesion de los Derechos al Cobro a los Deudores respectivos, de conformidad con lo que se establece en los articulos 389 de la Ley General de Titulos y Operaciones de Credito, 390 del Codigo de Comercio, 2036 y demas aplicables del Codigo Civil para el Distrito Federal y sus correlativos del Codigo Civil Federal y de los Codigos Civiles de los estados de la Republica Mexicana. Sin perjuicio de lo anterior, los Fideicomitentes se comprometen y obligan a notificar, a partir de la celebracion del presente Contrato, ante el fedatario publico de su eleccion o ante dos testigos, segun corresponda conforme a la legislacion aplicable, a todos y cada uno los Deudores de los Derechos al Cobro que se ceden conforme a esta Clausula 2 acerca de la cesion de los mismos y los datos de las Cuentas de Ingresos abiertas por el Fiduciario de conformidad con lo que se establece en el inciso A de la Clausula 7 o de cualquier otra cuenta que el Fiduciario controle conforme a lo que se establece en el segundo parrafo del inciso A de la Clausula 7, en la que dichos Deudores deberan efectuar los pagos con respecto a los Derechos al Cobro Cedidos. La referida notificacion debera hacerse en terminos de lo que se establece en el Contrato de Cesion, y los Fideicomitentes deberan entregar al Administrador Maestro, quien actuara como comisionista del Fiduciario, una copia de dichas notificaciones, dentro de los 10 (diez) Dias Habiles siguientes a la fecha en que se efectuen. En caso de que los Fideicomitentes obtuvieren de los Deudores de los Derechos al Cobro Cedidos el reconocimiento y la aceptacion de la cesion por escrito, no sera necesario hacer la notificacion con las formalidades arriba indicadas, pero los Fideicomitentes deberan entregar al Administrador Maestro una copia de dichos reconocimientos o aceptaciones dentro de los 10 (diez) Dias Habiles siguientes a la fecha en que reciban cada uno de dichos documentos, y

iii) En caso de que, no obstante lo anterior, los Deudores de los Derechos al Cobro Cedidos continuen haciendo el pago de dichos Derechos al Cobro en las Cuentas de Cobranza o en cualquier otra cuenta de los Fideicomitentes que no sea controlada por el Fiduciario conforme a lo que se establece en el segundo parrafo del inciso A de la Clausula 7, o de cualquier otra forma a los Fideicomitentes y no al Fiduciario, el Fideicomitente de que se trate se considerara como depositario del Fideicomiso por lo que se refiere a las cantidades asi recibidas, y debera retirar de las Cuentas de Cobranza, en su caso, dichas cantidades asi como los rendimientos que estas hubieren generado, y depositarlas en alguna de las Cuentas de Ingresos de inmediato, y en todo caso a mas tardar el segundo Dia Habil siguiente a la fecha en que las reciban.

g) La cesion de Derechos al Cobro a que se refieren los incisos (b), (c), (d) y (e) anteriores surtira efectos a partir de la fecha en que los Fideicomitentes o el Administrador Maestro, segun sea el caso, entreguen la Lista Inicial al Fiduciario conforme a lo que se establece en el presente Contrato y en el Contrato de Cesion. Con el proposito de asegurarse de que la Cesion de Derechos al Cobro surta efectos contra terceros, de conformidad con lo que establece la fraccion II del articulo 2034 del Codigo Civil para el Distrito Federal y sus correlativos del Codigo Civil Federal y de los Codigos Civiles de los estados de la Republica Mexicana, el presente Contrato y el Contrato de Cesion seran elevados a escritura publica. Los pagos de las contraprestaciones por las cesiones de Derechos al Cobro se haran una vez que se haya entregado la Lista Inicial y conforme se vayan entregando al Fiduciario las copias de las notificaciones de la cesion entregadas a los Clientes, de conformidad con lo que se establece en el Contrato de Cesion.

El Fideicomiso que se constituye mediante el presente instrumento es de caracter irrevocable y, en consecuencia, solamente podra ser dado por terminado en los terminos y de conformidad con lo estipulado en el presente Contrato.

 Clausula 3. Partes del Fideicomiso. Las partes de este Fideicomiso son:

Fideicomitentes:	Dinavisa, VFC, VAU y VVC.
Fiduciario:	Banco Invex, S.A., Institucion de Banca Multiple, Invex Grupo Financiero, Fiduciario.
Fideicomisarios en Primer Lugar:

Cada uno de los Tenedores Preferentes por cuanto hace a su derecho de percibir la amortizacion del principal, el pago de los intereses y demas prestaciones y cantidades que deriven de sus Titulos, en los terminos y condiciones que se establezcan en los Titulos Preferentes, en la Sesion del Comite Tecnico Inicial y en el presente Contrato.

Fideicomisarios en Segundo Lugar:

Cada uno de los Tenedores Subordinados por cuanto hace a su derecho de percibir la amortizacion del principal, el pago de los intereses y demas prestaciones y cantidades que deriven de sus Titulos, en los terminos y condiciones que se establezcan en los Titulos Subordinados, en la Sesion del Comite Tecnico Inicial o en las Instrucciones para la Emision de Valores Subordinados, segun sea el caso, y en el presente Contrato.

Fideicomisarios en Tercer Lugar:

 Los propios Fideicomitentes, por cuanto hace a sus derechos a que, segun corresponda en terminos del presente Contrato, se les reviertan los bienes y derechos que aportan al presente Fideicomiso y todas las cantidades y bienes que entonces formen parte del Patrimonio del Fideicomiso, en los terminos pactados en el presente Contrato una vez que hayan sido pagados integramente el principal e intereses y demas cantidades pagaderas conforme a los Valores.

 Clausula 4. Patrimonio del Fideicomiso. El patrimonio del Fideicomiso (el "Patrimonio del Fideicomiso") se integra con los siguientes bienes y derechos:

a) las cantidades y los Derechos al Cobro que los Fideicomitentes transmiten al Fiduciario en terminos de la Clausula 2 de este Contrato y las cantidades que en el futuro aporten y los Derechos al Cobro que en el futuro transmitan los Fideicomitentes conforme al Contrato de Cesion;

b) los bienes, recursos y/o valores, en numerario o en especie, que deriven de los bienes y derechos mencionados en el inciso precedente;

c) los recursos que se obtengan como producto de la Emision y colocacion de los Valores en terminos del presente Fideicomiso;

d) los recursos que se obtengan como producto de la cobranza de los Derechos al Cobro Cedidos;

e) cualquier otro bien o derecho que integre las Cuentas y Fondos del Fideicomiso o las Reservas Requeridas;

f) los intereses o rendimientos de cualquier clase que deriven de la inversion de los activos liquidos del Patrimonio del Fideicomiso;

g) los demas bienes o derechos que reciba el Fiduciario para el cumplimiento de los fines del Fideicomiso o como consecuencia de ello, y

h) cualesquiera otros bienes, recursos o derechos que por cualquier motivo pasen a formar parte del Patrimonio del Fideicomiso, incluso por aportaciones futuras al mismo efectuadas por los Fideicomitentes.

Clausula 5. Fines del Fideicomiso. Los Fideicomitentes destinan irrevocablemente el Patrimonio del Fideicomiso, por conducto del Fiduciario, a la realizacion de los fines establecidos a continuacion y encomiendan al Fiduciario su puntual y debido cumplimiento. Cuando se indique que el Fideicomiso sea sujeto activo o pasivo de un determinado acto, derecho u obligacion, debera entenderse que el sujeto activo o pasivo del acto, derecho u obligacion de que se trate es el Fiduciario, por cuenta de los Fideicomitentes, en cumplimiento de los fines del presente Fideicomiso y hasta donde baste y alcance el Patrimonio del Fideicomiso, actuando precisamente en cumplimiento de los fines del Fideicomiso.

Los fines del presente Fideicomiso son:

a) que el Fiduciario celebre el Contrato de Cesion para que de conformidad con lo establecido en dicho contrato y en el presente Contrato, el Fiduciario adquiera de los Fideicomitentes, como parte del Patrimonio del Fideicomiso, los Derechos al Cobro, y que el Fiduciario pueda notificar la cesion de los Derechos al Cobro a los Deudores respectivos;

b) que el Fiduciario celebre el Contrato de Administracion y los Contratos Maestros de Servicios con el Administrador Maestro en terminos sustancialmente iguales a los de los modelos que se agregan al presente Contrato marcados como Anexos "O" y "P" respectivamente (con los cambios que sean necesarios para individualizar dichos formatos para cada uno de los Fideicomitentes y en el caso de contratos con un Administrador Maestro Sustituto, con los cambios adicionales que resulten aceptables para las partes de los mismos y el Comite Tecnico), y comparezca en los Contratos de Servicios en terminos sustancialmente iguales a los del modelo que se agregan al presente Contrato como Anexo "Q" (con los cambios que sean necesarios para individualizar dichos formatos para cada uno de los fideicomitentes y en el caso de contratos con un Administrador Sustituto, con los cambios adicionales que resulten aceptables para las partes de los mismos y el Comite Tecnico) para que, entre otras cosas, de conformidad con lo establecido en dichos contratos y en el presente Contrato, el Administrador Maestro, directamente o a traves del Administrador que corresponda, segun sea el caso, preste los servicios de administracion y cobranza y recabe los recursos que integran los Derechos al Cobro Cedidos, y prepare y presente los Reportes del Administrador Maestro y la demas informacion que sea requerida conforme a dichos contratos;

c) que el Fiduciario supervise todos los costos y gastos del Administrador Maestro y de los Administradores que se eroguen conforme a lo que se establezca en el Contrato de Administracion, en los Contratos Maestros de Servicios y en los Contratos de Servicios, y en su caso, que el Fiduciario modifique o de por terminados dichos contratos de conformidad con las instrucciones que reciba del Comite Tecnico;

d) que el Fiduciario realice una Emision de Valores Preferentes y celebre el Contrato de Compra de Valores Preferentes, de acuerdo con las instrucciones escritas que reciba por parte del Comite Tecnico Inicial, con indicacion de los terminos y demas condiciones de la Emision, para ser colocados en el extranjero, y cumpla con todos sus deberes y obligaciones respecto a los Valores Preferentes especificadas o contemplados en este Contrato, en la Sesion del Comite Tecnico Inicial, en los Titulos Preferentes y en los demas documentos relacionados con la Emision de Valores Preferentes;

e) que el Fiduciario realice una Emision de Valores Subordinados y celebre el Contrato de Compra de Valores Subordinados, ya sea simultaneamente con la Emision de Valores Preferentes o con posterioridad a esta, de acuerdo con las instrucciones escritas que reciba por parte del Comite Tecnico Inicial, o de acuerdo con las Instrucciones para la Emision de Valores Subordinados, segun sea el caso, con indicacion de los terminos y demas condiciones de la Emision, para ser colocados en el extranjero, y cumpla con todos sus deberes y obligaciones respecto a los Valores Subordinados especificadas o contempladas en este Contrato, en la Sesion del Comite Tecnico Inicial o en las Instrucciones para la Emision de Valores Subordinados, segun sea el caso, en los Titulos Subordinados, en el Contrato de Colocacion y en los demas documentos relacionados con la Emision de los Valores Subordinados;

f) que conforme a las instrucciones escritas que reciba del Comite Tecnico Inicial, el Fiduciario lleve a cabo la colocacion y venta de los Valores Preferentes;

g) que conforme a las instrucciones escritas que reciba del Comite Tecnico Inicial, o en su caso, conforme a las Instrucciones para la Emision de Valores Subordinados, el Fiduciario celebre el Contrato de Colocacion con el Intermediario Colocador y lleve a cabo la colocacion de los Valores Subordinados a traves del Intermediario Colocador, en el entendido de que el Fiduciario debera brindar al Intermediario Colocador todo el apoyo y colaboracion que este razonablemente solicite a efecto de obtener las autorizaciones necesarias y cumplir con los requisitos aplicables;

h) que el Fiduciario reciba la totalidad de los recursos que se obtengan como producto de la Emision y colocacion de los Valores y que, a mas tardar el Dia Habil inmediato siguiente a la fecha en que reciba tales recursos, los aplique hasta donde baste y alcance a los conceptos senalados en la Clausula 8;

i) que el Fiduciario abra las cuentas bancarias y constituya los fondos previstos en la Clausula 7 de este Contrato y los mantenga abiertos mientras se encuentre insoluta cualquier parte principal o accesoria de los Valores, a fin de que a traves de ellos se reciban, administren y destinen los recursos del Patrimonio del Fideicomiso a los conceptos aqui establecidos, y que el Fiduciario realice los pagos, transferencias o entregas de recursos que procedan en terminos de las Clausulas 7, 8 y demas disposiciones aplicables de este Contrato, con cargo al Patrimonio del Fideicomiso;

j) que el Fiduciario mantenga las Reservas Requeridas, en numerario o en Derechos al Cobro, de conformidad con lo que al efecto se establezca en el Contrato de Cesion;

k) que el Fiduciario reciba mediante transferencia electronica de fondos, deposito o de cualquier otra forma de cada uno de los Deudores de los Derechos al Cobro Cedidos, o de Dinavisa, VFC, VAU o VVC, o del Administrador Maestro, segun sea el caso, los recursos derivados de los Derechos al Cobro Cedidos y los canalice a traves de las Cuentas y Fondos del Fideicomiso conforme a lo que se establece en las Clausulas 7, 8 y demas disposiciones relativas del presente Contrato (en el entendido, sin embargo, de que en caso de que el Fiduciario reciba algun pago de Derechos al Cobro que no hubieren sido transferidos al Fideicomiso, y siempre que el Administrador Maestro hubiere confirmado dicha situacion, debera entregar dichas cantidades, asi como los rendimientos que estas hubieren generado, en su caso, a Dinavisa, VFC, VAU o VVC, segun corresponda, a mas tardar el segundo Dia Habil siguiente de aquel en que reciba una notificacion por escrito por parte del Administrador Maestro) a mas tardar el segundo Dia Habil siguiente de aquel en que los reciba;

l) que el Fiduciario conserve, custodie y administre los recursos provenientes de los Derechos al Cobro Cedidos asi como cualquier otro recurso que aporten los Fideicomitentes, y aplique dichos recursos conforme a las disposiciones del presente Contrato;

m) que con arreglo al orden de prelacion establecido en la Clausula 8, y con base en los recursos provenientes de los Derechos al Cobro Cedidos asi como cualquier otro ingreso o activo en el Patrimonio del Fideicomiso, pague, con cargo al Patrimonio del Fideicomiso y hasta donde este alcance, excepto por las cantidades depositadas en la Cuenta de la Garantia, los intereses que devenguen los Valores Preferentes, los impuestos sobre la renta correspondientes, asi como su valor nominal, primas, en su caso, y otras cantidades pagaderas conforme a los terminos y condiciones de los Titulos Preferentes y de los demas documentos relacionados con la Emision de los Valores Preferentes;

n) que con arreglo al orden de prelacion establecido en la Clausula 8, y con base en los recursos provenientes de los Derechos al Cobro Cedidos asi como cualquier otro ingreso o activo en el Patrimonio del Fideicomiso, pague, con cargo al Patrimonio del Fideicomiso y hasta donde este alcance, inclusive con las cantidades depositadas en la Cuenta de la Garantia, los intereses que devenguen los Valores Subordinados, los impuestos sobre la renta correspondientes, asi como su valor nominal, primas, en su caso, y otras cantidades pagaderas conforme a los terminos y condiciones de los Titulos Subordinados, en el entendido de que excepto por lo que se refiere a las cantidades depositadas en la Cuenta de la Garantia, mismas que siempre podran utilizarse para el pago de los Valores Subordinados, el Fiduciario debera utilizar el Patrimonio del Fideicomiso para el pago de los Valores Subordinados unicamente en la medida en que baste y alcance despues de separar las cantidades necesarias para el pago de los Valores Preferentes y en el entendido, ademas, de que el Fiduciario podra hacer retiros de cantidades depositadas en la Cuenta de la Garantia y acreditarlas al Fondo General en caso de que reciba instrucciones especificas para ello por parte del Administrador Maestro;

o) que el Fiduciario celebre los contratos de inversion, contratos de intermediacion bursatil o cualquier otro contrato que sean necesarios o convenientes con cualquier institucion ya sea en los Estados Unidos Mexicanos o en el extranjero y en los terminos y condiciones que el propio Fiduciario determine, e invierta los recursos liquidos que formen parte del Patrimonio del Fideicomiso en Inversiones Permitidas, de conformidad con lo que se dispone en la Clausula 9 de este Contrato;

p) que el Fiduciario comparezca, cuando ello sea necesario o conveniente, a la celebracion de cualquier contrato u otro documento entre los Fideicomitentes, los Tenedores y cualquier tercero que fuere conveniente o necesario para lograr la Emision y colocacion de los Valores;

q) que el Fiduciario (i) cambie la totalidad o una parte de las cantidades en Dolares que se reciban como producto de la Emision de los Valores o, en su caso, como producto de la cobranza de cualquiera de los Derechos al Cobro Cedidos, por cantidades en Pesos, en las fechas en que ello resulte necesario o conveniente; (ii) cambie cantidades en Pesos en el Patrimonio del Fideicomiso por Dolares, en la medida en que ello sea necesario para cubrir las cantidades adeudadas en Dolares por concepto de Gastos de Mantenimiento de la Emision, las cantidades adeudadas a los Tenedores de conformidad con los Titulos y cualquier otra cantidad adeudada en Dolares en relacion con los Documentos de la Operacion o con la Emision de los Valores, asi como cualquier Contraprestacion que deba pagarse en esa moneda por Derechos al Cobro Cedidos de conformidad con este Contrato, el Contrato de Cesion y los demas Documentos de la Operacion, observando siempre el orden la prelacion que se establece en la Clausula 8, y (iii) celebre los contratos de cobertura cambiaria u otros contratos similares que, en su caso, resulten necesarios o convenientes de acuerdo con las instrucciones escritas que reciba el Comite Tecnico;

r) que el Fiduciario contrate, por cuenta de los Fideicomitentes y conforme a las instrucciones escritas del Comite Tecnico Permanente, al Auditor Externo para auditar los estados financieros y cuentas del Fideicomiso, asi como los Reportes del Administrador, en el entendido de que, en el supuesto de renuncia o terminacion de su encargo, el Fiduciario debera contratar a la firma de auditores que por escrito le indique el Comite Tecnico Permanente;

s) que el Fiduciario celebre todos los contratos, convenios y documentos relacionados y lleve a cabo todas las acciones necesarias para el cumplimiento de los fines de este Fideicomiso, lo que incluye, de manera enunciativa mas no limitativa, la facultad de abrir las Cuentas y Fondos del Fideicomiso, operar cuentas bancarias, efectuar transferencias de fondos y llevar a cabo las operaciones cambiarias que sean necesarias;

t) que el Fiduciario elabore y entregue oportunamente al Comite Tecnico, a los Fideicomitentes, a la Agencia Calificadora y a los Tenedores que asi lo soliciten, los Reportes del Fiduciario, asi como cualesquiera otra informacion y reportes en relacion con el presente Fideicomiso, con la periodicidad y en los terminos y condiciones que se establecen en el presente Fideicomiso y en la legislacion aplicable, y

u) que el Fiduciario, una vez que efectue el pago integro de todas las cantidades de principal e intereses, asi como de todas las cantidades pagaderas conforme a los Valores, y demas sumas pagaderas en terminos del presente Fideicomiso, proceda a liquidar el Fideicomiso y a entregar a los Fideicomitentes, en su calidad de Fideicomisarios en Tercer Lugar y segun la proporcion que corresponda, de acuerdo con las instrucciones escritas que al efecto le proporcione el Comite Tecnico, cualquier cantidad remanente que exista en el Patrimonio del Fideicomiso, y les revierta los Derechos al Cobro Cedidos, asi como cualquier otro bien, derecho o activo que forme parte del Patrimonio del Fideicomiso en dicho momento, y en consecuencia proceda a extinguir el presente Fideicomiso.

Clausula 6. Contratos de Cesion; Contratos de Administracion.

A. Contrato de Cesion. Para cumplir con los fines establecidos en el presente Fideicomiso, simultaneamente a la firma del presente Contrato, el Fiduciario celebrara con los Fideicomitentes el Contrato de Cesion. Conforme al Contrato de Cesion, durante el Periodo de Revolvencia, Dinavisa, VFC, VAU y VVC cederan al Fiduciario Derechos al Cobro (excepto aquellos que deriven de Ordenes de Compra de Afiliadas de Dinavisa, VFC, VAU y VVC), y el Fiduciario entregara a aquellas la contraprestacion que corresponda de conformidad con lo que se establece en el propio Contrato de Cesion. La contraprestacion por la cesion de Derechos al Cobro que realizan los Fideicomitentes conforme a lo que se establece en la Clausula 2 sera determinada de conformidad con lo que al efecto se establece en el Contrato de Cesion. Los pagos que corresponda hacer a partir de la Fecha de la Emision de los Valores Preferentes se llevaran a cabo con los fondos provenientes de la Emision y colocacion de los Valores, de conformidad con lo que se establece en el inciso A de la Clausula 8 y en el Contrato de Cesion. Posteriormente, a partir de la Fecha de la Emision, durante el Periodo de Revolvencia y en tanto no haya ocurrido una Causa de Incumplimiento o un Evento de Amortizacion Anticipada, el Fiduciario aplicara las cantidades liquidas del Patrimonio del Fideicomiso que se encuentren disponibles en el Fondo General para adquirir de los Fideicomitentes nuevos Derechos al Cobro (excepto aquellos que deriven de Ordenes de Compra de Afiliadas de Dinavisa, VFC, VAU y VVC). El Contrato de Cesion establecera mecanismos que permitan identificar claramente aquellos Derechos al Cobro objeto de la cesion. Las contraprestaciones por dichas cesiones de Derechos al Cobro seran las que se establezcan en el Contrato de Cesion y seran pagadas a los Fideicomitentes con recursos del Fondo General conforme a lo que se indica en el inciso D de la Clausula 7 y en el Contrato de Cesion, y en las fechas, forma y proporciones que se establezcan en el propio Contrato de Cesion. Conforme el Fiduciario reciba las cantidades provenientes de los Derechos al Cobro asi adquiridos, aplicara dichas cantidades a las Cuentas y Fondos del Fideicomiso que corresponda conforme a lo que se establece en la Clausula 7.

Con el proposito de asegurarse de que la cesion de los Derechos al Cobro surta efectos contra terceros, de conformidad con lo que se establece en la fraccion II del articulo 2034 del Codigo Civil para el Distrito Federal y sus correlativos del Codigo Civil Federal y de los Codigos Civiles para los estados de la Republica Mexicana, el presente Contrato y el Contrato de Cesion seran elevados a escritura publica.

B. Cobranza de los Derechos al Cobro. El Fiduciario tendra derecho de notificar la cesion de los Derechos al Cobro a los Deudores respectivos, de conformidad con lo que se establece en el articulo 389 de la Ley General de Titulos y Operaciones de Credito, y en los articulos 390 del Codigo de Comercio, 2036 y demas aplicables del Codigo Civil para el Distrito Federal y sus correlativos del Codigo Civil Federal y de los Codigos Civiles de los estados de la Republica Mexicana. Sin perjuicio de lo anterior, los Fideicomitentes se comprometen y obligan a notificar a todos y cada uno los Deudores de los Derechos al Cobro Cedidos que no hubieren sido notificados anteriormente, acerca de la cesion de dichos Derechos al Cobro y los datos de las Cuentas de Ingresos abiertas por el Fiduciario de conformidad con lo que se establece en el inciso A de la Clausula 7 o de cualquier otra cuenta que el Fiduciario controle conforme a lo que se establece en el segundo parrafo del inciso A de la Clausula 7, en la que dichos Deudores deberan efectuar los pagos con respecto a los Derechos al Cobro Cedidos. Dichas notificaciones deberan hacerse a partir de la fecha de cada cesion de Derechos al Cobro, ante el fedatario publico de la eleccion de quien realice la notificacion o ante dos testigos, segun corresponda conforme a la legislacion aplicable. Las referidas notificaciones deberan hacerse en terminos de lo que se establece en el Contrato de Cesion, y los Fideicomitentes deberan entregar al Administrador Maestro, quien actuara como comisionista del Fiduciario, una copia de dichas notificaciones dentro de los 10 (diez) Dias Habiles siguientes a la fecha en que se efectuen. En caso de que los Fideicomitentes obtuvieran de los Deudores de los Derechos al Cobro Cedidos el reconocimiento y aceptacion de la cesion por escrito, no sera necesario hacer la notificacion con las formalidades arriba indicadas pero los Fideicomitentes deberan entregar al Administrador Maestro una copia de dichos reconocimientos o aceptaciones dentro de los 10 (diez) Dias Habiles siguientes a la fecha en que reciban cada uno de dichos documentos.

En caso de que, no obstante lo anterior, los Deudores de los Derechos al Cobro Cedidos continuen haciendo el pago de dichos Derechos al Cobro en las Cuentas de Cobranza o en cualquier otra cuenta de los Fideicomitentes que no sea controlada por el Fiduciario conforme a lo que se establece en el segundo parrafo del inciso A de la Clausula 7, o de cualquier otra forma a los Fideicomitentes y no al Fiduciario, los Fideicomitentes se consideraran como depositarios del Fideicomiso por lo que se refiere a las cantidades asi recibidas, y deberan retirar de las Cuentas de Cobranza, en su caso, dichas cantidades asi como los rendimientos que hubieren generado y depositarlas en alguna de las Cuentas de Ingresos a mas tardar el segundo Dia Habil siguiente de aquel en que las reciban.

De igual manera, en caso de que el Fiduciario por cualquier razon reciba algun pago de Derechos al Cobro que no hubieren sido cedidos al Fideicomiso, y siempre que el Administrador Maestro hubiere confirmado dicha situacion, el Fiduciario debera entregar dichas cantidades, asi como los rendimientos que se hubieren generado, en su caso, a Dinavisa, VFC, VAU o VVC, segun sea el caso, a mas tardar el segundo Dia Habil siguiente de aquel en que las reciba.

Los Fideicomitentes firmaran los documentos y autorizaciones que resulten necesarias o convenientes a efecto de permitir al Administrador Maestro unicamente consultar los depositos y saldos de las Cuentas de Cobranza. De igual manera, el Fiduciario firmara los documentos y autorizaciones que resulten necesarias o convenientes a efecto de permitir al Administrador Maestro y a los Administradores unicamente consultar los depositos y saldos de las Cuentas y Fondos del Fideicomiso.

C. Contrato de Administracion. Para cumplir con los fines establecidos en el presente Fideicomiso, simultaneamente o tan pronto como sea posible despues de la firma del presente Contrato, el Fiduciario celebrara el Contrato de Administracion, para que el Administrador Maestro, en nombre y representacion del Fiduciario, y en los terminos y condiciones establecidos en el propio Contrato de Administracion, entre otras cosas:

a) proporcione al Fiduciario, al Comite Tecnico, a los Tenedores y a los Fideicomitentes la informacion necesaria para la operacion del Fideicomiso de conformidad con el presente Contrato, incluyendo, de manera enunciativa mas no limitativa, informacion de las cantidades que deberan separarse semanalmente para constituir el Fondo de Mantenimiento de la Emision y el Fondo de Reserva de conformidad con lo que se establece en los incisos B y C de la Clausula 7 e informacion acerca de los usos que deberan darse a las cantidades del Fondo General, e informacion acerca de los depositos y retiros que deberan hacerse a la Cuenta de la Garantia;

b) prepare y proporcione los Reportes del Administrador Maestro con la periodicidad y en los terminos y demas condiciones y que resulten aplicables conforme al Contrato de Administracion, y

c) en general, lleve a cabo todos los actos, avisos, solicitudes y gestiones que se requieran, para la administracion y mantenimiento del Fideicomiso con la periodicidad y en los terminos y condiciones que se establezcan en el Contrato de Administracion.

En el supuesto de un Incumplimiento del Administrador Maestro, o en caso de que el Contrato de Administracion se de por terminado por cualquier razon, el Fiduciario, de conformidad con las instrucciones por escrito del Comite Tecnico Permanente, sustituira al Administrador Maestro dentro de los 10 (diez) Dias Habiles siguientes a la fecha en que reciba las instrucciones respectivas del Comite Tecnico Permanente. El Fiduciario notificara a la Agencia Calificadora dicho evento en un plazo de 3 (tres) Dias Habiles a partir del dia en que reciba las instrucciones por escrito del Comite Tecnico Permanente. El Contrato de Administracion establecera que el Administrador Maestro seguira siendo responsable del cumplimiento de sus obligaciones conforme al mismo hasta que se haya llevado a cabo la sustitucion del Administrador Maestro conforme a lo que se establece en el siguiente parrafo.

El Contrato de Administracion establecera, ademas, que el Administrador Maestro unicamente podra dar por terminado anticipadamente el mismo con causa mediante notificacion por escrito entregada al Fiduciario, con copia al Fideicomitente que corresponda con por lo menos 180 (ciento ochenta) dias de anticipacion, y siempre y cuando al termino de 120 (ciento veinte) dias a partir de dicha notificacion el Administrador Maestro (i) haya identificado a un Administrador Maestro Sustituto que resulte aceptable para el Fideicomitente correspondiente, el Fiduciario y el Comite Tecnico Permanente, (ii) haya proporcionado el entrenamiento necesario a dicho Administrador Maestro Sustituto, y (iii) se encargue de llevar a cabo una transicion ordenada de los servicios a dicho Administrador Maestro Sustituto. En caso de que al termino de dicho plazo de 120 (ciento veinte) dias no se hubieren cumplido las condiciones anteriores, ello constituira un Evento de Amortizacion Anticipada, y el Administrador Maestro debera quedar obligado a continuar prestando servicios conforme al Contrato de Administracion hasta que los Valores hayan sido integramente amortizados. El Fiduciario notificara a la Agencia Calificadora de cualquiera de dichos eventos en un plazo de 3 (tres) Dias Habiles a partir de que se presenten.

El Contrato de Administracion establecera que la terminacion anticipada de este Contrato, del Contrato de Cesion o de cualquiera de los Contratos Maestros de Servicios sera causa de terminacion anticipada del Contrato de Administracion, en el entendido, sin embargo, de que en dicho caso el Administrador Maestro seguira siendo responsable del cumplimiento de sus obligaciones conforme a dicho contrato hasta el pago total de los Valores.

El Fiduciario supervisara todos los costos y gastos del Administrador Maestro que se eroguen conforme a lo que se establezca en el Contrato de Administracion.

D. Contratos de Servicios.

1. Servicios. Para cumplir con los fines establecidos en el presente Fideicomiso, simultaneamente o tan pronto como sea posible despues de la celebracion del presente Contrato, el Fiduciario y cada uno de los Fideicomitentes celebraran los Contratos Maestros de Servicios para que el Administrador Maestro, (i) en caracter de comisionista y en nombre y representacion de los Fideicomitentes (directamente o a traves de los Administradores, conforme a los Contratos de Servicios) prepare y entregue las Listas Diarias conforme a lo que se establezca en el Contrato de Cesion, y (ii) en caracter de comisionista y en nombre y representacion del Fiduciario y en los terminos y condiciones establecidos en los propios Contratos Maestros de Servicios, entre otras cosas, directamente o a traves del Administrador, segun sea el caso, de conformidad con los Contratos de Servicios:

a) lleve a cabo la administracion de los Derechos al Cobro Cedidos;

b) gestione y lleve a cabo las actividades necesarias para efectuar la cobranza de los Derechos al Cobro Cedidos y se encargue de que la cobranza de los Derechos al Cobro Cedidos ingrese al Patrimonio del Fideicomiso mediante transferencia o deposito en alguna de las Cuentas de Ingresos (o en las demas cuentas que el Fiduciario controle conforme a lo que se establece en el segundo parrafo del inciso A de la Clausula 7) o, en su caso, reciba de los Deudores respectivos los cheques librados por concepto de pago de los Derechos al Cobro Cedidos para su deposito en alguna de las Cuentas de Ingresos;

c) lleve a cabo todas las acciones judiciales que sean necesarias para el cobro de los Derechos al Cobro Cedidos y de ser necesario requiera a los Fideicomitentes y al Fiduciario su participacion en estos procesos, en el entendido de que la responsabilidad del Fiduciario estara limitada y sera unicamente el otorgamiento de los poderes que al efecto se requieran, y

d) en general, lleve a cabo todos los actos, avisos, solicitudes y gestiones que se requieran para efectuar el cobro oportuno de los Derechos al Cobro Cedidos y las funciones de cobranza (ya sea judicial o extrajudicial), administracion y mantenimiento de los Derechos al Cobro Cedidos en los terminos y condiciones que se establezcan en dichos contratos.

 2. Terminacion con Causa; Sustitucion. En el supuesto de un Incumplimiento del Administrador Maestro o un Incumplimiento del Administrador, o en caso de que cualquiera de los Contratos Maestros de Servicios o los Contratos de Servicios se de por terminado por cualquier razon, el Fiduciario, de conformidad con las instrucciones por escrito del Comite Tecnico Permanente, sustituira al Administrador Maestro u ordenara la sustitucion del Administrador que hubiere incumplido o cuyo contrato se hubiere dado por terminado, segun sea el caso, dentro de los 10 (diez) Dias Habiles siguientes a la fecha en que reciba las instrucciones respectivas del Comite Tecnico Permanente. El Fiduciario notificara a la Agencia Calificadora dicho evento en un plazo de 3 (tres) Dias Habiles a partir del dia que reciba las instrucciones por escrito del Comite Tecnico Permanente. Los Contratos Maestros de Servicios y los Contratos de Servicios estableceran que el Administrador Maestro o el Administrador de que se trate, segun sea el caso, seguiran siendo responsables del cumplimiento de sus obligaciones conforme a los Contratos Maestros de Servicios o los Contratos de Servicios, segun corresponda, hasta que se haya llevado a cabo la sustitucion conforme a lo que se establece a continuacion.

 Los Contratos Maestros de Servicios y los Contratos de Servicios estableceran, ademas, que el Administrador Maestro o el Administrador de que se trate, segun sea el caso, unicamente podran dar por terminados anticipadamente dichos contratos con causa mediante notificacion por escrito entregada al Fiduciario y al Fideicomitente que corresponda, con copia a los Tenedores y a la Agencia Calificadora.

 Las notificaciones de terminacion arriba mencionadas deberan entregarse con una anticipacion de por lo menos 180 (ciento ochenta) dias, y la terminacion solo sera efectiva si al termino de 120 (ciento veinte) dias a partir de dicha notificacion el Administrador Maestro o el Administrador de que se trate (i) hubieren identificado a un Administrador Maestro Sustituto o Administrador Sustituto, segun sea el caso, que resulte aceptable para el Fideicomitente correspondiente, el Fiduciario y el Comite Tecnico Permanente, (ii) hubieren proporcionado a dicho Administrador Maestro Sustituto o Administrador Sustituto el entrenamiento necesario, y (iii) se hubieren encargado de llevar a cabo una transicion ordenada de los servicios a dicho Administrador Maestro Sustituto o Administrador Sustituto. En caso de que al termino de dicho plazo de 120 (ciento veinte) dias no se hubieren cumplido las condiciones anteriores, ello constituira un Evento de Amortizacion Anticipada, y el Administrador Maestro o el Administrador de que se trate, segun sea el caso, deberan quedar obligados a continuar prestando servicios conforme al Contrato Maestro de Servicios o el Contrato de Servicios, segun corresponda, hasta que los Valores hayan sido integramente amortizados. El Fiduciario notificara a la Agencia Calificadora de cualquiera de dichos eventos en un plazo de 3 (tres) Dias Habiles a partir de que se presenten.

 3. Terminacion Cruzada. Los Contratos Maestros de Servicios estableceran que la terminacion anticipada de este Contrato, del Contrato de Cesion y del Contrato de Administracion sera causa de terminacion anticipada de los mismos. Ademas, los Contratos Maestros de Servicios estableceran que la terminacion anticipada de cualquiera de ellos sera causa de terminacion anticipada de los demas Contratos Maestros de Servicios y que la sustitucion del Administrador Maestro en cualquiera de ellos implicara tambien la sustitucion del Administrador Maestro en los demas Contratos Maestros de Servicios.

 Los Contratos de Servicios estableceran que la terminacion anticipada de este Contrato, del Contrato de Cesion, del Contrato de Administracion o de los Contratos Maestros de Servicios sera causa de terminacion anticipada de los mismos.

 El Fiduciario supervisara todos los costos y gastos del Administrador Maestro y del Administrador que se eroguen conforme a lo que se establezca en los Contratos Maestros de Servicios y los Contratos de Servicios.

Clausula 7. Cuentas del Patrimonio del Fideicomiso. El Fiduciario debera abrir y mantener durante la vigencia del presente Fideicomiso las cuentas bancarias y constituir y mantener los fondos que se senalan en esta Clausula asi como cualquier otra cuenta o fondo que resulte necesaria o conveniente para cumplir los fines del presente Fideicomiso inclusive, de manera enunciativa mas no limitativa, las Reservas Requeridas que el Fiduciario debera mantener (en efectivo, o en Derechos al Cobro) conforme a lo que al efecto se establezca en el Contrato de Cesion. Dichas cuentas bancarias podran ser abiertas en Mexico o en el extranjero, en Pesos, en Dolares o en cualquiera otra moneda, segun resulte necesario o conveniente para llevar a cabo los fines del Fideicomiso y de los demas Documentos de la Operacion. En el caso de cuentas bancarias en Mexico, las mismas deberan ser abiertas en Banco Invex, S.A., Institucion de Banca Multiple, Invex Grupo Financiero, Fiduciario o en cualquier otra institucion bancaria, segun lo soliciten los Administradores o el Administrador Maestro. El saldo de cada una de las Cuentas y Fondos del Fideicomiso quedara afecto exclusivamente al destino especifico que a esa cuenta o fondo le corresponda conforme a esta Clausula 7 y a la Clausula 8. A menos que expresamente se indique lo contrario en el presente Contrato, el Fiduciario no podra (i) realizar pagos, transferencias o entregas de recursos por los conceptos cuyas correlativas cuentas o fondos carezcan del saldo necesario para cubrirlos, ni (ii) utilizar el saldo de una determinada cuenta o fondo para realizar pagos, transferencias o entregas de recursos que deban cubrirse con cargo a una cuenta o fondo distinto.

Fuera de los supuestos previstos en esta Clausula 7 y en la Clausula 8, el Fiduciario solo podra transferir recursos de una cuenta o fondo a otro en caso de que haya recibido instrucciones expresas por escrito para ello por parte del Administrador Maestro, o en caso de que haya cometido algun error en el manejo de los recursos. En este ultimo caso, el Fiduciario solo hara los movimientos necesarios para corregir el error y asegurarse de que cada cuenta y fondo tenga registrado el saldo que le corresponda, previa notificacion que de al Comite Tecnico y a los Fideicomitentes explicando detalladamente el error cometido y las medidas que se pretendan adoptar para enmendarlo. En caso de que el Fiduciario por cualquier razon reciba algun pago de Derechos al Cobro que no hubieren sido transferidos al Fideicomiso, y siempre y cuando el Administrador Maestro hubiere confirmado por escrito dicha situacion, el Fiduciario debera entregar dichas cantidades, asi como los rendimientos que se hubieren generado, en su caso, a Dinavisa, VFC, VAU o VVC, segun sea el caso, a mas tardar el segundo Dia Habil siguiente de aquel en que las reciba.

A. Cuentas de Ingresos. El Fiduciario abrira cuentas bancarias (las "Cuentas de Ingresos") en las que se depositaran todas las cantidades en efectivo provenientes de la Emision de los Valores y de la cobranza de los Derechos al Cobro Cedidos, ya sea, por lo que se refiere a estas ultimas, que dichas cantidades sean depositadas directamente por los Deudores de dichos Derechos al Cobro, o traspasadas por el Fiduciario de las otras cuentas bancarias a las que se hace referencia mas adelante a las Cuentas de Ingresos, o bien, por las Fideicomitentes en cualquier otro caso, asi como cualquier otro ingreso en efectivo que reciba el Fiduciario por cualquier otro concepto. Las Cuentas de Ingresos podran estar denominadas en Pesos, en Dolares o en cualquier otra moneda, segun sea necesario o conveniente para recibir pagos de los Derechos al Cobro Cedidos, y podran abrirse en instituciones bancarias de Mexico o del extranjero. El Fiduciario debera utilizar las cantidades depositadas en las Cuentas de Ingresos para lo siguiente: (i) las cantidades provenientes de la Emision y colocacion de los Valores, para los conceptos a los que se refiere el inciso A de la Clausula 8, y (ii) por lo que se refiere a las cantidades provenientes de los Derechos al Cobro Cedidos o por cualquier otro concepto, para constituir y mantener los siguientes fondos en el orden que a continuacion se establece: (a) el Fondo de Mantenimiento de la Emision; (b) el Fondo de Reserva, y (c) el Fondo General. Conforme se utilicen las cantidades de cada uno de dichos fondos, el Fiduciario separara las cantidades que vayan siendo depositadas en las Cuentas de Ingresos segun sea necesario para mantener el saldo que se requiera en cada uno de dichos fondos de conformidad con lo que se establece en esta Clausula 7.

En caso de que sea necesario o conveniente, los Fideicomitentes estableceran mecanismos tales como prendas, comisiones mercantiles, "account control agreements" o cualquier otro similar que permita al Fiduciario controlar de las cuentas bancarias abiertas por los Fideicomitentes y retirar de las mismas las cantidades que en ellas se depositen provenientes de los Derechos al Cobro Cedidos. Dichos mecanismos seran instrumentados de la manera que mejor convenga a la realizacion de los fines del Fideicomiso, atendiendo a la naturaleza de la cuenta de que se trata y a las leyes de la jurisdiccion a las que se encuentre sujeta. Los Fideicomitentes de que se trate, el Fiduciario y en su caso el Administrador Maestro deberan otorgar toda la documentacion que resulte necesaria o conveniente para esos efectos. Los gastos y costos en que incurran las partes en relacion con la preparacion y otorgamiento de dichos documentos seran incluidos como Gastos de la Emision, en caso de que dichos mecanismos se instrumenten antes de la Fecha de la Emision de los Valores Preferentes, o como Gastos de Mantenimiento de la Emision, en caso de que se instrumenten con posterioridad a dicha fecha. El Fiduciario debera retirar de inmediato todas las cantidades que vayan siendo depositadas en dichas cuentas bancarias y las depositara en alguna de las Cuentas de Ingresos. Todas las cantidades que se depositen en dichas otras cuentas se consideraran, para todos los efectos del presente Contrato y de los demas Documentos de la Operacion, como si hubieren sido depositadas en las Cuentas de Ingresos.

Fondo de Mantenimiento de la Emision. El Fiduciario separara mensualmente de las cantidades depositadas en las Cuentas de Ingresos (y, en su caso, de las demas cuentas a las que se refiere el segundo parrafo del inciso A anterior), segun sea el caso, las cantidades que sean necesarias hasta llegar al monto requerido para constituir y mantener un fondo (el "Fondo de Mantenimiento de la Emision") en el que se mantendran, en Dolares, las cantidades necesarias para el pago de los Gastos de Mantenimiento de la Emision correspondientes al siguiente mes de calendario, de acuerdo con lo que por escrito le indique el Administrador Maestro, y utilizara dichas cantidades precisamente para el pago de los Gastos de Mantenimiento de la Emision. En caso de que sea necesario hacer pagos de Gastos de Mantenimiento de la Emision en Pesos, el Fiduciario podra cambiar a Pesos las cantidades correspondientes de acuerdo con lo que se establece en el inciso F de esta Clausula 7.

C. Fondo de Reserva. El Fiduciario separara mensualmente de las cantidades depositadas en las Cuentas de Ingresos (y, en su caso, de las demas cuentas a las que se refiere el segundo parrafo del inciso A anterior), segun sea el caso, las cantidades que sean necesarias hasta llegar al monto requerido para constituir y mantener un fondo (el "Fondo de Reserva") en el que se mantendran en Dolares las cantidades que sean necesarias para (i) hacer los pagos de los impuestos que de conformidad con la legislacion aplicable y los demas Documentos de la Operacion, el Fiduciario deba retener y enterar sobre las cantidades pagaderas a los Tenedores Preferentes, en su caso, asi como los pagos de las cantidades de intereses y principal que correspondan a los Tenedores de los Valores Preferentes en la siguiente Fecha de Pago, y (ii) hacer los pagos de los impuestos que de conformidad con la legislacion aplicable y los demas Documentos de la Operacion, el Fiduciario deba retener y enterar sobre todas las cantidades pagaderas a los Tenedores Subordinados, en su caso, asi como los pagos de las cantidades de intereses y principal que correspondan a los Tenedores de los Valores Subordinados en la siguiente Fecha de Pago.

A partir de la Fecha de la Emision de Valores Preferentes, y en adelante dentro de los 3 (tres) Dias Habiles siguientes a cada Fecha de Pago, el Administrador Maestro determinara el monto que se requerira mantener en el Fondo de Reserva para cubrir el pago de los impuestos que de conformidad con la legislacion aplicable el Fiduciario deba retener y enterar sobre las cantidades pagaderas a los Tenedores, en su caso, asi como los pagos de intereses ordinarios y moratorios vencidos y no pagados en Fechas de Pago anteriores, en su caso, y los intereses y principal que deban hacerse en la siguiente Fecha de Pago. De acuerdo con lo que se establezca en el Contrato de Administracion, el Administrador Maestro notificara dichos montos al Fiduciario, 3 (tres) Dias Habiles despues de la Emision y colocacion de los Valores Preferentes por lo que se refiere al primer periodo de intereses, y en adelante a mas tardar 3 (tres) Dias Habiles despues de cada Fecha de Pago.

Las cantidades en el Fondo de Reserva se utilizaran primero para pagar las cantidades que correspondan a los Valores Preferentes. Una vez que se hayan hecho los pagos que correspondan a los Valores Preferentes el saldo del Fondo de Reserva podra aplicarse al pago de las cantidades que correspondan a los Valores Subordinados, de conformidad con lo que se establece en la Clausula 8.

En caso de que, inmediatamente despues de efectuados los pagos respectivos en cada Fecha de Pago existan recursos remanentes en el Fondo de Reserva, el Fiduciario debera transferir dicho excedente al Fondo General.

D. Fondo General. Todas las cantidades depositadas en las Cuentas de Ingresos (y, en su caso, en las demas cuentas a que se refiere el inciso A anterior), despues de haber separado las cantidades que correspondan para mantener los saldos requeridos en el Fondo de Mantenimiento de la Emision y el Fondo de Reserva, integraran el Fondo General, y, a menos que deban ser utilizadas para otros conceptos conforme a la Clausula 8, seran utilizadas por el Fiduciario durante el Periodo de Revolvencia para adquirir y pagar Derechos al Cobro en las fechas y por los porcentajes que se determinen conforme al Contrato de Cesion, siempre que se cumpla con el Aforo requerido de conformidad con el propio Contrato de Cesion.

 Al terminar el Periodo de Revolvencia, las cantidades que integren el Fondo General se utilizaran, en la medida que sea necesario, primero para el pago de los Valores Preferentes, despues para el pago de los Valores Subordinados, y por ultimo, cualquier cantidad remanente sera entregada a los Fideicomitentes a la extincion del presente Fideicomiso, de conformidad con lo que se establece en la Clausula 8.

En caso de que en alguna Fecha de Corte el Administrador Maestro determine la necesidad de que se hagan aportaciones adicionales al Patrimonio del Fideicomiso con el proposito de mantener el Aforo requerido conforme al Contrato de Cesion, los Fideicomitentes podran depositar las cantidades adicionales que corresponda en alguna de las Cuentas de Ingresos. Las cantidades en efectivo asi depositadas, en su caso, se acreditaran al Fondo General.

E. Cuenta de la Garantia. El Fiduciario abrira una cuenta bancaria (la "Cuenta de la Garantia") en la que se depositaran las cantidades que corresponda de conformidad con lo que se establece en el inciso B de la Clausula 8 que serviran como garantia para hacer frente a cualquier faltante en las cantidades que deban pagarse a los Tenedores Subordinados, en el entendido de que el Fiduciario podra hacer uso de dichas cantidades unica y exclusivamente para hacer pagos de los Valores Subordinados segun corresponda conforme a los mismos, o para hacer retiros y transferencias al Fondo General cuando reciba instrucciones expresas por escrito para ello por parte del Administrador Maestro actuando conforme a lo que se establezca en la Sesion del Comite Tecnico Inicial o en las Instrucciones para la Emision de Valores Subordinados, segun sea el caso, en el Titulo Subordinado y en los demas documentos que se hubieren celebrado con los Tenedores Subordinados.

F. Cambios de Divisas. Cuando sea necesario cambiar cantidades en las Cuentas y Fondos del Fideicomiso de Pesos a Dolares o viceversa, el Fiduciario obtendra cotizaciones de por lo menos dos casas de cambio de primer orden u otras instituciones financieras autorizadas que libremente elija, incluyendo de la propia institucion de banca multiple a la que el Fiduciario pertenece, a menos de que el Comite Tecnico haya indicado expresamente las instituciones a quienes deberan solicitarse dichas cotizaciones. El Fiduciario llevara a cabo dichas operaciones con la institucion que hubiere cotizado el tipo de cambio que resulte mas favorable al Patrimonio del Fideicomiso de la siguiente manera: (i) en los casos en los que se cambien Pesos a Dolares, al tipo de cambio que resulte en la mayor cantidad de Dolares en el Patrimonio del Fideicomiso, y (ii) en los casos en los que se cambien Dolares a Pesos, el tipo de cambio que resulte en la mayor cantidad de Pesos en el Patrimonio del Fideicomiso. En caso de que el Fiduciario realice operaciones de cambio de divisas en las que la contraparte sea la propia institucion de banca multiple a la que pertenece el Fiduciario, los derechos y obligaciones derivados de dichas operaciones no podran extinguirse por confusion.

G. Estados de Cuenta. Durante los primeros 10 (diez) Habiles de cada mes calendario, el Fiduciario entregara a las Fideicomitentes, con copia al Administrador Maestro, a los Administradores y a los miembros del Comite Tecnico, los estados de cuenta correspondientes a las cuentas bancarias abiertas en el banco al que pertenece el Fiduciario, en el entendido de que, tratandose de cuentas bancarias abiertas en un banco distinto de aquel al que pertenece el Fiduciario, el Fiduciario unicamente estara obligado a entregar los estados de cuenta que le sean proporcionados por el banco en el que esten abiertas dichas cuentas a mas tardar el tercer Dia Habil siguiente a aquel en que los reciba.

Clausula 8. Prelacion de Erogaciones. Como parte de los fines de este Fideicomiso, el Fiduciario efectuara las erogaciones que se establecen a continuacion, respetando el orden de prelacion que se senala.

A. Recursos Provenientes de la Emision de Valores.

1. Recursos de la Emision de Valores en la Fecha de la Emision de Valores Preferentes. Las cantidades y recursos que se obtengan en la Fecha de la Emision de Valores Preferentes como producto de la Emision y colocacion de los Valores (ya sea que se trate de Valores Preferentes y Valores Subordinados o solamente de los primeros) deberan aplicarse de conformidad con el siguiente orden de prelacion:

i) En primer lugar, al pago de los Gastos de Emision correspondientes;

ii) En segundo lugar, a la constitucion del Fondo de Mantenimiento de la Emision con la cantidad necesaria para pagar los Gastos de Mantenimiento de la Emision el primer mes siguiente a la Fecha de la Emision de Valores Preferentes en terminos de lo que se establece en el inciso A de la Clausula 7, y

iii) En tercer lugar, al pago a los Fideicomitentes por la cesion inicial de los Derechos Elegibles y por la cesion inicial de Derechos No Elegibles, en su caso,  conforme se vayan entregando al Administrador Maestro las copias de las notificaciones de la cesion entregadas a los Clientes de acuerdo a lo que se establece en la Clausula 2 de este Contrato y en el Contrato de Cesion, en la fecha que corresponda conforme al Contrato de Cesion, y cualquier remanente, si lo hubiere, al Fondo General.

2. Recursos de la Emision de Valores Subordinados con posterioridad a la Fecha de la Emision de Valores Preferentes. En caso de que la Emision de los Valores Subordinados ocurra con posterioridad a la Fecha de la Emision de Valores Preferentes, las cantidades y recursos que se obtengan como producto de la Emision y colocacion de los Valores Subordinados deberan aplicarse de conformidad con el siguiente orden de prelacion:

i) En primer lugar, al pago de los Gastos de Emision correspondientes;

ii) En segundo lugar, las cantidades que sean necesarias, al Fondo de Mantenimiento de la Emision para cubrir los Gastos de Mantenimiento de la Emision del mes siguiente, en caso de que dichas cantidades no hubieran sido ya acreditadas a dicho fondo, y

iii) En tercer lugar, todas las cantidades remanentes al Fondo General.

B. Recursos Provenientes de los Derechos al Cobro Cedidos. Las cantidades y recursos que provengan de los Derechos al Cobro Cedidos, asi como cualquier otra cantidad que por cualquier concepto quede depositada en las Cuentas de Ingresos (o en las demas cuentas que el Fiduciario controle conforme a lo que se establece en el segundo parrafo del inciso A de la Clausula 7), deberan aplicarse conforme al siguiente orden de prelacion:

1. Las cantidades que cada mes integren el Fondo de Mantenimiento de la Emision, se aplicaran en cada Fecha de Conciliacion al pago de los Gastos de Mantenimiento de la Emision; en el entendido, sin embargo, de que en caso de que en dicha fecha las cantidades del Fondo de Mantenimiento de la Emision no fueren suficientes para el pago de los Gastos de Mantenimiento de la Emision, el Fiduciario tomara las demas cantidades que sean necesarias del Fondo General, y en el entendido, ademas, de que en caso de que se hubiere presentado una Causa de Incumplimiento o un Evento de Amortizacion Anticipada el Fiduciario no pagara los honorarios de la Agencia Calificadora en este orden de prelacion, sino conforme a lo que se establece en el parrafo 6 de este inciso B de la Clausula 8;

2. Las cantidades que integren el Fondo de Reserva, se aplicaran en primer lugar al pago de cualquier impuesto que de conformidad con la legislacion aplicable el Fiduciario deba retener y enterar sobre las cantidades pagaderas a los Tenedores Preferentes, en su caso, y posteriormente al pago de los intereses moratorios devengados y no pagados al amparo de los Valores Preferentes en cada Fecha de Pago correspondiente, en el entendido, sin embargo, de que en caso de que en cualquier Fecha de Pago las cantidades del Fondo de Reserva no fueren suficientes para hacer el pago total de impuestos e intereses moratorios que correspondan al amparo de los Valores Preferentes, el Fiduciario tomara del Fondo General las demas cantidades que sean necesarias;

3. Las cantidades que integren el Fondo de Reserva, se aplicaran en segundo lugar al pago de intereses ordinarios devengados y no pagados al amparo de los Valores Preferentes en cada Fecha de Pago correspondiente, en el entendido, sin embargo, de que en caso de que en cualquier Fecha de Pago las cantidades del Fondo de Reserva no fueren suficientes para realizar dicho pago, el Fiduciario tomara del Fondo General las demas cantidades que sean necesarias;

4. En tanto los Valores Preferentes esten al corriente en el pago de todas las cantidades adeudadas de principal e intereses, y siempre que despues de dar efectos al pago correspondiente se mantenga el Aforo requerido conforme al Contrato de Cesion, las cantidades del Fondo de Reserva se aplicaran en tercer lugar al pago, en cada Fecha de Pago correspondiente, de cualquier impuesto que de conformidad con la legislacion aplicable el Fiduciario deba retener y enterar sobre las cantidades pagaderas a los Tenedores Subordinados, en su caso, y posteriormente al pago de los intereses moratorios y ordinarios devengados y no pagados al amparo de los Valores Subordinados, en el entendido, sin embargo, de que si despues de dar efectos a los pagos correspondientes no se mantuviera el Aforo requerido conforme al Contrato de Cesion, el Fiduciario no podra hacer dichos pagos. En caso de que las cantidades del Fondo de Reserva no fueren suficientes para hacer el pago total de las cantidades de impuestos e intereses que correspondan al amparo de los Valores Subordinados, el Fiduciario tomara del Fondo General las demas cantidades que sean necesarias. En caso de que las cantidades del Fondo General no fueren suficientes, el Fiduciario utilizara las cantidades que se hubieren depositado en la Cuenta de la Garantia de conformidad con lo que se establece en el parrafo 9 de esta Clausula 8, para pagar las cantidades que corresponda a los Tenedores Subordinados, de conformidad con lo que se establezca en los Titulos Subordinados;

5. Las cantidades que integren el Fondo de Reserva, se aplicaran en cuarto lugar al pago de principal de los Valores Preferentes en la Fecha Final de Amortizacion, o en cualquier otra fecha anterior que indique el Administrador Maestro a partir de la Fecha Esperada de Prepago (o en cualquier otra fecha que corresponda en caso de que se presente una Causa de Incumplimiento o un Evento de Amortizacion Anticipada), en el entendido, sin embargo, de que en caso de que en cualquiera de dichas fechas las cantidades del Fondo de Reserva no fueren suficientes para realizar dicho pago, el Fiduciario tomara del Fondo General las demas cantidades que sean necesarias, y en el entendido, ademas, de que a la terminacion del Periodo de Revolvencia por cualquier causa, todas las cantidades que integren el Fondo de Reserva y el Fondo General se destinaran al pago de los impuestos de retencion sobre intereses y a los intereses y principal de los Valores Preferentes (salvo las cantidades que excedan el Aforo, mismas que podran utilizarse tambien en este orden de prelacion para el pago de intereses a los Valores Subordinados conforme a lo que se establece en el parrafo 4 anterior);

6. En caso de que se hubiere presentado una Causa de Incumplimiento o un Evento de Amortizacion Anticipada, una vez que los Valores hayan sido integramente amortizados, las cantidades del Fondo de Reserva se aplicaran, en quinto lugar, al pago de los honorarios de la Agencia Calificadora que hubieren quedado pendientes de pago, y dichos pagos se haran precisamente en las fechas en las que se lleve a cabo la amortizacion total de los Valores, en el entendido, sin embargo, de que en caso de que las cantidades del Fondo de Reserva no fueren suficientes para realizar dichos pagos, el Fiduciario tomara del Fondo General las demas cantidades que fueren necesarias;

7. Una vez que los Valores Preferentes hayan sido integramente amortizados, las cantidades del Fondo de Reserva se aplicaran, en sexto lugar, al pago de principal de los Valores Subordinados. En caso de que en cualquier Fecha de Pago de los Valores Subordinados las cantidades del Fondo de Reserva no fueren suficientes para hacer el pago total de las cantidades de principal que correspondan al amparo de los Valores Subordinados, el Fiduciario tomara del Fondo General las demas cantidades que sean necesarias. En caso de que las cantidades del Fondo General no fueren suficientes, el Fiduciario utilizara las cantidades depositadas en la Cuenta de la Garantia para pagar las cantidades que correspondan a los Tenedores Subordinados, de conformidad con lo que se establezca en los Titulos Subordinados;

8. Una vez hechos los pagos anteriores, las cantidades del Fondo General se aplicaran al pago de las cantidades pagaderas por concepto de indemnizaciones al Fiduciario conforme a lo que se establece en la Clausula 17, en caso de que dichas indemnizaciones no hubieren quedado totalmente cubiertas conforme a lo que se establece en el parrafo 1 de este inciso B y en la propia Clausula 17, y unicamente por la diferencia que se menciona en dicha Clausula 17;

9. En caso de que ocurra un evento que de conformidad con lo que se especifique en la Sesion del Comite Tecnico Inicial o, en su caso, en las Instrucciones para la Emision de Valores Subordinados y en los demas documentos relacionados con la Emision y colocacion de los mismos deba tener como consecuencia la separacion de cantidades en la Cuenta de la Garantia, y el Fiduciario reciba instrucciones por escrito al efecto por parte del Administrador Maestro con copia a los Tenedores Subordinados, a los Fideicomitentes, al Comite Tecnico y a la Agencia Calificadora, y siempre que los Valores Preferentes esten al corriente en el pago de todas las cantidades adeudadas de principal e intereses y que despues de dar efectos al pago correspondiente se mantenga el Aforo requerido conforme al Contrato de Cesion, el Fiduciario separara del Fondo General las cantidades que le indique por escrito el Administrador Maestro y las depositara en la Cuenta de la Garantia hasta por las cantidades que le indique el Administrador Maestro de conformidad con lo que se especifique en la Sesion del Comite Tecnico Inicial o, en su caso, en las Instrucciones para la Emision de Valores Subordinados y en los demas documentos relacionados con la Emision y colocacion de los mismos. Una vez que el saldo total de la Cuenta de la Garantia llegue a dicha cantidad, el Fiduciario dejara de depositar cantidad alguna en dicha cuenta. El Administrador Maestro debera proporcionar dichas instrucciones al Fiduciario siempre que haya verificado la existencia de un evento que de conformidad con lo que se especifique en la Sesion del Comite Tecnico Inicial o, en su caso, en las Instrucciones para la Emision de Valores Subordinados y en los demas documentos relacionados con la Emision y colocacion de los mismos deba tener como consecuencia la separacion de cantidades en la Cuenta de la Garantia, en el entendido de que el Administrador Maestro debera proceder a realizar dicha verificacion por si mismo o cuando medie peticion escrita para ello por parte de la Mayoria de Tenedores de los Valores Subordinados.

Una vez que desaparezca o se subsane el evento que hubiere dado lugar al deposito de cantidades en la Cuenta de la Garantia y en los demas casos en los que asi se establezca en la Sesion del Comite Tecnico Inicial o, en su caso, en las Instrucciones para la Emision de Valores Subordinados y en los demas documentos relacionados con la Emision y colocacion de los mismos, el Fiduciario podra hacer retiros de las cantidades que se hubieren depositado en la Cuenta de la Garantia y transferirlas al Fondo General, de acuerdo con instrucciones expresas por escrito para ello por parte del Administrador Maestro, con copia a la Mayoria de Tenedores de Valores Subordinados de conformidad con lo que se especifique en la Sesion del Comite Tecnico Inicial o, en su caso, en las Instrucciones para la Emision de Valores Subordinados y en los demas documentos relacionados con la Emision y colocacion de los mismos.

10. A menos que deban ser utilizadas para el pago de otros conceptos de conformidad con lo que se establece en esta Clausula 8, todas las cantidades que integren el Fondo General se utilizaran durante el Periodo de Revolvencia para adquirir y pagar Derechos al Cobro conforme a lo que se establece en el inciso D de la Clausula 7 de este Contrato.

Durante el Periodo de Revolvencia, en tanto los Valores Preferentes esten al corriente en el pago de las cantidades adeudadas de principal e intereses y siempre que despues de dar efectos al pago correspondiente se mantenga el Aforo requerido conforme al Contrato de Cesion,  en caso de que ocurra un evento especificado para ello de conformidad con lo que se establezca en la Sesion del Comite Tecnico Inicial o en las Instrucciones para la Emision de Valores Subordinados, segun sea el caso, y en los demas documentos relacionados con la Emision y colocacion de los Valores Subordinados, y el Fiduciario reciba instrucciones por escrito al efecto del Administrador Maestro, el Fiduciario entregara a los Tenedores registrados de Valores Subordinados en lugar de los Fideicomitentes, las cantidades que sean pagaderas cada Dia Habil como Contraprestaciones por los Derechos al Cobro Cedidos, hasta la amortizacion de los Valores Subordinados.

En caso de terminacion del Periodo de Revolvencia por cualquier causa no podran hacerse las aplicaciones descritas en este parrafo 10 y todas las cantidades que integren el Fondo General deberan dedicarse al pago de los conceptos indicados en los parrafos 1 a 9 anteriores en el orden de prelacion que se establece.

11. Despues de la terminacion del Periodo de Revolvencia, y una vez que los Valores Subordinados hayan sido integramente amortizados, y siempre que no existan saldos pendientes de pago por Gastos de Mantenimiento de la Emision, todas las cantidades remanentes seran entregadas a los Fideicomisarios en Tercer Lugar en pago de cualquier saldo insoluto de las contraprestaciones pagaderas a su favor conforme al Contrato de Cesion y el remanente si lo hubiere, se repartira en las proporciones que correspondan a sus aportaciones de conformidad con lo que se establece en este Contrato (tomando en consideracion cualquier aportacion adicional que los Fideicomitentes hubieren realizado al Patrimonio del Fideicomiso con posterioridad a su constitucion).

Clausula 9. Inversiones Permitidas. El Fiduciario invertira los recursos en efectivo que se encuentren dentro del Patrimonio del Fideicomiso segun lo establecido en la Clausula 5 del presente Fideicomiso en tanto dichos fondos no se dediquen a la adquisicion de Derechos al Cobro o al pago de otros conceptos de conformidad con lo que se establece en este Contrato.

Para efectos del presente Contrato, el termino "Inversiones Permitidas", significa (A) en el caso de inversiones en Pesos la inversion a un dia (overnight) en: (i) valores gubernamentales denominados en Pesos o UDIs, emitidos o garantizados por el Gobierno Federal; (ii) reportos sobre dichos valores gubernamentales; (iii) depositos a la vista con instituciones de banca multiple con calificacion crediticia de "mxA-1+" o mejor en la Escala Nacional CaVal de Calificaciones de Corto Plazo de Standard & Poors o su equivalente; (iv) certificados de deposito en Pesos con instituciones de banca multiple con calificacion crediticia de "mxA-1+" o mejor en la Escala Nacional CaVal de Calificaciones de Corto Plazo de Standard & Poors o su equivalente, o (v) en instrumentos bursatiles de deuda a cargo de emisores corporativos siempre que estos instrumentos cuenten con calificaciones crediticias emitidas por la Agencia Calificadora que sean por lo menos iguales, o mejores que las calificaciones iniciales de los Valores Preferentes, aun cuando los instrumentos en los que invierta el Fiduciario sean a corto plazo, y (B) en el caso de inversiones en Dolares inversiones en (a) obligaciones de los Estados Unidos de America o cualquier agencia gubernamental de los mismos, o en instrumentos que cuenten con la garantia de los Estados Unidos de America o de cualquier agencia gubernamental de los mismos, con vencimientos no superiores a 90 (noventa) dias a partir de su fecha de adquisicion, o (b) certificados de deposito expedidos por cualquier banco o institucion fiduciaria organizada de conformidad con las leyes de los Estados Unidos de America o cualquier estado de dicho pais, con capital de por lo menos US$500,000,000 (quinientos millones de Dolares) y calificacion respecto de sus instrumentos de deuda quirografaria a corto plazo no subordinada de por lo menos "A-1" en la escala de Standard & Poor's o su equivalente con vencimientos no superiores a 90 (noventa) dias a partir de su fecha de adquisicion, o (c) papel comercial con calificacion de por lo menos "A-1" en la escala de Standard & Poor's o su equivalente con vencimientos no superiores a 90 (noventa) dias a partir de su fecha de adquisicion, o (d) contratos de reporto de los instrumentos mencionados en el sub-inciso (a) anterior celebrados con algun banco o institucion fiduciaria de los mencionados en el sub-inciso (b) anterior, y (e) cualquier fondo el 95% de cuyos activos se inviertan en los valores a los que se refieren los sub-incisos (a) a (c) anteriores.

 En ningun supuesto el Fiduciario podra invertir los recursos en efectivo que se encuentren dentro del Patrimonio del Fideicomiso en la adquisicion de instrumentos o valores de cualquier especie emitidos o garantizados por cualquiera de las Afiliadas de las Fideicomitentes.

 El Fiduciario solamente podra participar en operaciones de reporto con contrapartes que hayan recibido por parte de alguna agencia calificadora una calificacion igual o mejor a la calificacion inicial de los Valores. Si tales inversiones se realizan a traves de sociedades de inversion, estas deberan tener una calificacion igual o mejor a la calificacion inicial de la Emision.

Estas inversiones se realizaran siempre por los plazos necesarios para asegurar que se mantenga un nivel de liquidez adecuado para cumplir oportunamente los pagos, transferencias o erogaciones que procedan con cargo al Patrimonio del Fideicomiso, especialmente los pagos que correspondan conforme a los terminos de los Valores, por lo que en todo caso dichas inversiones deberan vencer antes de cada Fecha de Pago, salvo en el caso de que el Comite Tecnico apruebe vencimientos posteriores si el Fondo de Mantenimiento de la Emision y el Fondo de Reserva cuentan con suficientes recursos liquidos para efectuar las erogaciones que correspondan en la siguiente Fecha de Conciliacion o Fecha de Pago, segun sea el caso.

Los Fideicomitentes, en este acto, liberan expresamente al Fiduciario de cualquier responsabilidad derivada de la compra de valores o instrumentos de inversion, asi como por las perdidas o menoscabos que pudieran afectar la materia del presente Fideicomiso, como consecuencia de las inversiones efectuadas por el Fiduciario en acatamiento a las instrucciones que le gire el Comite Tecnico o como consecuencia de las inversiones efectuadas por el Fiduciario sin haber recibido instruccion alguna, siempre y cuando el Fiduciario haya efectuado dichas inversiones en Inversiones Permitidas de conformidad con lo que se establece en esta clausula.

Para los efectos de la inversion a que se refiere la presente Clausula 9, el Fiduciario se sujetara en todo caso a las disposiciones legales o administrativas que regulen las inversiones de recursos materia de fideicomisos, y en especial a las disposiciones de la circular 1/2005 expedida por el Banco de Mexico. En caso de que el Fiduciario realice operaciones de inversion en las que la contraparte sea la propia institucion de banca multiple a la que pertenece el Fiduciario, los derechos y obligaciones derivados de dichas operaciones no podran extinguirse por confusion.

 El Fiduciario no sera responsable por los menoscabos que sufran los valores en que se invierta el Patrimonio del Fideicomiso, con relacion al precio de adquisicion, por fluctuaciones en el mercado. No obstante lo anterior, el Fiduciario, debera obrar siempre como buen padre de familia, y sera responsable de las perdidas o menoscabos que los bienes sufran por su culpa o negligencia en los terminos del articulo 391 y demas aplicables de la Ley General de Titulos y Operaciones de Credito.

Clausula 10. Emision de los Valores. Los Valores que emita el Fiduciario en cumplimiento de los fines del Fideicomiso seran colocados en el extranjero de conformidad con lo que determine el Comite Tecnico Inicial o, en el caso de los Valores Subordinados, cuando estos sean emitidos con posterioridad a la Emision de Valores Preferentes, de conformidad con las Instrucciones para la Emision de Valores Subordinados. Los Valores generaran intereses a la tasa que determine el Comite Tecnico Inicial, segun se establezca en la Sesion del Comite Tecnico Inicial o en las Instrucciones para la Emision de Valores Subordinados, segun sea el caso, y en los Titulos correspondientes.

 La emision de los Valores se hara en los terminos, condiciones y con las demas caracteristicas que determine el Comite Tecnico Inicial en la Sesion del Comite Tecnico Inicial o, en el caso de los Valores Subordinados, cuando estos sean emitidos con posterioridad a la Emision de Valores Preferentes, de conformidad con las Instrucciones para la Emision de Valores Subordinados y en los demas terminos que sean aplicables conforme al presente Contrato.

 Clausula 11. Caracteristicas de los Valores; Decisiones de Tenedores; Subordinacion.

 A. Caracteristicas Especificas de los Valores. Los Valores tendran las siguientes caracteristicas, sin perjuicio de lo que se establezca en la Sesion del Comite Tecnico Inicial y en las Instrucciones para la Emision de Valores Subordinados, segun sea el caso. Los terminos y condiciones para la Emision de Valores Subordinados en ningun caso podran modificar los derechos de los Tenedores Preferentes conforme al presente Contrato o a los demas Documentos de la Operacion.

1. Moneda y Denominacion. Los Valores seran pagaderos en Dolares y tendran la denominacion que, en su caso, determine el Comite Tecnico Inicial o conforme a las Instrucciones para la Emision de Valores Subordinados, en su caso.

2. Precio de Colocacion. Los Valores seran colocados a su valor nominal o a descuento, con un interes periodico, fijo o variable, segun se establezca en la Sesion del Comite Tecnico Inicial y en los Titulos correspondientes o, en el caso de los Valores Subordinados, cuando estos sean emitidos con posterioridad a la Emision de Valores Preferentes, de conformidad con las Instrucciones para la Emision de Valores Subordinados.

3. Restricciones de Circulacion. Los Valores seran colocados en el extranjero entre inversionistas institucionales calificados. Los Valores estaran sujetos a las restricciones de circulacion que, en su caso, determine expresamente el Comite Tecnico Inicial y que sean incluidas en la Sesion del Comite Tecnico Inicial o en las Instrucciones para la Emision de Valores Subordinados, en su caso, y en los Titulos correspondientes.

4. Registro de Tenedores y Titulos. El Fiduciario mantendra un registro total y completo (el "Registro de Tenedores") que debera mostrar: (i) el numero total de Valores Preferentes y Valores Subordinados emitidos por el Fideicomiso y colocados en el extranjero; (ii) el nombre, nacionalidad y domicilio de cada uno de los Tenedores; (iii) todas las transmisiones de los Valores que le sean dadas a conocer al Fiduciario conforme a lo establecido en los parrafos siguientes; (iv) cualquier cancelacion de Valores, y (iv) cualquier amortizacion o pago de los Valores. El Fiduciario solo considerara como Tenedores a las personas que esten registradas como tenedores de dichos Valores en el Registro de Tenedores.

Cualquier adquirente de los Valores, que reuna las caracteristicas necesarias para ser titular de los mismos de conformidad con lo que se establezca en la Sesion del Comite Tecnico Inicial o en las Instrucciones para la Emision de Valores Subordinados, segun sea el caso, y en los Titulos de los Valores que corresponda, podra,  mediante solicitud por escrito al Fiduciario, (i) solicitar que lleven a cabo los asientos necesarios en el Registro de Tenedores a fin de reflejar la transmision de que se trate y, en dicho caso, el Fiduciario hara los asientos correspondientes en el Registro de Tenedores para registrar a dicho nuevo adquirente, contra la entrega de copia simple de la documentacion en la que se haga constar la transmision correspondiente, y (ii) en caso de ser necesario, que canjee el Titulo y/o lo subdivida para reflejar la transmision de Valores.

Ningun Titulo dara derecho a los beneficios con los que cuentan los Tenedores, a menos que haya sido suscrito por dos representantes autorizados del Fiduciario y haya sido firmado en original. Los Titulos que ostenten la firma de los representantes debidamente autorizados del Fiduciario obligaran al Fiduciario en los terminos del Fideicomiso a pesar de que dichos representantes hubieren dejado de serlo antes de la entrega de dicho Titulo.

La propiedad de un Valor que este documentado en un Titulo, sera transferida mediante la cesion y entrega de dicho Valor al adquirente, siempre que el adquirente reuna las caracteristicas necesarias parar ser titular del Valor de que se trate de acuerdo con lo que se establezca en la Sesion del Comite Tecnico Inicial o en las Instrucciones para la Emision de Valores Subordinados, segun sea el caso, y en los Titulos de los Valores de que se trate. Conjuntamente, debera completarse un formulario que estara adjunto al Titulo correspondiente, y cumplirse con la entrega de todas las opiniones legales y otras certificaciones que pueda requerir el Fiduciario para la validez de dicha cesion. Sin embargo, hasta que la transferencia de un Titulo representativo de un Valor haya sido registrada en el Registro de Tenedores conforme a lo que se establece en los parrafos anteriores, el Fiduciario no obstante cualquier aviso en contrario, podra tratar al Tenedor registrado de dicho Valor como el propietario del mismo para el ejercicio de los derechos que le correspondan.

 Ademas de lo anterior, el Fiduciario llevara un registro de las resoluciones adoptadas por la Mayoria de Tenedores de Valores Preferentes y por la Mayoria de Tenedores de Valores Subordinados que le sean notificadas.

5. Naturaleza de los Valores. Sin perjuicio de la exigibilidad en los Estados Unidos Mexicanos, los Valores seran calificados como "Notes" de conformidad con las leyes de los Estados Unidos de America, y representaran obligaciones de pago del Fideicomiso de conformidad con lo que se establece en el presente Contrato, en los demas Documentos de la Operacion, en la Sesion del Comite Tecnico Inicial y, en el caso de que los Valores Subordinados sean emitidos despues de la Emision de Valores Preferentes, en las Instrucciones para la Emision de Valores Subordinados.

6. Obligaciones Especiales. Los Valores contendran obligaciones de hacer y no hacer del Fiduciario, de acuerdo con lo que se establezca en la Sesion del Comite Tecnico Inicial, o en el caso de los Valores Subordinados cuando estos sean emitidos con posterioridad a la Emision de Valores Preferentes, de conformidad con las Instrucciones para la Emision de Valores Subordinados, y estaran sujetos a eventos de contingencia ("Eventos de Contingencia"), causas de incumplimiento ("Causas de Incumplimiento") y a eventos de amortizacion anticipada ("Eventos de Amortizacion Anticipada") que determine el Comite Tecnico Inicial y que se incluyan en la Sesion del Comite Tecnico Inicial o en las Instrucciones para la Emision de Valores Subordinados, en su caso, y en los Titulos correspondientes. Los Valores Subordinados podran estar garantizados por una Afiliada de los Fideicomitentes. La documentacion relacionada con dicha garantia y con la Emision y colocacion de los Valores Subordinados establecera los eventos que podran dar lugar a la aplicacion de fondos a la Cuenta de la Garantia de acuerdo con lo que se establece en la Clausula 8 del presente Contrato.

7. Eventos de Contingencia. Los Eventos de Contingencia incluiran, entre otros, los que se indican a continuacion. En el supuesto de que durante la vigencia de los Valores se presente algun Evento de Contingencia y el mismo no sea subsanado durante 2 (dos) periodos de intereses consecutivos, la Mayoria de Tenedores podra resolver que dicho Evento de Contingencia sea considerado como un Evento de Amortizacion Anticipada.

Seran Eventos de Contingencia los siguientes:

a) el retraso o incumplimiento por parte del Administrador Maestro en la entrega de los Reportes del Administrador Maestro durante mas de 5 (cinco) Dias Habiles contados a partir de la fecha en que el Fiduciario le notifique respecto de dicha demora;

b) el incumplimiento de cualquiera de los Fideicomitentes con cualquiera de sus obligaciones derivadas de la legislacion aplicable que impliquen un efecto material y adverso a su condicion financiera o sus operaciones o al Patrimonio del Fideicomiso, y

c) el incumplimiento por parte del Fiduciario de ciertas obligaciones de hacer o de no hacer segun se establezca en la Sesion del Comite Tecnico Inicial y en los Titulos correspondientes.

8. Causas de Incumplimiento. El incumplimiento con cualquier pago de intereses de los Valores Preferentes a mas tardar 3 (tres) Dias Habiles despues de cualquier Fecha de Pago de Intereses correspondiente sera Causa de Incumplimiento y dara lugar a la terminacion automatica del Periodo de Revolvencia y a la amortizacion anticipada de los Valores Preferentes. Adicionalmente, el incumplimiento con el pago de principal de los Valores Preferentes en la Fecha de Amortizacion sera Causa de Incumplimiento.

9. Eventos de Amortizacion Anticipada. Los Eventos de Amortizacion Anticipada incluiran, entre otros, los que se indican a continuacion. En caso de que se presente cualquiera de los eventos descritos en los parrafos a), c), d), e) y f) siguientes, terminara automaticamente el Periodo de Revolvencia y el Fiduciario debera proceder a la amortizacion anticipada de los Valores. Adicionalmente, en el supuesto de que se inicie un procedimiento involuntario de concurso mercantil o quiebra de cualquiera de los Fideicomitentes conforme a lo que se menciona en la segunda parte del parrafo f) siguiente, o de que se presente cualquier otro Evento de Amortizacion Anticipada, la Mayoria de Tenedores podra decretar la amortizacion anticipada de los Valores en cuyo caso el Periodo de Revolvencia terminara y el Fiduciario debera proceder a la amortizacion anticipada de los Valores. Para que el Fiduciario proceda a la amortizacion anticipada de los Valores, debera recibir instrucciones de la Mayoria de Tenedores, las cuales deberan incluir el procedimiento a seguir para amortizar anticipadamente los Valores.

Seran Eventos de Amortizacion Anticipada:

a) en caso de que la calificacion otorgada a los Valores Preferentes por la Agencia Calificadora se reduzca a menos de mx.BBB- en la escala de Standard & Poor's, S.A. de C.V.;

b) el incumplimiento por parte del Fiduciario de ciertas obligaciones de hacer o de no hacer, segun se establezcan en la Sesion del Comite Tecnico Inicial y en los Titulos correspondientes;

c) en caso de terminacion anticipada del Contrato de Cesion de conformidad con lo que en el mismo se establezca;

d) en caso de que el Administrador Maestro o cualquiera de los Administradores, segun sea el caso, hubieren presentado aviso de terminacion anticipada del Contrato de Administracion, de cualquiera de los Contratos Maestros de Servicios o los Contratos de Servicios y al termino de un plazo de 120 (ciento veinte) dias a partir de dicha notificacion (o cualquier otro plazo aplicable de conformidad con lo que se establezca en el Contrato de Administracion, los Contratos Maestros de Servicios o los Contratos de Servicios, segun sea el caso) no se hubiere designado a un Administrador Maestro Sustituto o Administrador Sustituto, segun sea el caso, y no se hubiere llevado a cabo una transicion ordenada de dichos servicios a dicho Administrador Maestro Sustituto o Administrador Sustituto, segun corresponda conforme a lo que se establezca en los Contratos Maestros de Servicios o los Contratos de Servicios;

e) en caso de que el Fiduciario venda, ceda o de cualquier forma transfiera o disponga de los activos del Patrimonio del Fideicomiso en violacion a lo expresamente previsto en el presente Contrato y no subsane dicho incumplimiento al termino de 3 (tres) Dias Habiles a partir de la fecha en que reciba notificacion al efecto por parte de la Mayoria de Tenedores, y

f) en el caso de que se instituya un procedimiento con el fin de declarar a Dinavisa, VFC, VAU o VVC en quiebra o concurso mercantil, ya sea que dicho procedimiento sea iniciado por cualquiera de dichas sociedades o por cualquier tercero, en el entendido, sin embargo, de que el inicio de un procedimiento de concurso mercantil o quiebra contra Dinavisa, VFC, VAU o VVC sin contar con su consentimiento, no constituira un Evento de Amortizacion Anticipada si dicho procedimiento es declarado improcedente dentro de los siguientes 120 (ciento veinte) dias posteriores a la fecha en que este se hubiera iniciado.

En caso de que proceda la amortizacion anticipada de los Valores, los Tenedores tendran derecho a recibir el monto total de principal, y los intereses devengados y no pagados hasta la fecha en que se haga la amortizacion anticipada.

10. Plazo de la Emision. Los Valores tendran una vigencia maxima de 6 (seis) anos a partir de la Fecha de la Emision de Valores Preferentes.

B. Decisiones de Tenedores. Todas las decisiones que requieran aprobacion de los Tenedores Preferentes deberan ser adoptadas mediante resolucion de la Mayoria de Tenedores Preferentes. Igualmente, las decisiones que requieran aprobacion de los Tenedores Subordinados deberan ser adoptadas mediante resolucion de la Mayoria de Tenedores Subordinados. En caso de que solamente exista un Tenedor registrado de cualquiera de los Valores, las decisiones se consideraran debidamente adoptadas si el Fiduciario recibe una notificacion por escrito de dicho Tenedor registrado.

 Las resoluciones de la Mayoria de Tenedores de que se trate podran ser adoptadas mediante asamblea, conferencia telefonica o de cualquier otra manera, en el entendido de que en todo caso debera entregarse al Fiduciario una constancia por escrito y firmada por los Tenedores que hayan adoptado las resoluciones respectivas. Las resoluciones adoptadas por la Mayoria de Tenedores de que se trate seran obligatorias para todos los Tenedores de los Valores de que trate, aun para los ausentes o disidentes.

 Las asambleas de Tenedores podran ser convocadas por el Fiduciario (directamente o a solicitud del Comite Tecnico o de cualquiera de los Fideicomitentes) o por cualquier Tenedor Preferente o Tenedor Subordinado, segun sea el caso, con por lo menos 5 (cinco) Dias Habiles de anticipacion mediante convocatoria que se entregue de manera personal, servicio de mensajeria especializada o mediante correo certificado con acuse de recibo al ultimo domicilio de cada Tenedor que tenga registrado el Fiduciario. No habra necesidad de convocatoria si se encuentran reunidos (ya sea fisicamente o mediante conferencia telefonica) todos los Tenedores Preferentes o Tenedores Subordinados, segun sea el caso.

 Las asambleas de Tenedores seran presididas por la persona que designen los Tenedores que sean legitimos titulares de Valores en circulacion de que se trate, cuyo saldo insoluto de principal represente la mayor parte del saldo insoluto de principal de todos los Valores en circulacion de que se trate, y el secretario sera designado por la mayoria de Tenedores presentes. De cada asamblea de Tenedores se levantara un acta que firmaran todos los asistentes a la misma, la cual debera ser entregada al Fiduciario con copia al Comite Tecnico. En caso de que la Mayoria de Tenedores de que se trate adopte resoluciones fuera de asamblea, estos deberan entregar al Fiduciario, con copia al Comite Tecnico, una constancia por escrito de las resoluciones adoptadas firmada por los Tenedores que hayan adoptado las resoluciones respectivas.

 A menos que el contexto indique que sean la Mayoria de Tenedores de Valores Subordinados los facultados para adoptar una determinada resolucion, cuando en este Contrato y en los demas Documentos de la Operacion se haga referencia a la Mayoria de Tenedores sin especificar si se trata de los Tenedores de Valores Preferentes o de Valores Subordinados y hasta en tanto los Valores Preferentes no hayan sido amortizados en su totalidad, dichas referencias se entenderan hechas a la Mayoria de Tenedores de Valores Preferentes.

 C. Subordinacion. La amortizacion y pago de los Valores Subordinados (y de otras cantidades pagaderas en relacion con los mismos, incluyendo, de manera enunciativa mas no limitativa, cualquier pago o amortizacion anticipada u otros pagos, ya sea a sus vencimientos programados o anticipadamente) se encontrara subordinada a y el derecho a recibir dichos pagos respecto de los mismos, quedara sujeto a, el pago previo de las cantidades que en cada fecha correspondan a los Valores Preferentes. Los Tenedores Subordinados no tendran derecho de decretar la terminacion anticipada del Periodo de Revolvencia o la amortizacion anticipada de los Valores Subordinados, a menos de que la Mayoria de Tenedores de los Valores Preferentes declare la amortizacion anticipada de los Valores Preferentes. Si la Mayoria de Tenedores de Valores Preferentes decreta la amortizacion anticipada de los Valores Preferentes, se considerara que los Tenedores Subordinados han decretado tambien la amortizacion anticipada de los Valores Subordinados. El Fiduciario debera utilizar el Patrimonio del Fideicomiso para el pago de los Valores Subordinados unicamente despues de utilizar las cantidades necesarias para el pago total y completo de las cantidades que en cada fecha corresponda a los Valores Preferentes.

Clausula 12. Amortizacion de los Valores.

A. Amortizacion de los Valores Preferentes. La amortizacion de los Valores Preferentes se llevara a cabo segun se senale en los Titulos respectivos, en el entendido de que el Fiduciario podra hacer el pago parcial o total de los Valores Preferentes a partir de la Fecha Esperada de Prepago conforme existan recursos liquidos en el Patrimonio del Fideicomiso, sin que esto constituya un incumplimiento ni se requiera el consentimiento de los Tenedores.

La amortizacion anticipada a que se refiere el parrafo anterior, solo podra llevarse a cabo en Fechas de Pago, excepto cuando dicha amortizacion anticipada resulte de un Evento de Contingencia (siempre que hayan transcurrido los plazos para subsanarlo) o de una Causa de Incumplimiento o un Evento de Amortizacion Anticipada, en cuyo caso debera realizarse el Dia Habil inmediato siguiente a la fecha en que hubiere ocurrido una Causa de Incumplimiento o en que se hubiere declarado el Evento de Amortizacion Anticipada conforme al presente Contrato y a los demas Documentos de la Operacion. Cualquier amortizacion anticipada voluntaria requerira instrucciones al Fiduciario conforme a lo que se establezca en los Titulos respectivos. En cualquier amortizacion anticipada de los Valores Preferentes, sus Tenedores tendran derecho a recibir el monto ya sea total o parcial del saldo de principal, mas los rendimientos devengados y no pagados hasta la fecha en que se haga la amortizacion parcial o total mas, en caso de ser aplicable de conformidad con lo que se establezca en la Sesion del Comite Tecnico Inicial, la prima por pago anticipado que corresponda.

 Por lo que respecta a la amortizacion al vencimiento del plazo de los Valores Preferentes, el Fiduciario llevara a cabo dicha amortizacion y pago, a mas tardar en la Fecha de Amortizacion, junto con el importe total de los intereses devengados por el periodo, conforme a los terminos y condiciones previstos para tal efecto en la Sesion del Comite Tecnico Inicial y en los Titulos correspondientes, con cargo al Patrimonio del Fideicomiso.

La amortizacion de los Valores Preferentes se hara exclusivamente con los recursos liquidos provenientes del Patrimonio del Fideicomiso, hasta donde este baste y alcance, excluyendo en todo caso las cantidades depositadas en la Cuenta de la Garantia. En caso de que los recursos liquidos en el Patrimonio del Fideicomiso (excluyendo las cantidades depositadas en la Cuenta de la Garantia) en la Fecha de Pago correspondiente, o en la fecha en que se decrete la amortizacion anticipada de los Valores Preferentes, en su caso, no sean suficientes para cubrir el pago total de las cantidades antes senaladas, el Fiduciario hara pagos parciales con los recursos del Patrimonio del Fideicomiso (excluyendo las cantidades depositadas en la Cuenta de la Garantia) conforme estos se vayan liquidando, hasta el pago total de los Valores Preferentes.

 B. Amortizacion de los Valores Subordinados. No podran hacerse pagos conforme a los Valores Subordinados a menos que con anterioridad se hayan cubierto todas las cantidades que corresponda pagar antes conforme a los Valores Preferentes, en el entendido de que los pagos conforme a los Valores Subordinados solo podran hacerse si, despues de dar efecto a dichos pagos, se mantiene el Aforo requerido conforme al Contrato de Cesion.

 La amortizacion de los Valores Subordinados se llevara a cabo, siempre y cuando se hubieren cubierto en su totalidad las cantidades de principal, intereses, primas y cualquier otro accesorio que correspondan a los Valores Preferentes, segun se senale en los Titulos respectivos, en el entendido de que el Fiduciario procedera a la amortizacion anticipada parcial o total de los Valores Subordinados en el supuesto de que se permita el pago anticipado en terminos de la Sesion del Comite Tecnico Inicial o, cuando los Valores Subordinados sean emitidos con posterioridad a la Emision de los Valores Preferentes, en terminos de lo dispuesto en las Instrucciones para la Emision de Valores Subordinados.

 La amortizacion anticipada solo podra llevarse a cabo en Fechas de Pago (excepto cuando dicha amortizacion anticipada resulte de una Causa de Incumplimiento o un Evento de Amortizacion Anticipada, en cuyo caso podra hacerse en cualquier fecha que se determine conforme a los propios Valores Subordinados), y podra ser parcial o total, sujeto a los terminos de la Sesion del Comite Tecnico Inicial o, cuando los Valores Subordinados sean emitidos con posterioridad a la Fecha de la Emision de Valores Preferentes, en terminos de lo dispuesto en las Instrucciones para la Emision de Valores Subordinados. En la amortizacion anticipada de Valores Subordinados, sus Tenedores tendran derecho a recibir el monto ya sea total o parcial del saldo, mas los rendimientos devengados y no pagados hasta la fecha en que se haga la amortizacion parcial o total mas, en caso de ser aplicable, la prima por pago anticipado que corresponda, y siempre y cuando se hubieren cubierto las cantidades que correspondan a los Valores Preferentes.

 Por lo que respecta a la amortizacion al vencimiento del plazo de los Valores Subordinados, el Fiduciario llevara a cabo, con cargo al Patrimonio del Fideicomiso, la amortizacion y pago en la ultima Fecha de Pago de los Valores Subordinados junto con el importe total de los intereses devengados por el periodo, conforme a los terminos y condiciones previstos para tal efecto en la Sesion del Comite Tecnico Inicial o en las Instrucciones para la Emision de Valores Subordinados, en su caso, y en el Titulo correspondiente.

La amortizacion de los Valores Subordinados se hara exclusivamente con los recursos liquidos provenientes del Patrimonio del Fideicomiso, hasta donde este baste y alcance, incluyendo las cantidades que se encuentran depositadas en la Cuenta de la Garantia. En caso de que los recursos liquidos en el Patrimonio del Fideicomiso en la Fecha de Pago correspondiente, o en la fecha en que se decrete la amortizacion anticipada de los Valores Subordinados, en su caso, no sean suficientes para cubrir el pago total de las cantidades antes senaladas, el Fiduciario hara pagos parciales con los recursos del Patrimonio del Fideicomiso conforme estos se vayan liquidando, hasta el pago total de los Valores Subordinados.

Clausula 13. Obligaciones de los Fideicomitentes. Sin perjuicio de otras obligaciones contenidas en otras disposiciones del presente Contrato, son obligaciones de los Fideicomitentes las siguientes:

a) Cumplir en todos los aspectos relevantes con la legislacion aplicable, asi como con el pago de las obligaciones fiscales incluyendo aquellas relacionadas con el entero de IVA relacionado con los Derechos al Cobro Cedidos, y la entrega de constancias y documentos que acrediten dichos pagos y con cualquier obligacion a su cargo establecida en el presente Fideicomiso;

b) Notificar la cesion de los Derechos al Cobro Cedidos a los Deudores correspondientes conforme a lo que se indica en la Clausula 2 y en el inciso B de la Clausula 6 del presente Contrato y en el Contrato de Cesion y solicitar a dichos Deudores que en adelante realicen los pagos correspondientes en las Cuentas de Ingresos o en cualquiera de las otras cuentas que el Fiduciario controle conforme a lo que se establece en el segundo parrafo del inciso A de la Clausula 7;

c) Llevar a cabo todas aquellas acciones adicionales que sean necesarias para perfeccionar la cesion al Fideicomiso de los Derechos al Cobro Cedidos y, en caso de ser necesario, iniciar cualquier accion legal que razonablemente se requiera para defender dicha cesion, asi como colaborar con el Fiduciario, con el Administrador Maestro y los Administradores para demandar, conjuntamente con el Fiduciario, a los Deudores de los Derechos al Cobro Cedidos en caso de incumplimiento de sus respectivas obligaciones de pago, de acuerdo con lo que se establezca en los Contratos Maestros de Servicios y en los Contratos de Servicios;

d) Actuar como depositarios del Fideicomiso respecto a todos los Ingresos provenientes de Derechos al Cobro Cedidos que reciban en las Cuentas de Cobranza o en cualquier otra cuenta no controlada por el Fiduciario,  y depositar dichos Ingresos en alguna de las Cuentas de Ingresos en todo caso a mas tardar el tercer Dia Habil siguiente a la fecha en que los reciban;

e) Entregar al Fiduciario para su entrega a los Tenedores antes del 30 de abril de cada ano, copia de sus respectivos estados financieros auditados correspondientes al ejercicio fiscal anterior, y

f) Proporcionar al Fiduciario la informacion razonable que este solicite, dentro del plazo que resulte razonable tomando en cuenta la naturaleza de la informacion solicitada.

 Clausula 14. Obligaciones del Fiduciario. Sin perjuicio de otras obligaciones contenidas en otras disposiciones del presente Contrato, son obligaciones del Fiduciario las siguientes:

a) Solicitar a los Fideicomitentes y al Administrador Maestro o a quien corresponda los informes que requiera para el mejor cumplimiento de los fines del Fideicomiso;

b) Elaborar y proporcionar a los Fideicomitentes, a los miembros del Comite Tecnico y a la Agencia Calificadora los Reportes del Fiduciario en los terminos que sean aplicables conforme al presente Contrato de Fideicomiso;

c) Abrir, mantener y administrar las Cuentas y Fondos del Fideicomiso en terminos de las Clausulas 7 y 8 y, solamente a falta de disposicion expresa, conforme a las instrucciones por escrito del Comite Tecnico;

d) Elaborar y entregar oportunamente, a traves de sus delegados fiduciarios, a los Fideicomitentes, a los Tenedores, a la Agencia Calificadora, y a las autoridades financieras competentes, en caso de que se requiera, la informacion y documentacion que proceda conforme a la normatividad aplicable relativa al presente Fideicomiso y a los Valores. El Fiduciario estara facultado para contratar los servicios de un despacho de contadores para la elaboracion de estados financieros del Fideicomiso o cualquier otra informacion relacionada y que deba proporcionarse conforme a lo anterior, y pagara los honorarios de dicho despacho con cargo al Fondo de Gastos de Mantenimiento de la Emision;

e) Notificar a los miembros del Comite Tecnico, a los Fideicomitentes, a los Tenedores, a la Agencia Calificadora, al Administrador Maestro y a los Administradores, en el supuesto de que tenga conocimiento y evidencia de que se haya presentado un Evento de Contingencia, alguna Causa de Incumplimiento o Evento de Amortizacion Anticipada o algun Incumplimiento del Administrador Maestro o Incumplimiento del Administrador o cualquier otro evento que pueda afectar el pago puntual y completo de los Valores o el funcionamiento normal del Fideicomiso;

f) Entregar a los Fideicomitentes, a los Tenedores Preferentes y a los Tenedores Subordinados, en su caso, copias de los Reportes del Administrador Maestro y los Reportes del Auditor y entregar a los Tenedores Preferentes y Tenedores Subordinados copias de los estados financieros y demas informacion que reciba de los Fideicomitentes;

g) Entregar al Administrador Maestro y a los Fideicomitentes un reporte diario de cada una de las cuentas bancarias y de inversion abiertas por el Fiduciario conforme a este Contrato, a mas tardar a las 10:00 a.m. tiempo de la Ciudad de Mexico del Dia Habil siguiente a aquel al que se refiera dicho reporte diario;

h) Entregar al Administrador Maestro y a los Fideicomitentes un reporte mensual de cada una de las cuentas bancarias y de inversion abiertas por el Fiduciario conforme a este Contrato, dentro de los 10 (diez) Dias Habiles siguientes al termino de cada mes de calendario, el cual debera incluir el balance inicial, un estado de movimientos durante el periodo mensual correspondiente y el balance final;

i) Realizar todos aquellos actos que se le encomiendan por virtud del presente Fideicomiso, ademas de las demas actividades que le encomiende el Comite Tecnico unicamente en los casos en los que ello este permitido conforme al presente Contrato, y

j) Celebrar cualquier contrato o convenio, suscribir cualquier instrumento, titulo de credito o cualquier otro documento que sea necesario o conveniente para lograr los fines del presente Fideicomiso y proteger el Patrimonio del Fideicomiso y los derechos de los Tenedores.

 El incumplimiento de las obligaciones de Fiduciario de aplicar los activos del Patrimonio del Fideicomiso conforme a lo que se establece en el presente Contrato constituira un Evento de Amortizacion Anticipada de los Valores (salvo en el caso de error, siempre que se actue conforme a lo que se establece en el segundo parrafo de la clausula 7).

 La informacion que el Fiduciario deba entregar a la Agencia Calificadora conforme al presente Contrato se enviara al domicilio que se indica en el Anexo "R" del presente, o a cualquier otro domicilio que la propia Agencia Calificadora notifique por escrito al Fiduciario.

 Cuando para el cumplimiento de los fines del Fideicomiso se requiera la realizacion de actos no previstos en el presente Contrato, que sean urgentes, cuya omision pudiera perjudicar el Patrimonio del Fideicomiso y no fuera posible obtener instrucciones del Comite Tecnico, el Fiduciario debera actuar a su discrecion conforme a las sanas practicas bancarias y a los fines del presente Fideicomiso.

Clausula 15. Comite Tecnico. De conformidad con lo dispuesto por el articulo 80, tercer parrafo de la Ley de Instituciones de Credito, se constituye un Comite Tecnico, en cada caso, de conformidad con lo siguiente:

A. Comite Tecnico Inicial.

1. Establecimiento del Comite Tecnico Inicial. El Comite Tecnico Inicial (el "Comite Tecnico Inicial") se constituira precisamente en la fecha de firma del presente Fideicomiso.

2. Nombramiento de los Miembros del Comite Tecnico Inicial. El Comite Tecnico Inicial estara compuesto por 2 (dos) miembros designados conjuntamente por los Fideicomitentes. Dichos miembros son los siguientes:

Propietarios	Suplentes
Ramon Alberto Leal Chapa	Fabrice Jesus Serfati Magana
Francisco Juan Garza Barbosa	Genaro Contreras Salazar

3. Facultades del Comite Tecnico Inicial. Las facultades y derechos del Comite Tecnico Inicial consistiran unica y exclusivamente en (i) la autorizacion e instruccion por escrito al Fiduciario mediante el acta respectiva para llevar a cabo la Emision de los Valores que seran emitidos al amparo del presente Fideicomiso y demas actos relacionados con dicha Emision, en el entendido de que dicha autorizacion o instrucciones podran referirse a la Emision de Valores Preferentes y Valores Subordinados, o bien solamente a los primeros; (ii) definir los terminos y condiciones de la Emision de los Valores (ya sea Valores Preferentes y Valores Subordinados o bien solamente los primeros) que no estuvieren definidos en el presente Contrato, en el Contrato de Cesion o en los demas Documentos de la Operacion, incluyendo, de manera enunciativa mas no limitativa, el monto de principal, la tasa de interes, las restricciones de circulacion y demas terminos, condiciones y caracteristicas de la Emision, en el entendido de que el Comite Tecnico Inicial no podra modificar ninguna de las formulas que se establezcan en el Contrato de Cesion, ni los terminos, fechas y condiciones de los pagos que se establecen en el presente Contrato o en los demas Documentos de la Operacion, e (iii) instruir al Fiduciario la firma de los demas Documentos de la Operacion en terminos sustancialmente iguales a los de los formatos que se agregan al presente Contrato.

4. Terminacion de Funciones del Comite Tecnico Inicial. El Comite Tecnico Inicial dejara de estar en funciones en la fecha en que (i) se lleve a cabo la Emision de los Valores Preferentes al amparo del presente Contrato, y (ii) se constituya el Comite Tecnico Permanente conforme a lo establecido en el presente Contrato.

B. Comite Tecnico Permanente.

1. Establecimiento del Comite Tecnico Permanente. Precisamente en la fecha en que se haya llevado a cabo la Emision de los Valores Preferentes se modificaran las designaciones de los miembros del Comite Tecnico. El Comite Tecnico Inicial dejara de estar en funciones y sera sustituido por un nuevo comite que sera designado de conformidad con lo que se establece en este inciso B de la Clausula 15. El Comite asi constituido se identificara como el "Comite Tecnico Permanente".

2. Nombramiento de los Miembros del Comite Tecnico Permanente. El Comite Tecnico Permanente estara compuesto por 3 (tres) miembros y sus respectivos suplentes. Los miembros del Comite Tecnico seran designados de conformidad con lo siguiente:

a) Los Fideicomitentes tendran el derecho a designar conjuntamente a 1 (un) miembro propietario del Comite Tecnico Permanente y su respectivo suplente;

b) La Mayoria de Tenedores tendra el derecho a designar a 2 (dos) miembros propietarios del Comite Tecnico Permanente y a sus respectivos suplentes;

c) Los miembros propietarios del Comite Tecnico Permanente y sus suplentes tendran las mismas facultades;

d) Los nombramientos de los miembros del Comite Tecnico Permanente y de los sustitutos seran efectuados mediante aviso por escrito al Fiduciario (acompanado de una fotocopia de la credencial de elector, pasaporte o visa de cada uno de los miembros propietarios y suplentes designados), quien mantendra un registro de los miembros del Comite Tecnico Permanente. El aviso de nombramiento de cualquier miembro del Comite Tecnico Permanente contendra el nombre y la firma de la persona designada;

e) El presidente del Comite Tecnico Permanente sera aquel designado por la mayoria de miembros del Comite Tecnico Permanente y no tendra voto de calidad, y

f) El cargo de los miembros del Comite Tecnico Permanente sera de caracter honorifico, por lo que no recibiran emolumento alguno.

3. Facultades del Comite Tecnico Permanente. Las facultades y derechos del Comite Tecnico Permanente, seran las siguientes:

a) Supervisar la debida aplicacion de las cantidades que formen parte del Patrimonio del Fideicomiso;

b) Comunicar por escrito al Fiduciario la renuncia y nombramiento de la persona o personas que ocupen puestos dentro del Comite Tecnico Permanente;

c) Recibir, analizar y aprobar las cuentas mensuales que entregue el Fiduciario;

d) Instruir al Fiduciario todas las acciones que deban ser tomadas por el para cumplir con los fines del Fideicomiso, pero solo en aquellos casos en los que no exista disposicion expresa en el presente Contrato;

e) En caso de que ocurra un Incumplimiento del Administrador Maestro, o en caso de que los Contratos Maestros de Servicios se den por terminados por cualquier razon, (i) designar un nuevo Administrador Maestro, (ii) negociar los terminos y condiciones en los que se debera celebrar el Contrato de Administracion o los Contratos Maestros de Servicios respectivos, e (iii) instruir al Fiduciario para que celebre el nuevo Contrato de Administracion, o Contratos Maestros de Servicios, segun sea el caso. Esta facultad podra ser ejercida por la Mayoria de Tenedores en el supuesto de que el Comite Tecnico no instruya al Fiduciario la celebracion del nuevo Contrato de Administracion o Contratos Maestros de Servicios dentro de los 20 (veinte) Dias Habiles siguientes a la fecha en que el Fiduciario haya solicitado las instrucciones correspondientes;

f) En caso de que ocurra un Incumplimiento del Administrador, o en caso de que los Contratos de Servicios se den por terminados por cualquier razon, (i) designar un nuevo Administrador para que preste los servicios de administracion y cobranza, de los Derechos al Cobro Cedidos, (ii) negociar los terminos y condiciones en los que se deberan celebrar los Contratos de Servicios, e (iii) instruir al Fiduciario para que celebre los nuevos Contratos de Servicios.

g) Vigilar y procurar que el Fiduciario cumpla con sus obligaciones de entregar informacion en terminos de los inciso (b) y (d) de la Clausula 14 del presente Fideicomiso;

h) Girar instrucciones al Fiduciario para modificar el presente Contrato conforme a lo que se establece en la Clausula 19 o cualquier otro Documento de la Operacion del que sea parte el Fiduciario;

i) Sustituir al Fiduciario, de acuerdo a lo que se establece en la Clausula 21, y

j) Los demas actos que le correspondan en terminos del presente Fideicomiso y de los demas Documentos de la Operacion, en el entendido de que, en aquellos casos en los que se requiera la previa aprobacion del Comite Tecnico Permanente sin que se establezca un plazo maximo para ello, el Comite Tecnico Permanente debera emitir la resolucion respectiva dentro de los 60 (sesenta) dias naturales siguientes a la fecha en que se haya sometido el asunto respectivo a su aprobacion.

C. Funcionamiento del Comite Tecnico. El Comite Tecnico (ya sea que se trate del Comite Tecnico Inicial o el Comite Tecnico Permanente) funcionara de conformidad con lo que se establece a continuacion:

a) El Comite Tecnico sesionara en la Ciudad de Mexico, Distrito Federal, o mediante conferencia telefonica siempre que en ella participen todos los miembros propietarios o sus respectivos suplentes. El Fiduciario sera encargado de convocar a los miembros para la celebracion de sesiones del Comite Tecnico, y debera notificarlos con 5 (cinco) Dias Habiles de anticipacion mediante comunicacion por escrito que se entregue de manera personal, mediante servicio de mensajeria especializada o mediante correo certificado con acuse de recibo al ultimo domicilio de cada miembro propietario y suplente que tenga registrado el Fiduciario, senalando lugar, fecha y hora para la celebracion de la sesion. No habra necesidad de convocatoria si se encuentran reunidos (ya sea fisicamente o mediante conferencia telefonica) todos los miembros del Comite Tecnico o sus respectivos suplentes.

b) Cualquiera de los miembros del Comite Tecnico podra pedir por escrito en cualquier tiempo al Fiduciario, la convocatoria a una Sesion del Comite Tecnico para tratar los asuntos que indique en su peticion. En este caso el Fiduciario debera convocar a una sesion dentro del termino de 10 (diez) Dias Habiles desde que haya recibido la mencionada solicitud.

c) Habra quorum en cualquier sesion del Comite Tecnico cuando se encuentren presentes la mayoria de sus miembros propietarios o de sus respectivos suplentes.

d) Las resoluciones del Comite Tecnico seran validas cuando sean adoptadas por el voto afirmativo de la mayoria de sus miembros propietarios o sus respectivos suplentes.

e) A las sesiones del Comite Tecnico podran asistir aquellas personas ajenas al mismo que sean invitadas por los integrantes del Comite Tecnico en virtud de su relacion o conocimiento de alguno de los puntos a tratar en esa sesion, en el entendido, sin embargo, de que dichas personas tendran voz pero no voto en las resoluciones que tome el Comite Tecnico.

f) De cada una de las sesiones del Comite Tecnico se levantara un acta que firmaran todos los asistentes a la misma, y que contendra los acuerdos adoptados por el Comite Tecnico y las instrucciones precisas al Fiduciario para su cumplimiento.

g) Las decisiones del Comite Tecnico se comunicaran al Fiduciario mediante la entrega de un ejemplar original del acta respectiva por parte de cualquiera de los miembros propietarios o suplentes.

Clausula 16. Defensa del Patrimonio del Fideicomiso; Responsabilidades del Fiduciario. El Fiduciario estara obligado a defender el Patrimonio del Fideicomiso, con la salvedad de que el Fiduciario solo estara obligado a otorgar a las personas o sociedades indicadas por escrito por el Comite Tecnico, los poderes necesarios para tomar cualquier accion necesaria para defender el Patrimonio del Fideicomiso. En caso de ser necesario, el Fiduciario suscribira los endosos en procuracion de los documentos que corresponda y otorgara los demas documentos que resulten necesarios o convenientes para lograr la cobranza de los Derechos al Cobro Cedidos. El Fiduciario no sera responsable por los actos de cualquiera de dichos representantes, ni sera responsable del pago de los honorarios y gastos de los mismos, los cuales seran pagados con cargo al Patrimonio del Fideicomiso. Tampoco sera responsable en cualquier caso en que el Comite Tecnico no emita las instrucciones correspondientes al Fiduciario, con el fin de que este ultimo otorgue los poderes necesarios para tomar cualquier accion necesaria para defender el Patrimonio del Fideicomiso.

 En caso de que el Fiduciario reciba una notificacion o demanda judicial o de cualquier otra naturaleza con respecto de este Fideicomiso, o respecto del Patrimonio del Fideicomiso, el Fiduciario debera entregar dicha notificacion en un plazo no mayor a 2 (dos) Dias Habiles contados a partir del dia en que reciba dicha notificacion, a los miembros del Comite Tecnico y a cada uno de los Fideicomitentes.

El Fiduciario no sera responsable por hechos o actos de terceros, o por actos, hechos u omisiones de los Fideicomitentes, del Administrador Maestro, de cualquier Administrador, de los Tenedores o de terceros que impidan o dificulten el cumplimiento de los fines del Fideicomiso. Cuando el Fiduciario obre ajustandose a las instrucciones expresas por escrito del Comite Tecnico adoptadas de conformidad en el presente Contrato, o sin haber recibido dichas instrucciones siempre y cuando el Fiduciario obre de conformidad con los fines del presente Contrato, quedara libre de responsabilidad.

El Fiduciario debera abstenerse de cumplir las resoluciones que el Comite Tecnico dicte en exceso de las facultades, o en violacion a lo dispuesto en el presente Contrato. Dicha abstencion no causara responsabilidad del Fiduciario.

El Fiduciario respondera hasta donde baste y alcance el Patrimonio del Fideicomiso, sin tener responsabilidad personal alguna en el caso de que este no fuese suficiente para cumplir con las obligaciones que se deriven a cargo del Fideicomiso de conformidad con lo establecido en el mismo.

Cuando para el cumplimiento de los fines del Fideicomiso se requiera la realizacion de actos urgentes, cuya omision pudiera perjudicar el Patrimonio del Fideicomiso y no fuera posible obtener instrucciones del Comite Tecnico, el Fiduciario podra excepcionalmente actuar a su discrecion conforme a las sanas practicas bancarias y a los fines del presente Fideicomiso.

Clausula 17. Indemnizacion al Fiduciario. Los Fideicomitentes, por este conducto expresamente liberan al Fiduciario asi como a sus Delegados Fiduciarios, funcionarios, empleados y apoderados de cualquier responsabilidad relacionada con la celebracion de este Contrato o el estricto cumplimiento de los fines del presente Fideicomiso, salvo que medie dolo o negligencia por parte del Fiduciario, o que este incurra en incumplimientos, y se obligan a indemnizar y sacar en paz y a salvo al Fiduciario, asi como a sus Delegados Fiduciarios, funcionarios, empleados y apoderados, con cargo al Patrimonio del Fideicomiso (con las limitaciones que mas adelante se establecen), de cualquier responsabilidad, dano, gastos y/o costas de cualquier naturaleza, incluyendo los honorarios razonables y documentados de abogados, que se hagan valer contra, resulten de, sean impuestas sobre, o incurridas por, con motivo o como consecuencia de, actos realizados por el Fiduciario en estricto cumplimiento de sus obligaciones y responsabilidades consignadas en este Contrato, en la Ley General de Titulos y Operaciones de Credito y en las Disposiciones de Caracter General Aplicables a las Emisoras de Valores publicadas por la CNBV en el diario oficial de la federacion el dia 19 de marzo de 2003 o el cumplimiento de sus fines, salvo que ello derive del dolo, negligencia, mala fe o incumplimiento del propio Fiduciario.

 El monto de la indemnizacion arriba senalada que podra pagarse con cargo al Patrimonio del Fideicomiso como Gasto de Mantenimiento de la Emision no podra exceder de la cantidad total de $100,000.00 (cien mil Pesos 00/100), en el entendido, sin embargo, de que en caso de que los montos de dicha indemnizacion excedieren dicha cantidad, la diferencia sera pagada conforme al orden de prelacion que se establece en el inciso B de la Clausula 8.

 No obstante lo descrito en los dos parrafos anteriores, y unicamente en el caso de que la indemnizacion del Fiduciario por cualquiera de los motivos descritos en esta clausula no alcance a cubrirse con los recursos que existan en el Patrimonio del Fideicomiso y con cargo al mismo, los Fideicomitentes se obligan en este acto a indemnizar al Fiduciario y pagarle directamente las cantidades que por indemnizacion excedan a los montos que se carguen al Patrimonio del Fideicomiso.

Los Fideicomitentes se obligan a rembolsar al Fiduciario y a sus representantes cualquier gasto o erogacion de cualquier naturaleza (incluyendo honorarios o gastos legales razonables y documentados de los asesores legales que el Fiduciario designe) en que incurran o cualquier dano o perjuicio que sufran en virtud de alguna reclamacion, juicio, procedimiento o demanda entablada en los Estados Unidos Mexicanos o en el extranjero, en contra del Fiduciario en relacion con cualquiera de los actos que estos lleven a cabo en estricto apego a los terminos de este Contrato.

 El Fiduciario no estara obligado a ejercer accion alguna conforme a este Contrato que sea contraria a este Contrato o a las leyes aplicables.

 Clausula 18. Honorarios y Gastos del Fiduciario. Los gastos razonables y documentados y honorarios y cualquier otra cantidad generada a favor del Fiduciario seran a cargo de los Fideicomitentes y en caso de ser posible deberan ser pagados precisamente con cargo al Patrimonio del Fideicomiso y conforme a los terminos del Anexo "S" del presente Fideicomiso.

 Clausula 19. Modificaciones. El presente Contrato de Fideicomiso solo podra ser modificado mediante un instrumento por escrito celebrado por todos los Fideicomitentes y el Fiduciario actuando conforme a las instrucciones del Comite Tecnico. Sera necesaria la previa resolucion de la Mayoria de Tenedores, cuando la modificacion respectiva pueda afectar sus derechos. Asimismo, cualquier modificacion al presente Contrato debera ser notificada con anterioridad a la Agencia Calificadora.

Clausula 20. Obligaciones Fiscales. Cada una de las partes sera responsable por el cumplimiento de las obligaciones fiscales que le correspondan con motivo del presente Fideicomiso de conformidad con la legislacion aplicable en el entendido, sin embargo, de que en el caso del Fiduciario, las obligaciones fiscales que no sean atribuibles al mismo pero que deriven directamente de los actos ejecutados por el Fiduciario conforme al presente Contrato, seran cubiertas con cargo al Patrimonio del Fideicomiso de conformidad con las instrucciones por escrito que le sean giradas por parte del Comite Tecnico.

 El Fiduciario en ningun momento sera responsable del cumplimiento de las obligaciones fiscales de los Fideicomitentes, y, en virtud de que no tiene dentro de sus fines la realizacion de actividades empresariales, no tendra obligacion alguna de retener, calcular o enterar impuesto o contribucion alguna, salvo por lo que se refiere a los que se causen con motivo del cobro de sus honorarios, o aquellos que deban retenerse a los Tenedores de los Valores conforme a la legislacion aplicable, por lo que los Fideicomitentes y los Fideicomisarios deberan cumplir por su cuenta y reconocen como suyas, en la parte que les corresponda conforme a la ley, todas las demas obligaciones fiscales que se deriven del presente Fideicomiso.

Clausula 21. Sustitucion del Fiduciario; Causahabientes y Cesionarios. El Fiduciario unicamente podra renunciar a su cargo en los casos y conforme a lo dispuesto en el articulo 385 de la Ley General de Titulos y Operaciones de Credito. En caso de que el Fiduciario incumpla con sus obligaciones sin causa justificada, el Comite Tecnico podra removerlo siempre y cuando nombre a un fiduciario sustituto. El Comite Tecnico dara aviso por escrito al Fiduciario con 60 (sesenta) dias naturales de anticipacion a la fecha de remocion.

Cualquier Fiduciario sustituto debera ser nombrado mediante sesion del Comite Tecnico, con previa notificacion a la Agencia Calificadora. El Fiduciario sustituto debera ser una institucion mexicana que tenga un departamento fiduciario de reconocido prestigio a nivel nacional.

Ninguna renuncia o remocion del Fiduciario, segun sea el caso, sera efectiva hasta que el nuevo fiduciario acepte el cargo y entre en funciones.

La sustitucion de fiduciario (ya sea por renuncia o remocion) se llevara a cabo mediante la firma de un convenio de sustitucion que sera firmado por el fiduciario sustituto y el fiduciario sustituido. Inmediatamente despues, el fiduciario sustituido debera transferir al fiduciario sustituto la titularidad de los Derechos al Cobro Cedidos y de las Cuentas y Fondos del Fideicomiso y todos los bienes que integren el Patrimonio del Fideicomiso mantenidos por el en su caracter de Fiduciario, y solo entonces sera efectiva la renuncia o remocion del fiduciario sustituido y el fiduciario sustituto tendra todos los derechos, facultades y obligaciones del Fiduciario de acuerdo con el presente Contrato.

 El presente Contrato sera obligatorio para las partes y sus respectivos causahabientes y cesionarios permitidos. Dinavisa, VFC, VAU y VVC no podran ceder sus derechos y obligaciones derivados del presente Contrato sin el previo consentimiento de las demas partes otorgado por escrito, excepto por aquellas transmisiones que resulten como consecuencia de escisiones o fusiones de Dinavisa, VFC, VAU o VVC con cualquiera de sus Afiliadas.

 Clausula 22. Prohibiciones Legales. De conformidad con lo establecido en el inciso b), de la fraccion XIX del Articulo 106 de la Ley de Instituciones de Credito, el Fiduciario declara que explico en forma inequivoca a los Fideicomitentes el valor y consecuencias legales de dicha fraccion, que a la letra dice:

"Articulo 106.- A las instituciones de credito les estara prohibido:

XIX. En la realizacion de las operaciones a que se refiere la fraccion XV del articulo 46 de esta Ley:

 a) Celebrar operaciones con la propia institucion en el cumplimiento de fideicomisos, mandatos o comisiones. El Banco de Mexico podra autorizar, mediante disposiciones de caracter general, la realizacion de determinadas operaciones cuando no impliquen un conflicto de interes;

 b) Responder a los fideicomitentes, mandantes o comitentes, del incumplimiento de los deudores, por los creditos que se otorguen, o de los emisores, por los valores que se adquieran, salvo que sea por su culpa, segun lo dispuesto en la parte final del articulo 391 de la Ley General de Titulos y Operaciones de Credito o garantizar la percepcion de rendimientos por los fondos cuya inversion se les encomiende;

Si al termino del fideicomiso, mandato o comision constituidos para el otorgamiento de creditos, estos no hubiesen sido liquidados por los deudores, la institucion debera transferirlos al fideicomitente o fideicomisario, segun el caso, o al mandante o comitente, absteniendose de cubrir su importe.

En los contratos de fideicomiso, mandato o comision se insertaran en forma notoria los parrafos anteriores de este inciso y una declaracion de la fiduciaria en el sentido de que hizo saber inequivocamente su contenido a las personas de quienes haya recibido bienes para su afectacion fiduciaria."

En terminos de lo previsto en el numeral 5.5 de la circular 1/2005 expedida por el Banco de Mexico, a continuacion se transcribe el numeral 6. de dicha circular:

6. PROHIBICIONES

6.1 En la celebracion de Fideicomisos, las Instituciones Fiduciarias tendran prohibido lo siguiente:

a) Cargar al patrimonio del fideicomiso precios distintos a los pactados al concertar la operacion de que se trate;

b) Garantizar la percepcion de rendimientos o precios por los fondos cuya inversion se les encomiende, y

c) Realizar operaciones en condiciones y terminos contrarios a sus politicas internas y a las sanas practicas financieras.

6.2 Las Instituciones Fiduciarias no podran celebrar operaciones con valores, titulos de credito o cualquier otro instrumento financiero, que no cumpla con las especificaciones que se hayan pactado en el contrato de Fideicomiso correspondiente.

6.3 Las Instituciones Fiduciarias no podran llevar a cabo tipos de Fideicomiso que no esten autorizadas a celebrar de conformidad con las leyes y disposiciones que las regulan.

6.4 En ningun caso las Instituciones Fiduciarias podran cubrir con cargo al patrimonio fideicomitido el pago de cualquier sancion que les sea impuesta a dichas instituciones por alguna autoridad.

[...]

6.6 Las Instituciones Fiduciarias deberan observar lo dispuesto en los articulos 106 fraccion XIX de la Ley de Instituciones de Credito, 103 fraccion IX de la Ley del Mercado de Valores, 62 fraccion VI de la Ley General de Instituciones y Sociedades Mutualistas de Seguros y 80 fraccion VI Bis de la Ley Federal de Instituciones de Fianzas, segun corresponda a cada Institucion."

Clausula 23. Vigencia, Irrevocabilidad y Extincion. Este Contrato entrara en vigor en la fecha de su celebracion. Este Fideicomiso es irrevocable y tendra la duracion que resulte necesaria para cumplir con sus fines, en el entendido de que este Fideicomiso en ningun evento debera exceder la duracion maxima permitida por ley. En particular, este Fideicomiso debera continuar vigente hasta la fecha de pago de todas las cantidades adeudadas conforme a los Valores (ya sea a su vencimiento establecido o de otra manera). Una vez que ocurra la terminacion del presente Fideicomiso por cualquier causa, todos los Derechos al Cobro Cedidos que se encuentren en el Patrimonio del Fideicomiso, deberan inmediata e incondicionalmente ser revertidos a los Fideicomitentes, en los terminos y conforme a la documentacion que razonablemente soliciten los Fideicomitentes. En caso de que sea necesario notificar dicha transmision a los Deudores de los Derechos al Cobro, el Fiduciario llevara a cabo dichas notificaciones a satisfaccion de los Fideicomisarios en Tercer Lugar.

Clausula 24. Notificaciones. Salvo que se establezca de otra manera en este Fideicomiso, todas las notificaciones, requerimientos y otras comunicaciones a cualquier parte del presente, deberan ser por escrito y se estimaran como recibidas si son entregadas personalmente o por servicio de mensajeria con entrega inmediata o mediante telefax o correo electronico siempre que estos vayan seguidos de una copia entregada mediante servicio de mensajeria con entrega inmediata, a las direcciones que cada parte establece como sigue:

A los Fideicomitentes:

Distribuidora Nacional de Vidrio, S.A. de C.V.

Vitro Flotado Cubiertas, S.A. de C.V.

Vitro Automotriz, S.A. de C.V.

Vitro Vidrio y Cristal, S.A. de C.V.

Avenida Ricardo Margain No. 400

Colonia Valle del Campestre

Garza Garcia, Nuevo Leon

66265, Mexico

Tel: (818) 863-12-00

Fax: (818) 863-15-03

Atencion: Ramon Alberto Leal Chapa y/o Francisco Juan Garza Barbosa.

Direccion de correo electronico: fgarzab@vitro.com; rleal@vitro.com.

Al Fiduciario:

Banco Invex, S.A., Institucion de Banca Multiple,

Invex Grupo Financiero, Fiduciario

Blvd. Manuel Avila Camacho No. 40

Torre Esmeralda I Pisos 7, 8 y 9

Col. Lomas de Chapultepec

11000 Mexico, D.F.

Tel.: 5350-2333

Telefax: 5350-2333

Atencion: Hector Avila Flores y/o Luis Turcot Rios

Direccion de correo electronico: havila@invex.com; lturcott@invex.com.mx

Mientras las partes no se notifiquen por escrito un cambio de domicilio, o de la persona a quien deban dirigirse, las diligencias judiciales y extrajudiciales que se hagan en los domicilios indicados, surtiran plenamente sus efectos.

Clausula 25. Jurisdiccion; Legislacion Aplicable. Este Contrato se regira y sera interpretado conforme a las leyes de los Estados Unidos Mexicanos. Las partes se someten irrevocablemente a la jurisdiccion de los tribunales competentes ubicados en el Distrito Federal, con respecto de cualquier accion o procedimiento legal relacionado con o derivado del presente, y renuncian a cualquier otra jurisdiccion que pudiera corresponderles ahora o en el futuro por virtud de su domicilio o por cualquier otra causa.

[El resto de la pagina se dejo en blanco intencionalmente.]

 EN VIRTUD DE LO ANTERIOR, las partes del presente Contrato lo firman en Mexico, Distrito Federal, en la fecha que se indica al inicio del mismo.

DISTRIBUIDORA NACIONAL DE VIDRIO, S.A. DE C.V.

______________________________ Nombre: Ramon Alberto Leal Chapa Cargo: Apoderado	______________________________ Nombre: Francisco Juan Garza Barbosa Cargo: Apoderado

VITRO FLOTADO CUBIERTAS, S.A. DE C.V.

______________________________ Nombre: Ramon Alberto Leal Chapa Cargo: Apoderado	______________________________ Nombre: Francisco Juan Garza Barbosa Cargo: Apoderado

VITRO AUTOMOTRIZ, S.A. DE C.V.
________________________________ Nombre: Ramon Alberto Leal Chapa Cargo: Apoderado	________________________________ Nombre: Francisco Juan Garza Barbosa Cargo: Apoderado

VITRO VIDRIO Y CRISTAL, S.A. DE C.V.
________________________________ Nombre: Ramon Alberto Leal Chapa Cargo: Apoderado	________________________________ Nombre: Francisco Juan Garza Barbosa Cargo: Apoderado

BANCO INVEX, S.A.

INSTITUCION DE BANCA MULTIPLE,

INVEX GRUPO FINANCIERO,

FIDUCIARIO

_______________________________ Por: Ricardo Calderon Arroyo Cargo: Delegado Fiduciario

LISTA DE ANEXOS

ANEXO	CONTENIDO
"A"	Copia de la escritura constitutiva de Dinavisa.
"B"	Copia de la resolucion de consejo y de los poderes de los representantes de Dinavisa.
"C"	Copia de la escritura constitutiva de VFC.
"D"	Copia de la resolucion de consejo y de los poderes de los representantes de VFC.
"E"	Copia de la escritura constitutiva de VAU.
"F"	Copia de la resolucion del consejo y de los poderes de los representantes legales de VAU.
"G"	Copia de la escritura constitutiva de VVC.
"H"	Copia de la resolucion del consejo y de los poderes de los representantes legales de VVC.
"I"	Copia de los poderes del representante del Fiduciario.
"J"	Copia del Contrato de Cesion.
"K"	Cuentas de Cobranza Dinavisa.
"L"	Cuentas de Cobranza VFC.
"M"	Cuentas de Cobranza VAU.
"N"	Cuentas de Cobranza VVC.
"O"	Modelo del Contrato de Administracion.
"P"	Modelos de Contratos Maestros de Servicios.
"Q"	Modelos de Contratos de Servicios.
"R"	Domicilio de la Agencia Calificadora.
"S"	Honorarios y Gastos del Fiduciario.

ANEXO "K"

CUENTAS DE COBRANZA DINAVISA.

A continuacion se listan las cuentas bancarias de las que Distribuidora Nacional de Vidrio, S.A. de C.V. es titular y en las que los Deudores actualmente depositan el pago de los Derechos al Cobro Dinavisa:

Banco	Numero de Cuenta
Banco Nacional de Mexico, S.A.	0870-0029884
Banco Nacional de Mexico, S.A.	256-2467524
Banco Nacional de Mexico, S.A.	0392-1606590
Banco Nacional de Mexico, S.A.	774-9933393
HSBC Mexico, S.A.	4018564526
Comerica Bank	1850747625

ANEXO "L"

CUENTAS DE COBRANZA VFC.

A continuacion se listan las cuentas bancarias de las que Distribuidora de Vitro Flotado Cubiertas, S.A. de C.V. es titular y en las que los Deudores actualmente depositan el pago de los Derechos al Cobro VFC:

Banco	Numero de Cuenta
Banco Nacional de Mexico, S.A.	0392-7601825
Banco Nacional de Mexico, S.A.	0392-7587423
Banco Nacional de Mexico, S.A.	9216198
Comerica Bank	1851271666

ANEXO "M"

CUENTAS DE COBRANZA VAU.

A continuacion se listan las cuentas bancarias de las que Vitro Automotriz, S.A. de C.V. es titular y en las que los Deudores actualmente depositan el pago de los Derechos al Cobro VAU:

Banco	Numero de Cuenta
Banco Nacional de Mexico, S.A.	0392-7587342
Banco Nacional de Mexico, S.A.	0392-7587245
HSBC Mexico, S.A.	4018564468
Comerica Bank	1851098085

ANEXO "N"

CUENTAS DE COBRANZA VVC.

A continuacion se listan las cuentas bancarias de las que Vitro Vidrio y Cristal, S.A. de C.V. es titular y en las que los Deudores actualmente depositan el pago de los Derechos al Cobro VVC:

Banco	Numero de Cuenta
Banco Nacional de Mexico, S.A.	0392-7601973
Banco Nacional de Mexico, S.A.	0392-7587377
Banco Nacional de Mexico, S.A.	9216201
Comerica Bank	1851098127

ANEXO "R"

DOMICILIO DE LA AGENCIA CALIFICADORA.

Standard & Poors

Prolongacion Paseo de la Reforma

No. 1015 Piso 15

Santa Fe, C.P. 01210

Mexico, Distrito Federal

Tel: (55) 50 81 44 00

Fax: (55) 50 81 44 01

Email: maria_tapia@standardandpoors.com

 mauricio_tello@standardandpoors.com

Atencion: Maria Tapia

 Mauricio Tello

ANEXO "S"

HONORARIOS Y GASTOS DEL FIDUCIARIO

Por su intervencion en el presente Fideicomiso, los Fideicomitentes se obligan a pagar al Fiduciario, con cargo al Patrimonio del Fideicomiso, los honorarios que a continuacion se indican de acuerdo a lo establecido en la Clausula 18 de este Fideicomiso:

a) Por aceptacion del cargo de fiduciario: US$10,000.00 (Diez Mil Dolares 00/100) mas IVA, pagaderos en una sola exhibicion a la firma del presente Contrato.

b) Por la administracion anual del Fideicomiso: US$40,000.00 (Cuarenta Mil Dolares 00/100) anuales mas IVA, pagaderos por anualidades anticipadas, en el entendido de que la primera anualidad se pagara a la firma del presente Contrato.

Los honorarios por administracion anual del Fideicomiso estan establecidos asumiendo que la suma principal de los Valores Preferentes sera de US$21,500,000.00 y que la suma principal de los Valores Subordinados sera de US$11,500,000.00. En caso de que se incrementen las sumas principales de los Valores Preferentes y de los Valores Subordinados, el monto de los honorarios por concepto de administracion anual del Fideicomiso sera establecido de comun acuerdo por los Fideicomitentes y el Fiduciario.

c) Por modificaciones al Fideicomiso: US$500.00 (Quinientos Dolares 00/100) mas IVA en cada ocasion. Se entendera por modificaciones, los casos en los cuales se requiera suscribir convenios modificatorios, sin que se incrementen los fines del Fideicomiso originalmente pactados.

d) Por otorgamiento de poderes: US$200.00 (Doscientos Dolares 00/100) mas IVA por cada instrumento que suscriba el Fiduciario.

e) Por instrumento publico o privado en el que intervenga el Fiduciario: US$200.00 (Doscientos Dolares 00/100) mas IVA.

f) Por la celebracion de actos diferentes a los consignados en la presente propuesta: seran fijados por el Fiduciario, atendiendo a las condiciones y terminos de cada caso en particular, estableciendose como cuota minima la cantidad de US$200.00 (Doscientos Dolares 00/100).

En el caso de que no existan cantidades en el Patrimonio del Fideicomiso para cargar los honorarios y/o gastos del Fiduciario, los mismos seran liquidados al Fiduciario directamente por los Fideicomitentes.

Summary of the Transaction
On August 22, 2005 Distribuidora Nacional de Vidrio, S.A. de CV. ("Dinavisa"), Vitro Flotado Cubiertas, S.A. de CV. ("VFC"), Vitro Vidrio y Cristal, S.A. de C.V. ("VVC") and Vitro Automotriz, S.A. de C.V. ("VAU"), all subsidiaries of Vidrio Plano, S.A. de C.V: ("Plano"), closed a six year non-recourse revolving account receivables facility, through which such companies obtained approximately USD$21,500,000.00 Dollars. Such amounts were obtained from the issuance through a trust that was specifically set up for this transaction, of USD$21,500,000.00 Dollars in Senior Notes "Valores Preferentes" that were purchased by Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. "Rabobank International ("Rabobank"). The Senior Notes are payable by the trust from the collection of the receivables originated by such Plano subsidiaries.

Summary of the Trust
On August 3, 2005, Dinavisa, VVC, VFC and VAU, acting as Settlors and Beneficiaries in Third Place, executed the Trust with the Issuing Trustee. The main purpose of the Trust is for the Issuing Trustee to issue Senior Notes and Subordinated Notes according with the written instructions received from the Initial Technical Committee (or in the case of Subordinated Notes according to instructions from the Settlors) with the terms and other conditions of the Issuance, to be placed in a foreign country, and to comply with all the duties and obligations related to the Senior Notes and the Subordinated Notes specified or contemplated by the Trust, the Initial Technical Committee Meeting, the Assignment Agreement, the Senior Notes and the Purchase Agreement, respectively. A brief summary of the most relevant terms included in the Trust is hereby presented. Such summary is not intended to be exhaustive or sufficient, so it is necessary to review the terms and conditions included in the Trust.

7.1 Creation of the Trust and Receivable Rights Assignment.

The Settlors created the Trust as follows: a) by the irrevocable transfer of Ps. $1,000.00 (one thousand Mexican Pesos 00/100) as starting contribution to the Property of the Trust; b) Dinavisa in its capacity of Settlor of the Trust and according to the Assignment Agreement, irrevocably assigned and transferred to the Issuing Trustee (i) the Receivable Rights Dinavisa described on the Initial List, and (ii) the rights, resources and/or values that, as the case may be, result from the execution of such rights, but not the obligations related to them; c) VFC in its capacity of Settlor of the Trust irrevocably assigned and transferred to the Issuing Trustee: (i) the Receivable Rights VFC described on the Initial List, and (ii) the rights, resources and/or values that, as the case may be, result from the execution of such rights, but not the obligations related to them, d) VVC in its capacity of Settlor of the Trust, irrevocably assigned and transferred to the Issuing Trustee: (i) the Receivable Rights VVC described on the Initial List, and (ii) the rights, resources and/or values that, as the case may be, result from the execution of such rights, but not the obligations related to them, and e) VAU in its capacity of Settlor of the Trust and according to the Assignment Agreement, irrevocably assigned and transferred to the Issuing Trustee (i) the Receivable Rights VAU described on the Initial List, and (ii) the rights, resources and/or values that, as the case may be, result from the execution of such rights, but not the obligations related to them

7.2. Parties of the Trust.

Settlors: Dinavisa, VVC, VFC and VAU
Trustee: Banco Invex, S.A., Institucion de Banca Multiple, Division Fiduciaria, Invex Grupo Financiero
Beneficiaries in First Place: Each one of the Senior Note Holders, with regards to their right to receive payment of the principal and interests, and other amounts derived from the Senior Notes, according to the terms and conditions set forth in the Senior Notes Certificate and in the Trust.
Beneficiaries in Second Place: Each one of the Subordinated Note Holders, with regard to their right to receive payment of the principal and interests, and other amounts derived from the Subordinated Notes, according to the terms and conditions set forth in the Subordinated Notes Certificate and in the Trust.
Beneficiaries in Third Place: The Settlors, with regard to their right to, as may correspond according to the Trust, receive the goods and rights transferred to the Trust, and all the amounts and goods that at that moment may be part of the Property of the Trust, in the terms set forth in the Trust, once the principal, the interest and other amounts payable have been paid in full, according to the Senior Notes and the Subordinated Notes.

7.3 Property of the Trust.

The Property of the Trust will be formed by: a) the amounts and Receivable Rights that the Settlors transfer to the Issuing Trustee according to Section 2 of the Trust, and the amounts and Receivable Rights that Settlors may contribute or transfer in the future according to the Assignment Agreement; b) the goods, resources and/or values in cash or in kind derived from the goods and rights mentioned above; c) the resources obtained as a result of the Issuance and placement of the Senior Notes and the Subordinated Notes, according to the Trust; d) the resources obtained as a result of the collection of the Receivable Rights Assigned; e) any other goods or rights that may be part of the accounts or assets of the Trust or the Required Reserves; f) the interest or yield of any kind derived from the investment of the liquid assets of the Property of the Trust; g) other goods or rights received by the Issuing Trustee to comply with the purposes of the Trust or as a consequence thereof, and h) any other goods or rights that for any reason become part of the Property of the Trust, including future contributions thereto made by the Settlors.

7.4 Purpose of the Trust

The main purposes of the Trust are: a) for the Issuing Trustee to execute the Assignment Agreement, so that according to the terms of such agreement and the Trust, the Trustee acquire from the Settlors, as part of the Property of the Trust, the Receivable Rights, and communicates the assignment of the Receivable Rights to the respective debtors; b) for the Issuing Trustee to execute theBond Administration Agreement and the Master Services Agreements with the Master Servicer, in terms substantially similar to the format attached as exhibits in the Trust, and to become a part of the Services Agreements, in terms substantially similar to the format attached as exhibits in the Trust, so that, among other things, according to the terms of such agreements and of the Trust, the Master Servicer, directly or through the Master Servicer or Servicers as the case may be, may render the services of management and collection and receive the resources that are part of the Receivable Rights Assigned, and prepare and deliver the Master Management Reports and all related information that may be required according to such agreements; c) for the Issuing Trustee to supervise all the costs and expenses of the Master Servicer and the Servicers, resulting from the Bond Administration Agreement, the Master Services Agreements and the Services Agreements, and if the case may be, for the Trustee to modify or terminate such agreements according to the instructions received from the Technical Committee; d) for the Issuing Trustee to issue the Senior Notes according to the written instructions received from the Initial Technical Committee, to be placed outside of Mexico, to sign all necessary or convenient documentation related to such Issuance and to comply with all duties and obligations with respect to the Senior Notes, specified or described in the Trust, the Meeting of the Initial Technical Committee or in the Senior Notes Certificate; e) for the Issuing Trustee to issue the Subordinated Notes according to the written instructions received from the Initial Technical Committee or from the Settlors, to be placed outside of Mexico, to sign all necessary or convenient documentation related to such Issuance and to comply with all duties and obligations with respect to the Subordinated Notes, specified or described in the Trust, the Meeting of the Initial Technical Committee or in the Subordinated Notes Certificate; f) for the Issuing Trustee to receive the totality of the resources obtained as a result of the Issuance and sale of the Senior Notes and the Subordinated Notes, and to apply those resources until they last, to the concepts mentioned on Section 8 of the Trust; g) for the Issuing Trustee to open the bank accounts and create the funds provided for in the Trust and to keep them open as long as any part of the principal or any accessory of the Senior Notes or the Subordinated Notes remains unpaid, so that through them, the resources from the Property of the Trust are received and managed, and for the Trustee to make the payments, transfers or deliveries of resources as may correspond, according to Sections 7, 8 and other relevant provisions of the Trust, charging such payments to the Property of the Trust; h) for the Issuing Trustee to keep the Required Reserves in cash or Receivable Rights, according to the provisions of the Assignment Agreement; i) for the Issuing Trustee to receive by electronic money transfer, deposit or any other way, from each one of the Debtor of the Receivable Rights Assigned, or from Dinavisa, VFC, VVC and VAU, or from the Master Servicer or Servicers, as the case may be, the resources derived from the Receivable Rights Assigned as well as any other resources contributed by the Settlors, and to apply such resources according to the provisions of the Trust; j) for the Issuing Trustee to keep and manage the resources from the Receivable Rights Assigned as well as any other resource contributed by the Settlors, and to apply such resources according to the provisions of the Trust; k) for the Issuing Trustee to pay to the Senior Note Holders, based on the priority list set forth in the Trust, from the resources derived from the Receivable Rights Assigned and from any other income or asset of the Property of the Trust, and until they last, except from the amounts deposited on the Guaranty Account, the accrued interest from the Senior Notes, their nominal value, the premium if the case may be, and other payable amounts according to the terms and conditions of the preferred notes which correspond to the Issuance of the Senior Notes; l) for the Issuing Trustee to pay to the Subordinated Holders, based on the priority list set forth in the Trust, from the resources derived from the Receivable Rights Assigned and from any other income or asset of the Property of the Trust, and until they last, including the amounts deposited on the Guaranty Account, the accrued interest from the Subordinated Notes, their nominal value, the premium if the case may be, and other payable according to the terms and conditions of the Subordinated Notes, with the understanding that, except for the amounts deposited on the Guaranty Account which always will be available to pay the Subordinated Notes, the Issuing Trustee shall only use the Property of the Trust to pay Subordinated Notes after setting aside the necessary amounts to the pay the Senior Notes, and with the understanding also that the Issuing Trustee may be allowed to withdraw from the amounts deposited on the Guaranty Account and grant them to the Settlors, after receiving specific written instructions from the Master Servicer; m) for the Issuing Trustee to execute the investment agreements necessary or convenient to make the Permitted Investments according to the provisions of Section 9 of the Trust; n) for the Issuing Trustee to appear, when necessary or convenient, to the execution of any agreement or document executed by the Settlors and the Subordinated Note Holders which may be necessary or convenient to the Issuance and Sale of the Subordinated Notes; o) for the Issuing Trustee to (i) exchange into Pesos, the whole or part of the amounts received in dollars as a result of the Issuance of the Senior Notes and the Subordinated Notes, or as a result of the collection of any of the Receivable Rights Assigned, as appropriate, on the dates that this may result necessary or convenient; (ii) exchange into dollars the amounts in Pesos of the Property of the Trust as long as is necessary to cover the amounts owed in Dollars for the maintenance expenses of the Issuance outside of Mexico, and the amounts owed to the Senior and Subordinated Notes Holders, complying at all times with the priority order set forth in the Trust, and (iii) execute currency exchange protection agreements or any other similar agreements that may be necessary or convenient according to the instructions received from the Technical Committee; q) for the Issuing Trustee to prepare and deliver to the CNBV (if required), the Technical Committee, the Settlors, the Rating Agencies, the Senior Note Holders, and to the Subordinated Note Holders, the Reports of the Issuing Trustee and any other information and reports related to the Trust, with the frequency and under the terms and conditions set forth in the Trust and the applicable law, and r) for the Issuing Trustee, once all the principal and interest, as well as other payable amounts according to the Senior Notes, the Subordinated Notes, and the Trust, are paid in full, to liquidate the Trust and pay the Settlors in their capacity of Beneficiaries in Third Place, based on the applicable proportions according to the written instructions received from the Technical Committee, any remaining amounts that may be part of the Property of the Trust, and return to them the Receivable Rights Assigned, and any other goods, rights or assets that may be part of the Property of the Trust at that moment, and therefore terminate the Trust.

7.5 Funds and Accounts.

According to the provisions of the Trust, the Issuing Trustee opened and shall keep during the life of the Trust the bank accounts, and established and shall keep the funds described below, and any other account or fund that may be necessary or convenient to comply with the purposes of the Trust, including but not limited to, the Required Reserves that the Issuing Trustee must keep (in cash or in Receivable Rights) according to the terms of the Assignment Agreement. Unless expressly provided to the contrary in the Trust, the Issuing Trustee shall not (i) make payments, transfers or deliveries of resources for those concepts to which their corresponding accounts do not have the necessary balance to cover, nor shall (ii) use the balance of a particular account or fund to make payments, transfers or deliveries of resources that shall be covered by charging a different account or fund.

A. Income Account. The Issuing Trustee shall keep a bank account (the "Income Account") into which all the amounts in cash resulting from the Receivable Rights Assigned shall be deposited, whether such amounts are deposited by the Debtors of such Receivable Rights, or transferred by the Issuing Trustee from other bank accounts as mentioned hereinafter, or by the Settlors in any other case, and any other income in cash received by the Issuing Trustee for any other concept. In case it is necessary for the Issuing Trustee to open additional bank accounts, in Pesos or Dollars, in other banking institutions (even though they may not be Authorized Banking Institutions), with the purpose of collecting the Receivable Rights, the Issuing Trustee shall open them. The Issuing Trustee shall immediately withdraw any amounts deposited in such accounts and transfer them to the Income Account. Any and all amounts deposited in such other accounts shall be considered for all effects related to the Trust and the Transaction Documents, as if they were deposited into the Income Account.

B. Issuance Maintenance Fund. The Issuing Trustee shall set aside from the amounts deposited into the Result of the Issuance Accounts and into the Income Account (and if the case may be, the other accounts mentioned under Section A above) the amounts necessary to reach the required sum to create and preserve a fund (the "Issuance Maintenance Fund") into which the sum necessary to pay the Maintenance Expenses for the Issuance, corresponding to the following calendar month, shall be kept, according to the written instructions of the Permanent Technical Committee, and shall use such amounts precisely to the payment of the Maintenance Expenses of the Issuance. If it is necessary to make Maintenance Expenses payments of the Issuance in Dollars, the Issuing Trustee may exchange into Dollars the corresponding amounts according with the provisions of Section 7 of the Trust.

C. Reserve Fund. The Issuing Trustee shall set aside from the amounts deposited in the Result of the Issuance Accounts, or in the Income Account (and from the accounts mentioned on Section A above, as appropriate) the amounts necessary to reach the required sum to create and preserve a fund (the "Reserve Fund") into which they shall be deposited, the amounts necessary to make the tax payments that, according to the applicable law, the Issuing Trustee shall withhold and file from the amounts payable to the Holders, as appropriate, as well as the payments of the principal and interests, corresponding to the Holders of the Notes on the next Payment Date. From the Issuance Date and thereafter within the 3 (three) Business Days following each Payment Date, the Master Servicer will determine the amount that shall be kept in the Reserve Fund to cover the tax payments that, according to applicable law, the Issuing Trustee shall withhold and file from the amounts to be paid to the Holders, as appropriate, the payments of ordinary and delinquent interests due and not paid in previous Payments Dates, and the interests and principal that would have to be made on the next Payment Date. According to the provisions of theBond Administration Agreement, the Master Servicer shall determine the amounts that will be required to make such payments, according to the Notes, and shall notify the Common Representative not later than 3 (three) Business Days after the issuance and placement of the Senior Notes regarding the first Interest Period and then 3 (three) days after each Payment Date. The amounts on the Reserve Fund shall be used first to pay the amounts to the Senior Notes. Once the payments of the Senior Notes have been made, the balance of the Reserve Fund shall be used to pay the amounts to the Subordinated Notes according to the provisions of Section 8 of the Trust. In case that, immediately after making the aforementioned payments in each Payment Date there were remaining resources in the Reserve Fund, the Issuing Trustee shall transfer the balance to the General Fund.

D. General Fund. All the amounts deposited into the Income Account (and in the other accounts mentioned in Subsection A above) after setting aside the necessary amounts to maintain the required balances in the Issuance Maintenance Fund and the Reserve Fund, shall become a part of the General Fund, and unless they have to be used for other concepts as provided in Section 8 of the Trust, they will be used by the Issuance Trustee during the Revolving Period to acquire and pay Receivable Rights on the dates and for the percentages determined according to the Assignment Agreement, as long as the Collateralization and the Required Reserves are complied with, according to the Assignment Agreement. At the end of the Revolving Period, the amounts that were part of the General Fund shall be used, first to the payment of the Senior Notes, then to the payment of the Subordinated Notes, and finally, any remaining amount shall be returned to the Settlors at the termination of the Trust. In case that in any Cut-off Date the Servicer determines the need for additional contributions to the Property of the Trust with the purpose of keeping the required collateralization according to the Assignment Agreement, the Settlors may deposit the additional corresponding amounts in the Income Account. The amounts in cash deposited therein shall be credited to the General Fund.

E. Guaranty Account. The Issuing Trustee will open a bank account (the "Guaranty Account") into which the applicable amounts according to the provisions of Section 8, Subsection B of the Trust, shall be deposited, and shall serve as a guaranty to cover any missing amount from the amounts that shall be paid to the Subordinated Note Holders, with the understanding that the Issuing Trustee may use such amounts, only and exclusively, to make payments of the Subordinated Notes as applicable, or to make withdrawals and transfers to the General Fund when instructed in writing by the Master Servicer, acting as provided for by the Meeting of the Initial Technical Committee, the Subordinated Notes and any other document executed with the Subordinated Note Holders.

F. Currency Exchange. When necessary to exchange amounts from Pesos to Dollars or vice versa, from the accounts and funds of the Trust, the Issuing Trustee shall obtain exchange quotations from at least two exchange institutions or from any other authorized financial institutions, selected at its discretion, unless the Technical Committee expressly states the institutions from which those quotations shall be requested. The Issuing Trustee shall complete such transactions with the institution that provides the must favorable exchange rate to the Property of the Trust on the following terms: (i) in case Pesos are exchanged into Dollars, the exchange rate that results in the larger amount of Dollars to the Property of the Tmst, and (ii) in case Dollars are exchanged into Pesos, the exchange rate that results in the larger amount of Pesos to the Property of the Trust.

G. Statements of Account. Within the first 10 (ten) Business Days of any calendar month, the Issuing Trustee shall deliver to the Settlors and to the Common Representative, a statement of account describing at detail, all movements related to the last immediate month, with respect to each of the funds and accounts of the Trust, with the understanding that with respect to bank accounts opened in a bank different to the bank to which the Issuing Trustee belongs, the Issuing Trustee shall only be obligated to deliver the statements of account, prepared by the bank in which such accounts were opened, no later that the next Business Day after receiving them.

7.6. Payment Priority Order.

As part of the purposes of the Trust, the Issuing Trustee shall make the payments mentioned below, following the priority order set forth herein:

A. Resources resulting from the Issuance of the Notes.

1. Resources resulting from the Issuance of the Senior Notes.

The amounts and resources obtained as a result of the Issuance and Placement of the Senior Notes shall be applied on the following order: (i) In first place, to the payment of the Issuance Expenses; (ii) In Second place, to the creation of the Issuance Maintenance Fund, with the necessary amounts to cover the Maintenance Expenses of the Issuance for the first month following the Senior Notes Issuance Date according to the provisions of Section 7, Subsection A of the Trust; (iii) In third place, to pay the Settlors for the initial Assignment of the Eligible Rights, as the Issuing Trustee receives the copies of the assignment notices delivered to the Clients according to the provisions of Section 2 of the Trust and the Assignment Agreement, and all remaining amounts, if any, to the General Fund.

2. Resources resulting from the Issuance of the Subordinated Notes after the Senior Notes Issuance Date.

In the event that the issuance of the Subordinated Notes take place after the Senior Notes Issuance Date, the amounts and resources obtained as a result of the Issuance and Placement of the Subordinated Notes shall be applied on the following order: (i) In first place, to the payment of the Issuance Expenses; (ii) In Second place, to the creation of the Issuance Maintenance Fund, with the necessary amounts to cover the Maintenance Expenses of the Issuance for the next month, in the event that such amounts were not previously applied to such fund; (iii) In third place, all the remaining amounts to the General Fund.

B. Resources resulting from the Receivable Rights Assigned. The amounts and resources that result from the Receivable Rights Assigned and any other amount that for any concept is deposited into the Income Account (or into the other accounts mentioned on Section 7, Subsection A of the Trust), shall be applied according to the following priority order:

1. The amounts that each month become part of the Issuance Maintenance Fund, shall be applied on each Set-off Date to the payment of the Maintenance Expenses of the Issuance, with the understanding that in case the amounts of the Issuance Maintenance Fund on this date were not enough to cover the payment of the Maintenance Expenses of the Issuance, the Issuing Trustee will take the necessary remaining amounts from the General Fund, and also with the understanding that, in case a Cause of Default or an Anticipated Amortization Event takes place, the Issuing Trustee will not pay the Rating Agencies fees in this priority order but according to the provisions of paragraph 6 of this Subsection B, Section 8 of the Trust;

2. The amounts that become part of the Reserve Fund shall be applied in first place to the payment of any tax pursuant to the applicable law that the Issuance Trustee shall pay or withhold in connection with the payable amounts of the Senior Notes, and after that to pay accrued and not paid penalty interests with respect to the Senior Notes, in each corresponding Payment Date, with the understanding that in case that in any Payment Date the amounts of the Reserve Fund were not enough to make such payment, the Issuing Trustee will take from the General Fund all necessary remaining amounts;

3. The amounts that become part of the Reserve Fund shall be applied in second place to the payment of the accrued and not paid ordinary interest with respect to the Senior Notes, in each corresponding Payment Date, with the understanding that in case that in any Payment Date the amounts of the Reserve Fund were not enough to make such payment, the Issuance Trustee will take from the General Fund all necessary remaining amounts;

4. As long as the Senior Notes are not in default with the payment of all principal and interests owed amounts, and as long as after making the corresponding payment the required collateralization is maintained according to the Assignment Agreement, the amounts of the Reserve Fund shall be applied in third place to the payment on each corresponding Payment Date of any tax that according to the applicable law the issuing Trustee shall withhold and file with respect to the amounts paid to the Subordinated Note Holders, and after that, to the payment of penalty and ordinary accrued and not paid interests with respect to the Subordinated Notes, with the understanding that if after making the corresponding payments, the required collateralization according to the Assigned Agreement would not be maintained, the Issuing Trustee will not be allowed to make such payments. In case that the amounts of the Reserve Fund were not enough to pay completely the taxes and interests that correspond to the Subordinated Notes, the Issuing Trustee shall take from the General Fund all necessary remaining amounts. In case that the amounts of the General Fund were not enough, the Issuing Trustee shall take the amounts deposited into the Guaranty Account to pay the corresponding amounts to the Subordinated Holders, according to the provisions of the Subordinated Notes;

5. The amounts that become part of the Reserve Fund shall be applied in fourth place to the payment of the Senior Notes principal on the Last Day of Amortization, or in any other previous date indicated by the Master Servicer after the Prepayment Expected Date (or in any other applicable date in case a Cause of Default or an Anticipated Amortization Event takes place), with the understanding that in case that in any of those dates the amounts of the Reserve Fund were not enough to make such payment, the Issuing Trustee shall take from the General Fund all necessary amounts, and also with the understanding that at the end of the Revolving Period for any cause all the amounts that were part of the Reserve Fund and the General Fund, shall be used to the payment of the principal and interests of the Senior Notes (with the exception of the amounts that exceed the collateralization which could also be used for the interests payment of the Subordinated Holders, according to the provisions of paragraph 4 above);

6. In case a Cause of Default or an Anticipated Amortization Event takes place once the Senior Notes have been completely amortized, the amounts of the Reserve Fund shall be applied in fifth place to the payment of the Rating Agencies fees that were still pending, and such payments shall be made precisely on the dates the Notes complete amortization takes place, with the understanding that in case the amounts of the Reserve Fund were not enough to make such payments, the Issuing Trustee shall take from the General Fund all necessary remaining amounts;

7. Once the Senior Notes have been completely amortized, the amounts of the Reserve Fund shall be applied in sixth place to the payment of the Subordinated Notes principal. In case that in any Subordinated Notes Payment Date the amounts of the Reserve Fund were not enough to completely pay the Subordinated Notes principal, the Issuing Trustee shall take from the General Fund all necessary remaining amounts. In case that the amounts of the General Fund were not enough, the Issuing Trustee shall use the amounts deposited on the Guaranty Account to pay the amounts that correspond to the Subordinated Note Holders according to the provisions of the Subordinated Notes;

8. Once all the previous payments have been made, the amounts of the General Fund shall be applied to the payment of the payable amounts for concept of compensation to the Issuing Trustee according to the provisions of Section 17 of the Trust, in case such compensations were not completely covered according to the provisions of paragraph 1 of this Subsection B and Section 17, and only for the difference described on such Section 17;

9. In case a default from the guarantor of the Subordinated Notes takes place, which according to the determinations of the Initial Technical Committee Meeting and other documents related to the Issuance and offering of the Subordinated Notes, shall result in setting aside amounts from the Guaranty Account, and the Issuance Trustee shall receive written instructions to the effect, by the Master Servicer with copy to the Subordinated Note Holders, the Settlors, and the Rating Agencies, and as long as the Senior Notes are not in default in the payment of all principal and interests owed amounts, the Issuance Trustee shall set aside from the General Fund the amounts indicated in writing by the Master Servicer and deposit them in the Guaranty Account until the balance of such account reaches the amounts indicated by the Master Servicer pursuant to the instructions of the Initial Technical Committee, or in its case, in the instructions for the Issuance of Subordinated Notes and other documents related to the issuance and placement of such Notes. Once the total balance of the Guaranty Account reaches such amount, the Trustee shall stop any deposits in that account. The Master Servicer shall give the above mentioned instructions to the Trustee once he has verified the existence of a default, which according to the provisions of the documents related to the Issuance and offering of the Subordinated Notes, shall result in setting aside amounts in the Guaranty Account, with the understanding that the Master Servicer shall make that verification on his behalf or on behalf of the Subordinated Note Holders majority when a written request is presented. Once the event that caused the deposit of amounts in the Guaranty Account ceases to exist, and in the other cases provided for in the documents executed with the Subordinated Note Holders, the Trustee would be able to withdraw from the amounts deposited into the Guaranty Account and transfer them to the General Fund, according to the specific written instructions by the majority of Subordinated Holders with copy to the Master Servicer;

10. Unless they shall be used for the payment of other concepts according to the provisions of Section 8 of the Trust, all amounts that become part of the General Fund shall be used during the Revolving Period to acquire and pay Receivable Rights according to the provisions of Section 7, Subsection D of the Trust.

During the Revolving Period, while the Senior Notes are current in the payment of the principal and interest due amounts, and after such payment the collateralization amount required by the Assignment Agreement is maintained, in case that an specified event takes place pursuant to the Initial Technical Committee Meeting or to the Instructions for the Issuance of the Subordinated Notes, as the case may be, and in the other documents relates to the Issuance and Placement of the Subordinated Notes, and the Issuing Trustee receive written instructions from the Master Servicer , the Issuing Trusted shall deliver to the registered Subordinated Note Holders in lieu of the Settlors, the payable amounts on each Business Day as consideration of the Receivable assigned, until the amortization of the Subordinated Notes. In case of termination of the Revolving Period for any cause, all the amounts that were part of the General Fund shall be applied to the payment of the above mentioned concepts, in the priority order set forth herein.

11. After expiration of the Revolving Period, once the Subordinated Notes have been completely amortized, and as long as there is not any Maintenance Expenses of the Issuance pending balance, all the remaining amounts shall be delivered to the Beneficiaries in Third Place, in the proportion corresponding to their contributions, according to the provisions of the Trust and the Assignment Agreement.

7.5. Obligations of the Trust Settlors.

The obligations of the Trust Settlors are the following: a) To comply in any relevant matter with the applicable law and with the payment of tax obligations, including those related to the payment of VAT with respect to the Receivable Rights Assigned, and the delivery of evidence and documents that prove such payments, and with any other obligation set forth on the Trust for them; b) To notify the assignment of the Receivable Rights Assigned to the corresponding Debtors pursuant to Section 2 and Section 6 subsection 2 of the Trust, and to request from such Debtors to make the corresponding payments, thereafter, to the Income Account or to any other account opened by the Trustee, according to the provisions of Section 7, Subsection A; c) b) To take any other additional required action to execute the Assignment to the Trust of the Receivable Rights, and if necessary, to start any reasonable required legal action to defend such assignment, and to cooperate with the Issuing Trustee, the Master Servicer and the Servicer to sue the Receivable Rights Assigned Debtors, in case of default of their payment obligations, according to the provisions of the Master Services Agreements and the Services Agreements; d) to act as depositary of the Trust with respect to the income received from the Receivable Rights Assigned, and to immediately deposit such income into the Income Account (in any case no later than the third Business Day following the date on which they were received; e) Deliver to the Issuance Trustee, the Senior Note Holders, and the Subordinated Holders, before April 30 of each year, a copy of their corresponding audited financial statements for the previous accounting year; f) Deliver to the Issuing Trustee all reasonable information that he may request within a reasonable period of time considering the nature of the requested information.

7.6. Initial Technical Committee and Permanent Technical Committee of the Trust.
According to the provisions of Article 80, third paragraph of the Financial Institutions Act, the Trust created an Initial Technical Committee and a Permanent Technical Committee.

a) The Initial Technical Committee.
The Initial Technical Committee shall be formed by 2 (two) proprietary members and their corresponding substitutes, appointed jointly by the Settlors. The proprietary members are Mr. Ramon Alberto Leal Chapa and Mr. Francisco Juan Garza Barbosa, and their substitutes are Mr. Fabrice Jesus Serfati Magana and Mr. Genaro Contreras Salazar.

The authority and rights of the Initial Technical Committee only included (i) the authorization and written instruction to the Issuing Trustee by the corresponding resolution, to carry on with the issuance of the Notes under the Trust, and with other related actions of such Issuance; (ii) defining the terms and conditions of the Issuance of the Notes, not included already in the Trust Agreement or in the related Transaction Documents, including but not limited to, the principal amount, the interest rate, and other related terms, conditions and characteristics of the Issuance, and (iii) instructing the Issuance Trustee to execute the other Transaction Documents. The Initial Technical Committee shall cease to operate on the date in which (i) the Issuance of the Senior Notes takes place under the Trust, and (ii) the Permanent Technical Committee is established according to the provisions of the Trust.

b) The Permanent Technical Committee.
Precisely on the date in which the Issuance of the Senior Notes takes place, the appointment of the members of the Technical Committee shall be modified. The Initial Technical Committee shall cease to exist and will be substituted by the Permanent Technical Committee which shall be appointed according to the provisions of the Trust.

The Permanent Technical Committee shall be formed by 3 (three) members and their corresponding substitutes. The members of the Technical Committee shall be appointed according to the following: (a) The Settlors will have the right to jointly appoint 1 (one) proprietary member of the Permanent Technical Committee and his corresponding substitute; (b) The Senior Note Holders will have the right to appoint 2 (two) proprietary members of the Permanent Technical Committee and their corresponding substitutes; (c) the proprietary and substitutes members of the Permanent Technical Committee will have the same rights and authority; (d) The appointment of the proprietary and substitute members of the Permanent Technical Committee will take place by written notice to the Issuing Trustee who shall keep a registry of the members of the Permanent Technical Committee; (e) The president of the Permanent Technical Committee will be appointed by the majority of its members and will not have a tiebreaking vote, and (I) the position of the Permanent Technical Committee members will be honorary so they will not receive any compensation for their services. The authority and rights of the Permanent Technical Committee shall be the following: (a) supervise the duly application of the amounts that become part of the Property of the Trust; (b) notify in writing to the Issuance Trustee, the resignation and appointment of the person or persons that become part of the Permanent Technical Committee; (c) review, analyze and approve the monthly statements delivered by the Issuance Trustee; (d) instruct the Issuance Trustee with regard to all the actions that shall be taken by him to comply with the purposes of the Trust, but only in those cases not expressly provided for in the Trust; (e) In case of Default by the Master Servicer or if the Master Services Agreements are terminated for any reason, (i) appoint a new Master Servicer; (ii) negotiate the terms and conditions for the execution of the corresponding Bond Administration Agreement or Master Services Agreements; (iii) instruct the Issuance Trustee to execute the new Bond Administration Agreement or Master Services Agreements, as appropriate, with the Meeting of Preferred Holders approval, within 20 (twenty) Business Days following the date the Issuance Trustee requested the corresponding instructions; (f) In case of Default by the Servicer , or in case the Services Agreements are terminated for any cause, (i) appoint a new Servicer or Sub-Manager, as appropriate, to render the management and collection services with respect to the Receivable Rights Assigned, (ii) negotiate the terms and conditions for the execution of the corresponding Services Agreements and Services Sub-Agreements; (iii) instruct the Issuing Trustee to execute the new Services Agreements or Services Sub-Agreements. Such authority may be used by the Common Representative after the Senior Note Holders Meeting approval, in case the Technical Committee fails to instruct the Issuing Trustee the execution of the Services Agreements with the Substitute Servicer, as appropriate, within 20 (twenty) Business Days following the date the Issuance Trustee requested the corresponding instructions; (g) supervise and procure that the Issuance Trustee complies with its disclosing information obligations according to the provisions of the Trust; (h) instruct the Issuance Trustee to modify the Trust according to its provisions; (i) substitute the Issuance Trustee according to the provisions of the Trust; (j) the remaining actions that may correspond to the Permanent Technical Committee, according to the Trust and other agreements of the transaction, with the understanding that in those cases in which the Permanent Technical Committee approval is required without setting a deadline for such approval, the Permanent Technical Committee shall render its corresponding resolution within 60 (sixty) calendar days following the date such matter was filed for approval.

8. Summary of the Assignment Agreement.

On Past August 3, 2005, simultaneously to the execution of the Trust, Dinavisa, VFC, VAU and VVC, in their capacity of assignors, executed the Receivable Rights Assignment Agreement with the Issuing Trustee of the Trust, in its capacity of Assignee.

A brief summary of the main relevant provisions of the Assignment Agreement is presented below. Such summary does not pretend to be exhaustive or sufficient, hence it is necessary to attend to the terms and conditions contained in the respective Assignment Agreement.

8.1 Receivable Rights Assignment.

A. Assignment. In accordance with articles 389, 390, 391 and other relevant articles of the Commerce Code, and with articles 2029, 2032, 2033, 2046 and other relevant articles of the Civil Code for the Federal District and the corresponding Civil Codes for the rest of the states of the Mexican Republic, and in accordance with the provisions of the Trust, the Assignors assigned in favor of the Assignee, and the Assignee accepted the assignment of all Receivable Rights in existence or to be created starting from August 22, 2005, derived from the Purchase Orders, over goods or services which were delivered by each of the Clients of the Assignors, except for its affiliates, within the national territory. Pursuant to the execution of the Assignment Agreement the Assignors delivered to the Assignee a list of the Clients which Receivable Rights were being assigned and referred to in the Assignment Agreement itself (without prejudice that in the future it will be possible to assign Receivable Rights of new Clients that, if that is the case, are included on Daily Lists and receive notice of the assignment in accordance with the provisions of the Assignment Agreement). The assignment of such Receivable Rights includes everything which corresponds to them legally or de facto, without any limitation whatsoever, including Guarantees, Collections, as well as any interest and accessories generated, if any, or to be generated with respect to such Receivable Rights, as from the agreed date, provided however that the assignment does not include the Assignor's obligations related to such Receivable Rights. The Assignee ratified its acceptance of such assignments for the purposes and effects set forth in the Assignment Agreement. The Receivable Rights of each of such Clients will be individually identified on the Daily Lists, in accordance with what is provided for in Section 3, Subsection B of the Assignment Agreement.

B. Identification of the Receivable Rights Assigned. The Assignors assigned in favor of the Assignee, and the Assignee accepted the assignment of the Receivable Rights which are to be identified on the Daily Lists in accordance with the provisions of the Assignment Agreement, including everything which corresponds to them legally or de facto, without any limitation whatsoever, including Guarantees, Collections, as well as any interests and accessories generated, if any, or to be generated with respect to such Receivable Rights. Pursuant to the execution of the Assignment Agreement, the Assignee ratified its acceptance of such assignments for the purposes and effects set forth in the Assignment Agreement. In addition, in accordance with the provisions of the Assignment Agreement, the Assignee will not acquire Receivable Rights which derive from Purchase Orders of Affiliates of the Assignors.

C. Conditions Precedent. The obligation of the Assignee consisting of acquiring the Receivable Rights each Business Day pursuant with the Assignment Agreement, is subject to the compliance of the following conditions precedent in the Business Day when the transfer of the respective Receivable Rights is to occur, unless the Assignee renounces to comply with them: a) that if the Revolving Period would not have finished; and c) the representations and guarantees of the Assignors pursuant to the Representations section of the Assignment Agreement are correct in all material respects. The Assignee will acquire Receivable Rights during the Revolving Period up to the maximum amounts permitted for those effects pursuant to the Trust Agreement.

D. Existence and Legitimacy of the Receivable Rights. Pursuant to the provisions of article 391 and other relevant articles of the Commercial Code and articles 2042 an other relevant articles of the Civil Code for the Federal District and the corresponding ones of the Federal Civil Code and the Civil Codes for the states of the Mexican Republic, the Assignors guaranteed to the Assignee the existence and legitimacy of the Assigned Receivable Rights, but not the solvency of the Debtors, hence the Assignee will not have rights, actions or claims of any kind against the Assignors with respect to the solvency of the Debtors of the Assigned Receivable Rights.

E. Eligibility Requirements. The Assignee will rely on the information provided by the Master Servicer, in the terms provided for in theBond Administration Agreement, and the Master Services Agreement, if applicable, with respect to the amounts and percentages of the Receivable Rights Assigned which constitute Eligible Rights.

F. Assignment Execution.

I. Daily Lists. Each Business Day during the life of the Assignment Agreement, the Assignors may deliver to the Assignee through the Master Servicer a list of the Receivable Rights transferred to the Assignee in such date, where the respective Consideration and the information set forth in the Assignment Agreement will be specified. The Daily Lists will be elaborated by the Master Servicer, in its capacity as agent of the Assignors in accordance with the provisions of the Master Services Agreements. The Assignors, since the date of execution of the Assignment Agreement acknowledged and ratified the assignment of all and each one of the Receivable Rights included in any of such Daily Lists. The Daily Lists may be delivered through electronic means. The data messages so transferred will be valid and binding for the parties of the Assignment Agreement, in accordance with the provisions of article 93 and other relevant articles of the Commerce Code and any other applicable legal provisions.

2. Legends. All of the documents where the Receivable Rights are contained, including without limitation invoices and any other non-negotiable instruments, shall contain a legend in the following terms:

"This document and all Receivable Rights covered by it have been assigned to the irrevocable Trust, for the issuance, administration and payment number 486 created on August 3, 2005, in Banco Invex, S.A., lnstitucion de Banca Multiple, Fiduciary Division, Invex Grupo Financiero".

Those documents containing an Assigned Receivable Right which constitute negotiable instruments shall have the following endorsement:

"Endorsed in favor of Banco Invex, S.A., lnstitucion de Banca Multiple, Fiduciary Division, Invex Grupo Financiero, in its capacity of trustee of the irrevocable Trust, for the issuance, administration and payment number 486 created on August 3, 2005, in such institution".

In case of substitution of the Issuing Trustee pursuant to the provisions of the Trust Agreement, such legends shall be modified as applicable.

3. Other documents. In addition, the Assignors committed themselves to execute any additional documents or instruments as reasonably required by the Assignee which are needed for the perfection of the assignment of the Receivable Rights Assigned and the Guarantees, if such is the case.

G. Assignment Notice. The Assignee will have the right to notify the respective Debtors the assignment of Assigned Receivable Rights in accordance with the provisions of articles 389 of the General Law for Negotiable Instruments and Credit Transactions, 390 of the Commerce Code, 2036 and other relevant articles of the Civil Code for the Federal District and the corresponding provisions of the Federal Civil Code and the Civil Codes for the states of the Mexican Republic. Without prejudice of the above mentioned, the Assignors committed and obliged themselves at the execution of the Assignment Agreement, to notify immediately after the execution of the agreement before the notary public of its choice, or before two witnesses, as corresponding pursuant to applicable law, to the Debtors of the Receivable Rights Assigned, the assignment of such Receivable Rights in favor of the Assignee, and to inform them the specifics of the Income Account or any other bank account of the Assignee created for those purposes pursuant to the provisions of Section 7 Subsection A of the Trust Agreement and to require them to, as from such date, make all payments in connection with the Assigned Receivable Rights precisely to such Income Account or to any other bank account mentioned above. Such notices shall as well make reference to the assignment of Receivable Rights to be carried out in the future against such Debtors.

Additionally, the Assignors committed and obliged themselves to notify in writing, immediately after each subsequent assignment of Receivable Rights, before the notary public of its choice or before two witnesses, as corresponding pursuant to applicable law, to each and every one of the Debtors of the Receivable Rights Assigned, not previously notified, about the assignment of such Receivable Rights and the specifics of the Income Account or any other bank account of the Assignee created for those purposes pursuant to the provisions of Section 7 Subsection A of the Trust Agreement and to require them to, from such date, make all payments in connection with the Receivable Rights Assigned precisely to such Income Account or in any other bank account mentioned above. Such notices shall as well make reference to the assignment of Receivable Rights in the future exist against such Debtors.

The Assignors committed themselves to deliver to the Master Servicer, which will act as agent of the Assignee, within the 10 (ten) days following to the date when such notifications take place, the documents, records, deeds or policies where each notification is contained. The above mentioned notifications shall be made in terms substantially similar to those of the formats attached to the Assignment Agreement for those purposes.

If the Assignors obtain in writing from the Debtors of the Receivable Rights Assigned the acknowledgement and acceptance of the Assignment, it will not be necessary to make the notification with the above mentioned formalities.

In case that, notwithstanding the above, the Debtors of the Receivable Rights Assigned continue to make the payment in the Collection Accounts or in any other account of the Assignors, or by any other means, to the Assignors and not to the Assignee, the Assignors will be considered as depositaries of the Assignee regarding the amounts so received, and shall withdraw such amounts and any of the proceeds generated from the Collection Accounts or from any other account of the Assignor, if applicable, and immediately deposit them in the Income Account, and in any event no later than the second Business Day following the date when they receive them.

H. Revolving Period Termination. Following the end of a Revolving Period, the Assignee must stop acquiring Receivable Rights from the Assignors, and will deliver to each one of the Debtors who where notified of the assignment in terms of the provisions of Section 3 Subsection G of the Assignment Agreement, the wamings or notices which may be required or convenient, pursuant to the instructions given for such purposes by the Assignors in connection with the new Receivable Rights to be generated in the future.

8.2 Eligibility Requirements.

A. Master Servicer's Statement. In accordance with the provisions of the Administration Agreement, the Master Servicer will determine which Receivable Rights comply with the Eligibility Requirements set forth in Section 2 Subsection B of the Assignment Agreement.

B. Eligibility Requirements. In accordance with the Assignment Agreement, in order for any Receivable Right to be considered as an Eligible Right, such Receivable Right must comply with the following eligibility requirements: a) that it is not a Cancelled Receivable Right or an Expired Receivable Right; b) that such Receivable Rights were generated in the normal course of business of the Assignors, respectively; c) that is not a credit for sale of products to the Affiliates of any of the Assignors, respectively; d) that the corresponding Debtor is not a government or governmental entity; e) that they are valid payment obligations enforceable against the corresponding Debtor; f) that the corresponding Debtor has received from the respective Assignor a written notice of the Assignment and instructions in order to make the payments into the Income Account of the Trust; g) that the original payment term does not exceed from 120 (one hundred and twenty) natural days since the date in which it was generated, and that such Receivable expires and become enforceable prior to the Amortization Date h) that the rights of the Assignors over their respective Receivable Rights are free from any lien, and that in the date when is being transferred according to the Assignment Agreement, the corresponding Debtor has no set-off right or any claim whatsoever, except for any agreed discount or claim for non-compliance of agreed guarantees pursuant to the Purchase Order, provided however that: (i) if the respective claim, demand, set off, or legal action only affects a portion of the remaining balance of the respective Receivable Right, then it will be considered that the non-affected portion of such Receivable Right complies with the eligibility requirement pursuant to the Assignment Agreement, and (ii) the Receivable Rights against a Debtor which in turn has accounts for collection against the corresponding Assignor, will comply with the eligibility requirements pursuant to the Assignment Agreement, if and only if the Debtor signs an agreement in reasonable terms acceptable to the Assignor pursuant to which such Debtor waives its right to demand a set off of the amounts that any of the Assignors owes him against the amounts owed pursuant to the Receivable Rights; (i) that such Receivable Right is in force and constitutes a valid obligation of the corresponding Debtor, which is enforceable against such Debtor, in accordance with its terms and conditions; (j) that the Receivable Right and the Purchase Order from which it is derived do not breach any legal applicable provision whatsoever; (k) that such Receivable Right is generated in accordance to the applicable requirements pursuant to the Collections and Credit Policies; (l) that any of the Assignors has complied with its main obligations in accordance to the respective Purchase Order; (m) that there is no material breach in the agreed representations of the corresponding Purchase Order; (n) that the consent of the respective Debtor is not required in order to assign the Receivable Right pursuant to the Assignment Agreement; (o) that the Assignors are the legitimate holders of such Receivable Right and that when assigning it to the Assignee, the latter acquires all the rights over it free from of any liens and claims except for the provisions of paragraph (g), (p) that such Receivable Right complies with the other requirements as agreed by the parties pursuant to the Assignment Agreement.

8.3 Consideration.

A. Origins of the Initial Consideration. Initially, the amounts for the payment of the Eligible Rights Assigned will derive from the Issuance and offering of the Notes in accordance with the provisions of the Trust.

B. Determination of the Consideration for the Subsequent Assignments. Subject to the provisions of the following Subsection D, and to the rest of the applicable provisions of the Assignment Agreement, the Consideration for the Receivable Rights assigned by the Assignors to the Assignee pursuant to the Assignment Agreement, will be the value that each one of such Receivable Rights has, pursuant to the corresponding invoices and other related documentation, and (ii) with the reductions that correspond for any Dilution, due to discounts or other reductions agreed, as applicable, pursuant to the provisions contained in the documentation of such Receivable Rights.

C. Payment Date of the Initial Assignment Consideration. The Assignee will pay the corresponding amounts pursuant to Section 4 Subsection B of the Assignment Agreement, starting in the Senior Notes Issuance Date, as the copies of the notices delivered to the Clients (or the evidence of the acknowledgement of the Assignment by them) are being delivered to the Assignee pursuant to the provisions of Subsection G (Notification of the Assignment) of Section 8.1 above. Any remaining portion will be covered pursuant to the provisions of the following Subsection D or, if applicable, at the moment of the termination of the Trust through the delivery of the remaining amounts in the Property of the Trust pursuant to the provisions of the Trust Agreement.

D. Payment for Subsequent Assignments. The Collateralization will be determined by the Assignee through the Master Servicer in each Assignor's Payment Date pursuant to paragraph 1 subsection A of Section 5. The Consideration of Receivable Rights Assigned will be paid by the Assignee to any of the Assignors, as it may correspond during the Business Day in which the respective Assignment takes place, if and only if the notice to the Clients was made when necessary, pursuant to the provisions of Subsection F (Assignments Perfection) of Section 3, provided however, that the Assignee will only pay such Consideration and if after conducting payment, compliance continues to be made with a Collateralization equal or superior to 1 (one). For purposes of determining the amounts that shall be delivered to the Assignors in each Assignor's Payment Date, the following rules will apply: a) in case that after giving effect to the total payment of the Consideration, the required the Collateralization is maintained, the Assignee will carry such payment in total to the Assignors, as it corresponds; and b) in case it is not possible to make the total payment of the Consideration without breaching the Collateralization required, the Assignee will make a partial payment of the Consideration up to the possible amount, if applicable, and will pay the rest of the Consideration as soon as it is possible without breaching the Collateralization required, unless the Assignors proceed according to the provisions of the following Subsection E, in which case when receiving the cash or the additional Eligible Rights, as the case may be, the Assignee will increase the partial payment or will make payment in full, as it may correspond, no later than the Business Day following to the date in which the Assignees carry out any of the actions mentioned in such Subsection E, if applicable (any remaining portion will be covered upon termination of the Trust by delivering the remaining amounts in the Property of the Trust in accordance to the provisions of the Trust).

E. Reestablishment of the Collateralization. In case that in any of the Cut-off Dates the required Capacity is not complied with, the Assignee will notify it to the Assignors who in such case may assign additional Eligible Rights to the Assignee or make additional cash contributions to the Property of the Trust, so that it allows that after effecting the corresponding payment, the required Collateralization continues to be maintained in accordance with the Assignment Agreement.

F. Payment Currency, Other Payment Terms and Conditions. Unless the Assignors request otherwise, the amounts that the Assignees owe to the Assignors pursuant to the Assignment Agreement shall be payable in Dollars or Pesos, considering the composition of the General Fund in each Payment Date to the Assignors. To such effects, the Assignee shall inform the Assignors, directly or through the Master Servicer, the amounts cash flow in Dollars and in Pesos available in such date for the acquisition of Receivables and the payments due in such date shall be done in such currencies in the same proportion as the General Fund. In order to determine the amount of the consideration corresponding to each Receivable the Official Exchange Rate in each Payment Date shall be used.

All the amounts that the Assignee owes to the Assignors pursuant to the Assignment Agreement will be paid in immediate available funds, without any withholding or deduction whatsoever by depositing the owed amount in the account that the Assignors indicate in writing for those purposes.

8.4. Determination in the Monthly Report Date; Set-Off.

A. Determinations in the Monthly Report Dates. In accordance with the Assignment Agreement, in each Monthly Report Date during the life of the Assignment Agreement the following will be made:

I. Collateralization Level. The Assignee, through the Master Servicer will determine the Collateralization in each Assignor's Payment Date based on the Daily Reports which the Master Servicer will deliver pursuant to the Administration Agreement. In case that in any Assignor's Payment Date the Collateralization is less than the required pursuant to Section 4 Subsection D above, the Assignee, through the Master Servicer, will immediately notify it in writing to the Assignors, who may reestablish it as from such notice in accordance with the provisions of Subsection E of said section. In the case referred to in the previous paragraph, the Assignee, through the Master Servicer, will determine if the Collateralization Level will be increased during the following 10 (ten) Business Days and if at the end of such period those increases, measured in Pesos, represent a sufficient amount in order to cover the Interests Partial Cost, it will notify it in writing to the Assignors with a copy to the Common Representative at the end of each subsequent 10 (ten) Business Days period until the Collateralization reaches the required levels pursuant to Section 8.3 Subsection D above. In all calculations that have to be made pursuant to this Agreement, the Master Servicer will consider the VAT within the amounts of the Assigned Receivable Rights.

2. Assumed Collections. The Assignee, through the Master Servicer will determine during the respective Set Off Period if: a) the Remaining Balance of any Receivable Right has been reduced or cancelled as a consequence of the respective goods or services being defective, or if cash discounts have been applied, or if any other adjustment has been made by the corresponding Debtor, or as a result of any governmental action, or b) the Remaining Balance of any Receivable Right has been reduced or cancelled as a consequence of any set off as a result of any claim of the corresponding Debtor, or c) the Remaining Balance of any Receivable Right has been reduced or cancelled as a consequence of the Assignors' obligation to, as it may correspond, paying any reimbursements or reductions, or d) the Remaining Balance of any Receivable Right resulted being less than the amount considered to calculate the Total Net Balance (except by the fact of having received Collections, or that such Receivable Right has turned into an Expired Receivable Right), or e) any of the representations by the Assignors in the Representations section of the Services Agreement resulted being false in any material aspect in connection with any Receivable Right in the date when such Receivable Right was transferred to the Assignee.

In any of those events, it will be considered that any of the Assignors, as it may correspond, received a payment of such Receivable Rights (the "Assumed Collections") (i) in case of paragraphs (a) to (c) above, for up to the amount of the reduction or cancellation, (ii) in case of paragraph (d) above, for up to the difference between the real Remaining Balance and the amount considered for the calculation of the Total Net Balance, and (iii) in case of paragraph (e) above, for up to the Remaining Balance of such Receivable Right. In any of such cases, any of the Assignors, as it may correspond, shall reimburse to the Assignee the amount of such Assumed Collection or assign to the Assignee additional Eligible Rights for a value equal to such Assumed Collection no later than the following 10 (ten) Business Days after the date in which the Assignors received from the Assignee (directly or through the Master Servicer) a notice in writing for such purposes. In case that the respective Assignor does carry out the above, the Assignee may set-off such Assumed Collections against the payable Considerations to the respective Assignor for the assignment of Eligible Rights in the following Calculation Periods.

B. Set-Off Dates. In each Set-Off Date during the validity of this Agreement, the Assignor, based on the Reports made by the Master Servicer, will carry out the payment of the Consideration to the Servicer and the rest of the Maintenance Expenses of the Issuance that are payable in such date in accordance with the provisions that for such purposes are established in the Administration Agreement and in the Trust Agreement.

C. Changes to Customer Concentration Limit. In case that the Master Servicer and the Rating Agencies determine any modification to the Customer Concentration Limit, the Assignor must present such information to the Assignees (directly or through the Master Servicer) with the largest anticipation possible to the date in which such modification shall produce its effects. The Master Servicer shall include the information relative to the Master Servicer Reports delivered in the following month to the date in which the modification was performed.

There is a general 5% customer concentration limit. However, the Assignment Agreement allowed higher limits for specific custo9mers, as follows:

Client Concentration Limit
General Motors Corporation 7%
LOF de Mexico, S.A: de C.V: 7%
Autostock Distribution Bumaby 7%

The above mentioned percentages may vary during the validity of the Assignment Agreement. In addition, during the validity of the Assignment Agreement, it will be possible to add other specific Clients which Receivable Rights may have Concentration Limits by Client higher than 5%.

8.5. Anticipated Termination.

A. Anticipated Termination Events. In accordance with the provisions of the Assignment Agreement, any of the following events will constitute an Anticipated Termination Event:

1. Lack of Payment. Any Non-Compliance Event which causes a Note Anticipated Payment, as per the terms and conditions set forth for those purposes in the initial Technical Committee Session;

2. Non-Compliance to the Assignment. In case that the Assignors breach their obligation to execute and deliver the required documentation, as per the terms and conditions set forth in the Assignment Agreement;

3. Non-Compliance to the Acquisition. In case that the Assignee breaches its obligation to acquire Receivable Rights, as per the terms and conditions set forth in the Assignment Agreement;

4. Misrepresentation . In case of the Assignor's representations and guarantees contained in the Assigned Agreement, or of any other information provided by any of the Assignors is false, incorrect or incomplete in any material respect;

5. Non-Compliance to the Collateralization. In case that during any consecutive 10 (ten) Business Days period during the life of the Assignment Agreement, the required Collateralization level (Aforo) is not complied in accordance with Section 4 Subsection D above, and if at the end of such period the Collateralization level is not increased in a manner sufficient to at least cover the corresponding Partial Interests Cost in accordance with the provisions of paragraph I, Section 5 Subsection A of the Assignment Agreement, whether such increases are made automatically or through an assignment of additional Eligible Rights or through the contributions of additional cash amounts to the Property of the Trust.

6. Bankruptcy. In case a procedure is started with the purposes of declaring any of the Assignors, as it may correspond, in bankruptcy or concurso mercantil, without regard of such procedure being started by any of them or by any third party, provided however, that the starting of the procedure with the purposes of declaring any of the Assignors in bankruptcy or concurso mercantil without their consent, will not constitute an Anticipated Termination Event unless such procedure is not dismissed in the following 120 (one hundred and twenty) days;

7. Seizures. If any of the assets of the Assignors having a total value in the aggregate equal or superior to U$25,000,000 (Twenty Five Million Dollars) is totally or partially seized by the judicial or administrative authority, or by any authority of any other kind, in order to secure the payment of debts for an amount equal or superior to the one mentioned above, and if the execution of such seizure has an adverse and material effect in the rights of the Preferred Holders, unless such a seizure, at the Assignor's discretion, is irrelevant if it may be objected in good faith by any of the Assignors and such objection has a good chance of success through the adequate procedures;

8. Taxes. If the Assignors, as the case may be, stop paying any material tax debt of their companies, or any contributions to the Instituto Mexicano del Seguro Social, to the Instituto para el Fomento Nacional de la Vivienda para los Trabajadores or to the Sistema de Ahorro para el Retiro, and if such non-compliance has a material adverse effect for the Assignors, as it may correspond, except for those cases when such payment is being objected in good faith by the Assignors through the adequate procedures and subject to the previous implementation of the corresponding reserves;

9. Labor Conflicts. If the workers of any of the Assignor's enterprises initiate a legitimate strike which prevents the normal course of the operations of any of the Assignors, and such strike lasts for over 45 days, and if at the Rating Agencies discretion it has a material adverse effect in the rights of the Senior Note Holders;

10. Services Agreements andBond Administration Agreement. In case that any of the Master Services Agreements, the Services Agreement, or the Management Services are terminated and there is no execution of new ones with a Substitute Master Servicer or Substitute Servicer, as the case may be, within the periods set forth in those agreements.

11. Average Default Rate. If at any Monthly Report Date the Master Servicer reports that the Rate for the Average Default Rate of the last Calculation period is higher than 4% (four percent); or

12. Three Month Average Dilution Ratio. If at any Monthly Report Date the Master Servicer reports that the Three Month Average Dilution Ratio of the last 3 (three) Calculation periods is higher than 10% (ten percent).

13. Anticipated Payment Events. In case of the occurrence of any Anticipated Payment Event.

B. Anticipated Termination Consequences. In case of the occurrence of an Anticipated Termination Event, the Assignor or the Assignees, as the case may be, may terminate the Assignment Agreement by a simple written notice given to the other parties. In the understanding, however, that the Assignment Agreement shall be automatically terminated, without the need of prior written notice, in case of any of the events referred to in paragraphs 1, 5, 10, 11 and 12 of subsection A of Section 8 of the Assignment Agreement.